As filed with the Securities and Exchange Commission on July 1, 2005

Registration No. 333-                    .

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

BOULDER SPECIALTY BRANDS, INC.

(Exact name of registrant as specified in its charter)

Delaware	6770	20-2949397
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

6106 Sunrise Ranch Drive

Longmont, Colorado 80503

(303) 682-1982

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Stephen B. Hughes, Chairman and Chief Executive Officer

Boulder Specialty Brands, Inc.

6106 Sunrise Ranch Drive

Longmont, Colorado 80503

(303) 682-1982

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert W. Walter, Esq. Robert W. Walter, P.C. 9660 East Prentice Circle Greenwood Village, Colorado 80111 (303) 667-7193 Fax: (720) 221-8162	Douglas S. Ellenoff, Esq. Jody R. Samuels, Esq. Ellenoff Grossman & Schole LLP 370 Lexington Avenue, 19th Floor New York City, New York 10017 (212) 370-1300 Fax: (212) 370-7889

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☒

CALCULATION OF REGISTRATION FEE

Title of each Class of Security being Registered	Amount being Registered	Proposed Maximum Offering Price Per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one share of Common Stock, $.0001 par value, and one Warrant (2)	19,550,000 Units	$8.00	$156,400,000	$18,409
Common Stock included in the Units (2)	19,550,000 Shares	—	—	—	(3)
Warrants included in Units (2)	19,550,000 Warrants	—	—	—	(3)
Common Stock underlying the Warrants included in the Units (4)	19,550,000 Shares	$6.00	$117,300,000	$13,806
Representative’s Unit Purchase Option (“UPO”)	1	$100	$100	—	(3)
Units underlying the Representative’s UPO (“Representative’s Units”) (4)	850,000 Units	$10.00	$8,500,000	$1,001
Common Stock included in the Representative’s Units (4)	850,000 Shares	—	—	—	(3)
Warrants included in the Representative’s Units (4)	850,000 Warrants	—	—	—	(3)
Common Stock underlying the Warrants included in the Representative’s Units (4)	850,000 Shares	$7.50	$6,375,000	$750
Total			$288,575,100	$33,966

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	Includes 2,550,000 Units, as well as 2,550,000 shares of Common Stock and 2,550,000 Warrants underlying such Units, which may be issued on exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.
(3)	No fee pursuant to Rule 457(g).
(4)	Pursuant to Rule 416, there are also being registered such indeterminable additional securities as may be issued as a result of the anti-dilution provisions contained in the Warrants.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Preliminary Prospectus	Subject to Completion, July 1, 2005

$136,000,000

Boulder Specialty Brands, Inc.

17,000,000 Units

This is our initial public offering of units, each consisting of one share of common stock and one warrant. We are offering 17,000,000 units. We expect that the public offering price will be $8.00 per unit. Each warrant entitles the holder to purchase one share of our common stock at a price of $6.00 commencing on the later of our completion of a business combination or one year from the date of this prospectus. The warrants will expire four years from the date of this prospectus, unless earlier redeemed. Currently, no public market exists for our units, common stock or warrants. We intend to apply to have our units listed on the American Stock Exchange under the symbol BSB.U on or promptly after the date of this prospectus. Once the common stock and warrants comprising the units begin separate trading, we expect these securities to be listed on the American Stock Exchange under the symbols BSB and BSB.WS, respectively, although we cannot assure you that our securities will be or will continue to be listed on the American Stock Exchange.

We are a recently formed blank check company organized to acquire one or more operating businesses in the food or beverage industries through a merger, stock exchange, asset acquisition or similar business combination. Our efforts in identifying a prospective target business will not be limited to a particular industry, although we intend to focus on food and beverage businesses. Except as otherwise specifically described in this prospectus, we do not have any specific merger, stock exchange, asset acquisition or similar business combination under consideration or contemplation and we have not, nor has anyone on our behalf, contacted any potential target business or had any substantive discussions, formal or otherwise, with respect to such a transaction. Members of our management have advised a number of their contacts that a pool of capital is being raised for acquisitions and that we intend to seek an acquisition after the consummation of this offering. Such contacts have not introduced us to any potential target businesses.

The underwriters may also purchase up to an additional 2,550,000 units from us, less the underwriting discounts and commissions, within 45 days from the date of this prospectus to cover over-allotments, if any.

Investing in our securities involves a high degree of risk. See “ Risk Factors” beginning on page 10 for a discussion of information that should be considered in connection with investing in our securities.

Neither the Securities and Exchange Commission nor any state securities regulators have approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit	Total
Public offering price	$8.00	$136,000,000
Underwriting discounts and commissions	$.48	$8,160,000
Proceeds, before expenses, to us	$7.52	$127,840,000

We have agreed to sell to Roth Capital Partners, LLC, the representative of the underwriters, as additional compensation, an option to purchase up to an aggregate of 850,000 units at an exercise price equal to 125% of the public offering price per unit. The units issuable on exercise of the representative’s unit purchase option are identical to those offered by this prospectus except that the warrants included in the units have an exercise price of 125% of the exercise price of warrants included in the units being sold in this offering. The representative’s unit purchase option is exercisable during the period beginning one year after the date of this prospectus and ending on the fifth anniversary of the date of this prospectus. The purchase option and its underlying securities have been registered by the registration statement of which this prospectus forms a part. We have also agreed to pay the representative a non-accountable expense allowance of 2.0% of the gross proceeds of this offering and an advisory fee at the closing of a business combination equal to 1.0% of the total consideration paid in the business combination.

The underwriters are offering the shares on a firm commitment basis. The underwriters expect to deliver the shares to purchasers on or about                 , 2005. Of the net proceeds we receive from this offering, $122,400,000, or $7.20 per unit, will be deposited into a trust account at JPMorgan Chase NY Bank for Continental Stock Transfer & Trust Company acting as trustee.

Roth Capital Partners

The date of this prospectus is                 , 2005

        You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

i

PROSPECTUS SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus. As this is a summary, it does not contain all of the information that you should consider in making an investment decision. You should read this entire prospectus carefully, including the information under “Risk Factors” and our financial statements and the related notes included elsewhere in this prospectus, before investing. References in this prospectus to “we,” “us” or “ our company” refer to Boulder Specialty Brands, Inc.

We are a blank check company organized under the laws of the State of Delaware on May 31, 2005. We were formed to acquire a currently unidentified operating business or several operating businesses through a merger, stock exchange, asset acquisition or similar business combination, which we refer to throughout this prospectus as a business combination. To date, our efforts have been limited to organizational activities. Our strategy is to acquire one or more small to medium-sized businesses in the food and beverage industries that are located in the United States, which we refer to in this prospectus as a “target business” or as “target businesses.” We may also explore attractive opportunities within the food and beverage industries in international markets.

We believe that the food and beverage industries are attractive areas in which to seek one or more business combinations, as well as to operate and grow a business. Although our business combination strategy is not limited to one sector within the food and beverage industries, we believe there are certain sectors in the U.S. that currently present a favorable environment both for completing one or more business combinations and operating the target business or businesses. These sectors encompass companies that manufacture, develop, market or distribute branded or private label:

•	regionally distributed food and beverage products;

•	specialty and ethnic foods and beverages;

•	natural and organic foods and beverages; and

•	fresh, frozen, ready-to-eat and shelf-stable packaged foods.

We expect to focus our evaluations on target businesses that may offer one or more of the following characteristics:

•	opportunities for product line extensions and new product introductions;

•	rebranding and/or product repositioning opportunities;

•	diversification opportunities among customers and distribution channels;

•	sales and distribution systems that can be leveraged to realize economies of scale and/or to capitalize on market expansion opportunities; and

•	market development opportunities through add-on acquisitions.

We believe that target businesses possessing these characteristics may provide us with opportunities to drive organic sales growth, penetrate complementary markets, introduce new products and broaden sources of revenues. In seeking to capitalize on these opportunities, we will rely primarily on the over 90 years’ collective experience of our executive officers and directors in various sectors of the food and beverage industries.

While we may seek to effect business combinations with more than one target business, our initial business combination must be with a target business that has, or target businesses that collectively have, a fair market value equal to at least 80% of our net assets at the time of such business combination. Consequently, it is likely that we will be able to complete initially only a single business combination with one target business or a simultaneous business combination with several target businesses that meet this criterion.

Except as described below, we do not have any specific business combination under consideration and we have not, nor has anyone on our behalf, contacted any potential target business or had any substantive discussions, formal or otherwise, with respect to such a transaction. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate, to conduct any research or take any measures, directly or indirectly, to locate or contact a target business. As a result of their backgrounds in the food and beverage industries, two members of our management team, Messrs. Stephen B. Hughes and James E. Lewis, previously researched and discussed with three companies in the food and beverage industries the possibility of acquiring one or more of such businesses in conjunction with a private placement financing through a newly formed company or a corporation in which Mr. Lewis is the controlling stockholder, Centennial Specialty Foods Corporation, or Centennial. These discussions were preliminary in nature and, while potential purchase prices and terms were discussed with two acquisition candidates and Messrs. Hughes and Lewis prepared and delivered two preliminary, non-binding summary term sheets to these acquisition candidates, there were no:

•	oral agreements to acquire or be acquired of any nature made or agreed upon between Messrs. Hughes and Lewis, or either of them, on the one hand, and the acquisition candidates, on the other hand;

•	letters of intent prepared or tendered to the other party by Messrs. Hughes and Lewis or the acquisition candidates;

•	preliminary or definitive agreements reached or agreed upon, either orally or in writing, and none of these acquisitions was probable or is probable at the date hereof. All research performed, and discussions held, regarding such potential acquisitions occurred prior to our formation and were immediately terminated once Messrs. Hughes and Lewis determined that the optimal method of proceeding with one or more business combinations in the food or beverage industry could involve the use of a blank-check entity such as our company. We have voluntarily disclosed to the SEC the identities of the three companies that were contacted by Messrs. Hughes and Lewis, all information prepared or reviewed by Messrs. Hughes and Lewis concerning these three companies, and all research conducted by Messrs. Hughes and Lewis about potential acquisitions in the food and beverage industries.

Our management team is aware of the restrictions that apply to the identification, negotiations and agreements with prospective target businesses and the disclosure required when there is an agreement pertaining to an acquisition or an acquisition is probable. Other than the prior exploratory discussions described above and management having advised a number of its contacts that a pool of capital is being raised to pursue a business combination after the completion of this offering, neither we nor any of our agents or affiliates have conducted any research or taken any measures, directly or indirectly, to locate or contact a target business.

Following completion of this offering and until we consummate a business combination, if ever, our officers and directors will not receive any compensation other than reimbursement for out-of-pocket expenses incurred by them on our behalf. Included in such reimbursement will be the repayment of $200,000 in advances made by Messrs. Hughes and Lewis to us in June 2005 to pay offering-related expenses, including professional fees, filing fees and transfer agent fees. We have also agreed to pay Hughes Consulting, Inc. and Jeltex Holdings, LLC, affiliates of Messrs. Hughes and Lewis, an aggregate of $10,000 per month for office space and general and administrative services to be provided to us following this offering.

If our officers remain with us after a business combination, we may enter into employment agreements with such officers on terms negotiated and approved by the compensation committee of the board of directors, which will then be comprised solely of non-employee directors. The terms of any such employment agreements will be comparable to those extended to executives performing equivalent duties at similarly-sized companies in the food or beverage industry. Likewise, if our directors remain on the board after a business combination is completed, we anticipate that such directors will then receive compensation comparable to directors at other similarly-situated companies in the food or beverage industry.

Unless otherwise noted, throughout this prospectus the terms (i) “business combination” means an acquisition, through a merger, stock exchange, asset acquisition or similar business combination, of one or more operating businesses in the food or beverage industries, (ii) “initial stockholders” refers to holders of our common stock before completion of this offering, and (iii) “public stockholders” refers to purchasers in this offering and any of our initial stockholders that purchase our securities in or after this offering, provided that the status of our initial stockholders as “public stockholders” shall relate solely to those securities purchased in or after this offering.

Our executive offices are located at 6106 Sunrise Ranch Drive, Longmont, Colorado 80503, and our telephone number is (303) 682-1982.

The Offering

In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of the members of our management team, but also the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended. You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section below entitled “Risk Factors” beginning on page 10 of this prospectus.

Securities offered:	17,000,000 units, each unit consisting of: • one share of common stock; and • one warrant.

Trading commencement and separation of common stock and warrants:

The units will begin trading on or promptly after the date of this prospectus. The common stock and warrants may begin separate trading on the 90th day after the date of this prospectus, unless Roth Capital Partners, LLC determines that an earlier date is acceptable, subject to our having filed the Form 8-K described below. If Roth

Capital Partners permits separate trading of the common stock and warrants prior to the 90th day after the date of this prospectus, we will issue a press release and file a Form 8-K with the SEC announcing when such separate trading will begin. If the over-allotment option is exercised, Roth Capital Partners expects to permit separate trading of the common stock and warrants as soon as reasonably practicable after we file a Form 8-K with the SEC that reports the closing of the sale of the units issuable on exercise of the over-allotment option.

Separate trading of the common stock and warrants is prohibited until:

In no event will the common stock and warrants be traded separately until we have filed a Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering, including proceeds from exercise of the over-allotment option if such option has then been exercised. We will file this Form 8-K upon the consummation of this offering, which is anticipated to take place three business days from the date of this prospectus. If the over-allotment option is exercised following the initial filing of such Form 8-K, a second or amended Form 8-K will be filed to provide updated financial information to reflect the exercise of the over-allotment option.

Common stock:
Number outstanding before this offering	4,250,000 shares
Number to be outstanding after this offering	21,250,000 shares

Warrants:
Outstanding before this offering	0 warrants
To be outstanding after this offering	17,000,000 warrants
Exercisability	Each warrant is exercisable to purchase one share of common stock.
Exercise price	$6.00
Exercise period

The warrants will become exercisable on the later of:

the completion of a business combination with one or more target businesses, or

[             ], 2006 [one year from the date of this prospectus].

The warrants will expire at 5:00 p.m., Los Angeles time, on [            ], 2009 [four years from the date of this prospectus] or earlier upon redemption.

Redemption

We may redeem the outstanding warrants, including any warrants issued to the representative if it exercises its purchase option, with the prior consent of Roth Capital Partners:

in whole and not in part,

at a price of $.01 per warrant at any time after the warrants become exercisable,

upon a minimum of 30 days’ prior written notice of redemption, and if, and only if, the last sale price of our common stock equals or exceeds $11.50 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption.

Because we may redeem the warrants only with the prior consent of Roth Capital and it may hold warrants subject to redemption, it may have a conflict of interest in determining whether to consent to such redemption. We cannot assure you that Roth Capital will consent to such redemption if it is not in its best interest even though it may be in our best interest.

Reasons for redemption limitations

We have established the above conditions to our exercise of redemption rights to provide (i) warrant holders with adequate notice of exercise only after the then-prevailing common stock price is substantially above the warrant exercise price, and (ii) a sufficient differential between the then-prevailing common stock price and the warrant exercise price so there is a buffer to absorb the market reaction, if any, to our redemption of the warrants. If the foregoing conditions are satisfied and we issue a notice of redemption, each warrant holder can exercise his or her warrant prior to the scheduled redemption date. There can be no assurance that the price of the common stock will exceed the $11.50 redemption price or the warrant exercise price after the redemption notice is issued, if ever.

Founding directors and/or designees warrant purchases

Our founding directors, who are Stephen B. Hughes and James E. Lewis, and/or their designees, have each agreed to purchase up to an aggregate of 500,000 of our warrants, or a combined total of 1,000,000 warrants, in the open market, at a price per warrant not to exceed $1.20, during the 40 trading days commencing after the warrants become separately tradeable. These warrants will not be sold by Messrs. Hughes and Lewis or their designees until we complete a business combination, and will be non-redeemable so long as these persons hold such warrants.

Proposed American Stock Exchange symbols for our:

Units	BSB.U

Common stock	BSB

Warrants	BSB.WS

Offering proceeds to be held in trust account and amounts payable prior to trust account distribution or liquidation

$122.4 million of the proceeds of this offering ($7.20 per unit) will be placed in a trust account at JPMorgan Chase NY Bank maintained by Continental Stock Transfer & Trust Company, pursuant to an agreement to be signed on the date of this prospectus. Such proceeds will not be released until the earlier of completion of a business combination or our liquidation. Unless and until a business combination is consummated, proceeds held in the trust account will not be available for our use for any purpose, including the payment of expenses related to (i) this offering, and (ii) investigation, selection and negotiation of an agreement with one or more target businesses. These expenses may be paid prior to a business combination only from the net proceeds of this offering not held in the trust account (initially, approximately $2.2 million after the payment of expenses relating to this offering). There will be no fees, reimbursements or cash payments made to our officers, directors or initial stockholders other than:

•      Repayment of a $200,000 loan that is non-interest bearing made to us by Messrs. Stephen B. Hughes and James E. Lewis, two of our directors, to cover offering expenses;

•      A combined payment of an aggregate of $10,000 per month to Hughes Consulting, Inc. and Jeltex Holdings, LLC, affiliates of Messrs. Hughes and Lewis, for office space, secretarial and administrative services; and

•      Reimbursement for any expenses incident to this offering and identifying, investigating and consummating a business combination with one or more target businesses.

Please see “Use of Proceeds” for additional information concerning the allocation of proceeds of this offering.

Warrant proceeds paid to us:	The warrants may not be exercised until after (i) we complete a business combination, and (ii) the trust account balance has been disbursed. Therefore, the warrant exercise price will be paid directly to us and not placed in the trust account.

Stockholders must approve business combination:

We will seek stockholder approval before effecting any business combination, even if the business combination would not ordinarily require stockholder approval under applicable state law. In connection with the stockholder vote required to approve any business combination, all of our initial stockholders have agreed to vote the shares of common stock owned by them prior to this offering in the same manner as a majority of the public stockholders who vote at the special or annual meeting called for the purpose of approving a business combination. Our initial stockholders have also agreed that if they acquire shares of common stock in or following this offering, they will vote all such acquired shares in favor of a business combination. As a result, any initial stockholders who acquire shares in or after this offering cannot exercise the conversion rights for those shares if a business combination is approved by a majority of our public stockholders.

Conditions to consummating a business combination:

We will not enter into any business combination with any affiliates of our initial stockholders, officers or directors.

We will consummate a business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights described below. It is important to note that voting against a business combination alone will not result in conversion of a stockholder’s shares into a pro rata share of the trust account, which only occurs when the stockholder exercises the conversion rights described below.

Conversion rights for stockholders voting to reject a business combination:

Public stockholders voting against a business combination will be entitled to convert their shares of common stock into a pro rata share of the trust account, including interest earned on their pro rata portion of the trust account, if a business combination is approved and completed. Public stockholders who convert their common stock into a pro rata share of the trust account will continue to have the right to exercise any warrants they own. Because the initial per share conversion price of $7.20 per share (together with interest) is less than the $8.00 per unit price in this offering and may be lower than the market price of the common stock on the date of conversion, there may be a disincentive on the part of public stockholders to exercise their conversion rights.

Liquidation if no business combination:

We will dissolve and promptly distribute only to our public stockholders the amount in our trust account plus any remaining net assets if we do not effect a business combination within 18 months after consummation of this offering (or within 24 months from the consummation of this offering if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after consummation of this offering and the business combination has not yet been consummated within such 18 month period). Our initial stockholders have agreed to waive their respective rights to participate in any liquidation distribution with respect to the shares of common stock acquired by them before or after this offering on our failure to consummate a business combination There will be no distribution from the trust account with respect to our warrants, and all rights of our warrants will terminate on our liquidation.

Escrow of initial stockholders’ shares:

On the date of this prospectus, all shares of common stock owned by our initial stockholders as of that date will be placed into an escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent. Subject to certain limited exceptions as to which the escrowed common stock will remain in the escrow account, such as transfers to family members and trusts for estate planning purposes or upon death of an escrow depositor and transfers to an estate or beneficiaries, these shares will not be transferable during the escrow period and will not be released from escrow until [            ], 2008 [three years from the date of this prospectus] unless prior to that date but following the initial business combination, we consummate a transaction in which all of the stockholders of the combined entity have the right to exchange their shares of common stock for cash, securities or other property.

The number of shares of common stock outstanding after this offering is based on 4,250,000 shares outstanding as of the date of this prospectus and the sale of 17,000,000 units in this offering, but:

•	excludes 850,000 units, and the 850,000 shares of common stock and 850,000 warrants comprising such units, issuable on exercise of the representative’s unit purchase option at an exercise price of $10.00 per unit; and

•	assumes that the underwriters will not exercise all or any portion of the over-allotment option granted by us to the underwriters for 2,550,000 units.

Risks

We are a newly formed company that has conducted no operations and has generated no revenues. Until we complete a business combination, if ever, we will have no operations and our revenues will consist solely of interest on cash and cash equivalents. In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of our management team, but also the risks we face in seeking to enter the food or beverage industry and special risks we face as a blank check company. This offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended. Accordingly, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. Additionally, the equity investment of the initial stockholders prior to the date of this prospectus is below that which is required under the guidelines of the North American Securities Administrators Association, Inc. You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 10 of this prospectus.

It is possible that we could use a portion of the funds not in the trust account to make a deposit, down payment or fund a “no-shop” provision with respect to a particular proposed business combination. In the event we were ultimately required to forfeit such funds (whether as a result of our breach of the agreement relating to such payment or otherwise), we may not have a sufficient amount of working capital available outside of the trust account to pay expenses related to finding a suitable business combination without securing additional financing. If we were unable to secure additional financing, we would most likely fail to consummate a business combination in the allotted time and would be forced to liquidate.

Summary Financial Data

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.

	June 21, 2005
	Actual	As Adjusted
Balance Sheet Data:
Working capital (deficiency)	$(4,669)	$124,650,331
Total assets	254,000	124,650,331
Total liabilities	229,669	—
Value of common stock which may be converted to cash ($7.20 per share)	—	24,467,760
Stockholders’ equity	24,331	100,182,571

The “as adjusted” information gives effect to the sale of the units we are offering including the application of the related gross proceeds and the payment of the estimated remaining costs from such sale. The working capital and total assets amounts include the $122.4 million to be held in the trust account, which will be available to us only upon the consummation of a business combination within the time period described in this prospectus. If a business combination is not so consummated, we will dissolve and the proceeds held in the trust account will be distributed solely to our public stockholders, as such term is defined above.

We will not consummate a business combination if public stockholders owning 20% or more of the shares sold in this offering vote against the business combination and exercise their conversion rights. Accordingly, we may effect a business combination if public stockholders owning up to approximately 19.99% of the shares sold in this offering exercise their conversion rights. If this occurred, we would be required to convert to cash up to approximately 19.99% of the 17,000,000 shares of common stock sold in this offering, or approximately 3,398,300 shares of common stock, at an initial per-share conversion price of $7.20, without considering interest earned on amounts in the trust account. The actual per-share conversion price will be equal to:

•	the amount in the trust account, including all accrued interest, as of two business days prior to the proposed consummation of the business combination, divided by

•	the number of shares of common stock sold in this offering.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the material risks described below, together with the other information contained in this prospectus before making a decision to invest in our units. We believe that the risks described below are all of the material risks we face. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the risks described below.

Risks associated with our business

We are a newly formed, development stage company with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.

We are a recently formed development stage company with no operating results, and we will not commence operations until obtaining funding through this offering. Because we lack an operating history, you have no basis on which to evaluate our ability to achieve our business objective of completing a business combination with one or more target businesses. We have no plans, arrangements or understandings with any prospective target businesses concerning a business combination and may be unable to complete a business combination. We will not generate any revenues other than interest on cash and cash-equivalents until after completing a business combination. If we expend all of the approximately $2.2 million in proceeds from this offering not held in trust in seeking a business combination but fail to complete such a combination, we will never generate any operating revenues.

If we liquidate before concluding a business combination, our public stockholders will receive less than $8.00 per share on distribution of trust account funds and our warrants will expire worthless.

If we are unable to complete a business combination and must liquidate our assets, the per-share liquidation distribution will be less than $8.00 because of the expenses of this offering, our general and administrative expenses and the planned costs of seeking a business combination. Furthermore, our outstanding warrants are not entitled to participate in a liquidating distribution and the warrants will therefore expire worthless if we liquidate before completing a business combination. For a more complete discussion of the effects on our stockholders if we are unable to complete a business combination, please see “Proposed Business—Effecting a Business Combination—Liquidation if no business combination.”

You will not receive protections normally afforded to investors in blank check companies.

Since the net proceeds of this offering are designated for completing a business combination with a target business that has not been identified, we may be deemed a “blank check” company under the United States securities laws. However, because on consummation of this offering we will have net tangible assets in excess of $5.0 million and will at that time file a Form 8-K with the SEC that includes an audited balance sheet demonstrating this fact, we are exempt from SEC rules such as Rule 419 that are designed to protect investors in blank check companies. Accordingly, investors in this offering will not receive the benefits or protections of that rule. Among other things, this means our units will be immediately tradable and we will have a longer period of time to complete a business combination in some circumstances than do companies subject to Rule 419. For a more detailed comparison of our offering to offerings that comply with Rule 419, please see “Proposed Business—Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.”

If third parties bring claims against us, the proceeds held in trust could be reduced and the per share liquidation price received by you will be less than $7.20 per share.

We will deposit $122.4 million in a trust account on completion of this offering. Our placing of these funds in trust may not protect such funds from third party claims. We will seek to obtain agreements with vendors, prospective target businesses or other entities, which we refer to as potential contracted parties, under which they will waive any right, title, interest or claim of any kind in or to monies in the trust account. However, there is no guarantee that they will execute such agreements or, if executed, that this will prevent potential contracted parties from making claims against the trust account. If a potential contracted party refuses to waive all claims to monies held in the trust account, we would analyze what alternatives were available to us if we chose not to engage such potential contracted party and consider whether such engagement would be in the best interests of our stockholders. There is no guarantee that potential contracted parties will:

•	agree to waive any present or future claims such parties may have as a result, or arising out, of any negotiations, contracts or agreements with us; and/or

•	not seek recourse against the trust account for any reason.

Accordingly, the trust account proceeds may be subject to claims that could take priority over the claims of our public stockholders, as a result of which the liquidation price could be less than the initial $7.20 per share in the trust account plus accrued interest. If we are cannot complete a business combination and are forced to liquidate, Messrs. Hughes and Lewis, our two founding directors will be personally liable under certain circumstances (for example if a vendor does not waive any rights or claims to the trust account) so that the trust account proceeds are not reduced by the claims of potential contracted parties or others. However, we cannot assure you that Messrs. Hughes and Lewis will be able to satisfy those obligations.

We are not limited to seeking a business combination in a specific industry or to completing a business combination with a particular target business, so you cannot currently ascertain the merits or risks of the industry in which, or the target business that, we ultimately operate.

We may consummate a business combination with a company in any industry or may engage in a combination with a business of any type. Accordingly, there is no current basis for you to evaluate the possible merits or risks of the industry in which we may ultimately operate or the particular target business or businesses with which we may combine. If we complete a business combination with a financially unstable company or an entity in the development stage, we will be subject to numerous risks inherent in operating a business of that type. If we complete a business combination with an entity in an industry characterized by multiple or complex risks, we will be subject to the currently unascertainable risks of that industry. For example, if we complete a business combination with a business in the food or beverage industry, we will be subject to various regulatory and business risks associated with the manufacture, distribution or sale of food and beverage products, such as regulation by the Food and Drug Administration, or FDA, and/or the United States Department of Agriculture, or USDA, and risks associated with the on-going consolidation of the retail grocery business. Although our management will consider the risks inherent in a particular industry or target business, we cannot assure you that we will properly assess all of the significant risk factors present in that industry or target business. Even if we properly assess such risks, some of those risks may be outside of our control or ability to affect. An investment in our units may provide returns that are less favorable than a direct investment in a target business, if an opportunity to directly invest was then available. For a more complete discussion of our selection of a target business, please see “Proposed Business—Effecting a Business Combination.”

Two of our directors researched a number of food and beverage companies before our formation and had preliminary acquisition discussions with three of those companies. If it was later determined that we had any type of agreement, arrangement or understanding to engage in a business combination with any of those companies after this offering, we and these directors could be subject to regulatory proceedings based on our failure to disclose such agreement, arrangement or understanding, as a result of which the value of your investment could decline significantly or be lost.

Mr. Hughes has been active in the food and beverage industries for over 25 years and Mr. Lewis has been involved in the food industry for over 13 years. Based on that experience and their contacts in the food and beverage industries, and prior to our formation and their becoming aware of financing available to companies such as ours, Messrs. Hughes and Lewis, whom we refer to as our founding directors, researched a number of companies in the food and beverage industries that they felt might be attractive acquisition candidates for a newly formed entity or a corporate affiliate of Mr. Lewis. Based on this research, the founding directors engaged in preliminary discussions with three companies about the possibility of acquiring those companies through some type of business combination, although the founding directors never:

•	obtained or reached any oral or written agreement, arrangement or understanding to acquire those entities;

•	obtained or reached an accord with the management of those companies as to the price that would be paid to any of such entities;

•	obtained or reached any oral or written agreement, arrangement or understanding on non-price terms of a business combination; and

•	retained or engaged on an informal or formal basis, any investment banking firm, advisor, consultant, financing source, or institution to raise capital for them or Mr. Lewis’ affiliate.

We have voluntarily and fully disclosed both the identities of the companies and the research performed by the founding directors to the SEC. If it is later determined that one or both of the founding directors had any type of oral or written agreement, arrangement or understanding to acquire one or more of the three identified companies or any other entity, we and the founding directors may be subject to civil or criminal proceedings for failing to disclose these facts and for failing to cause us to make the financial and other disclosures required when an acquisition is probable. If any such proceedings resulted in civil or criminal charges or a finding that we or the founding directors violated applicable securities laws and/or the SEC’s rules and regulations:

•	the founding directors would be subject to a range of penalties including fines, bars from serving as officers or directors of public companies, disgorgement, and possibly imprisonment; and

•	we would be subject to fines, orders and undertakings concerning our business, injunctions and trading halts, and we could incur significant defense costs that may not be covered by insurance.

The initiation of any of the foregoing or even the announcement of an investigatory proceeding by the SEC or other regulatory agency would have an immediate and significant negative effect on the market price of our securities and may cause you to lose your entire investment if such proceedings had a conclusion adverse to us or the founding directors.

We may issue stock or debt securities to complete a business combination, which would reduce your equity interest, could cause a change in control of Boulder Specialty Brands or increase our operating expenses.

Our certificate of incorporation authorizes the issuance of up to 75,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. Immediately after this offering (assuming no exercise of the underwriters’ over-allotment option), there will be 37,400,000 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of shares upon full exercise of our outstanding warrants and the purchase option granted to Roth Capital Partners, the representative of the underwriters) and all of the 1,000,000 shares of preferred stock available for issuance. We have no commitments as of the date of this offering to issue any additional securities. We may issue a substantial number of additional shares of our common stock or may issue preferred stock, or a combination of common and preferred stock, to complete a business combination. Our issuance of additional shares of common stock or any preferred stock:

•	may significantly reduce your equity interest in us;

•	will likely cause a change in control if a substantial number of our shares of common stock are issued, which may among other things:

•	limit our ability to use any net operating loss carry forwards we have; and

•	result in the resignation or agreed-upon removal of our officers and directors; and

•	may adversely affect the then-prevailing market price for our common stock.

Similarly, if we issue debt securities, such issuances may result in:

•	default and foreclosure on our assets if our operating cash flow after a business combination were insufficient to pay our debt obligations;

•	acceleration, even if we are then current in our debt service obligations, if the debt securities have covenants that require us to meet certain financial ratios or maintain designated reserves, and such covenants are breached without waiver or renegotiation;

•	a required immediate payment of all principal and accrued interest, if any, if the debt security was payable on demand; and

•	our inability to obtain additional financing, if necessary, if the debt securities contain covenants restricting our ability to obtain additional financing.

For a more complete discussion of the possible structure of a business combination, please see, “Proposed Business—Effecting a Business Combination—Selection of a target business and structuring of a business combination.”

Our officers, directors and initial stockholders currently control us and may influence certain actions requiring a stockholder vote.

Our officers, directors and initial stockholders will collectively own 20% of our issued and outstanding shares of common stock (assuming they do not purchase units in this offering or in the open market) when this offering is completed. None of our officers, directors and initial stockholders has indicated to us that he, she or it intends to purchase units in this offering. Our initial stockholders have agreed that any common stock they acquire in or after this offering will be voted in favor of a business combination that is presented to our public stockholders. Accordingly, shares of common stock acquired by our initial stockholders in or after this offering will not have the same voting or conversion rights as our public stockholders with respect to a potential business combination, and will not be eligible to exercise conversion rights for those shares if a business combination is approved by a majority of our public stockholders.

Because Messrs. Hughes and Lewis have agreed to make open market purchases of warrants during the 40 trading day period after separate trading of the common stock and warrants begins, our initial stockholders who exercise warrants may increase their ownership in us. Such increase could allow the initial stockholders to influence the outcome of matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions after completion of our initial business combination.

Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. It is unlikely that there will be an annual meeting of stockholders to elect new directors prior to the consummation of a business combination, in which case all of the current directors will continue in office at least until the consummation of a business combination. If there is an annual meeting of stockholders, only a minority of the board of directors will be considered for election and our initial stockholders will have considerable influence on the outcome of that election. Accordingly, our initial stockholders will continue to exert control at least until the consummation of a business combination. In addition, our initial stockholders and their affiliates are not prohibited from purchasing units in this offering or our common stock in the aftermarket. If they do so, our initial stockholders will have a greater influence on the vote taken in connection with a business combination.

It is likely that some of our current officers and directors will resign upon consummation of a business combination and we will have only limited ability to evaluate the management of the target business.

Our ability to complete a business combination depends on the efforts of our executive officers. The role of our executive officers following a business combination is not currently known. While we expect Messrs. Hughes and Lewis will continue to be affiliated with us following a business combination, we may employ other personnel following the business combination. After the business combination, our current management will remain with the combined company only if current management negotiates or secures such retention as part of the business combination. If we acquire a target business in an all-cash transaction, our current management is more likely to remain with us if they choose to do so. Our current management may have a conflict of interest in selecting a target business, as our officers and directors may prefer to complete a business combination with one or more target businesses that are willing to retain current management. If the business combination is structured as a merger and the stockholders of the target company obtain significant control of the combined company, it is less likely management will remain with the combined company unless it was negotiated as part of the transaction via the acquisition agreement, an employment agreement or other arrangement. In making the determination as to whether current management should or will remain with us following the business combination, management expects to analyze the experience and skill set of the target business’ management and consider whether it is in the combined company’s best interests to have certain members of the current management team remain with us following the business combination. While we intend to carefully review the background and experience of any additional officers or key employees we engage after a business combination, we cannot assure you that their experience will maintain or enhance our future operating results. These individuals may be unfamiliar with the requirements of operating a public company and the securities laws, which could increase the time and resources we must expend to assist them in becoming familiar with the complex disclosure and financial reporting requirements imposed on U.S. public companies. This could be expensive and time-consuming and could lead to various regulatory issues that may adversely affect our operations.

Our officers and directors are or may in the future become affiliated with entities engaged in business activities similar to those intended to be conducted by us, and may have conflicts of interest in allocating their time and business opportunities.

Our officers and directors are or may in the future become affiliated with entities, including other “blank check” companies, engaged in business activities similar to those intended to be conducted by us. For example, Mr. Lewis will also be a director of Sierra Mining Corporation, a company being formed to undertake one or more business combinations in the mining industry. Mr. Hughes intends to devote approximately 80% and Mr. Lewis expects to devote approximately 30%, respectively, of their working time to our business and affairs following this offering. There is no assurance that Messrs. Hughes and Lewis will not become involved in one or more other business opportunities that would present conflicts of interest in the time they allocate to us. None of our officers or directors is obligated to expend a specific number of hours per week or month on our affairs. Additionally, our officers and directors may become aware of business opportunities that may be appropriate for presentation to us as well as the other entities with which they are or may be affiliated. Due to these existing or future affiliations, our officers and directors may have fiduciary obligations to present potential business opportunities to those entities prior to presenting them to us which could cause additional conflicts of interest. Accordingly, our officers or directors may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a complete discussion of our management’s business affiliations and the potential conflicts of interest that you should be aware of, please see “Management —Directors and Executive Officers” and “Management—Conflicts of Interest.” We cannot assure you that these conflicts will be resolved in our favor.

Because the shares of common stock now owned by our officers and directors are prohibited from participating in liquidation distributions by us, our officers and directors may have a conflict of interest in deciding if a particular target business is a good candidate for a business combination.

Our officers, directors and initial stockholders have waived their right to receive distributions with respect to the shares of common stock purchased by them before, in or after this offering if we liquidate because we fail to complete a business combination. Additionally, two of our officers and directors have collectively agreed with the representative of the underwriters that they and certain of their affiliates or designees will purchase warrants in the open market following this offering. The shares of common stock and warrants owned by our officers and directors and their affiliates will be worthless if we do not consummate a business combination. The personal and financial interests of our officers and directors may influence their identification and selection of a target business, and may affect how or when we complete a business combination. The exercise of discretion by our officers and directors in identifying and selecting one or more suitable target businesses may result in a conflict of interest when they decide if the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest.

Unless we complete a business combination, our officers and directors will not receive reimbursement for any out-of-pocket expenses they incur if such expenses exceed the amount in the trust account. Therefore, they may have a conflict of interest in determining whether a particular target business is appropriate for a business combination and in the public stockholders’ best interest.

Our officers and directors will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount in the trust account unless the business combination is consummated. The financial interest of our officers and directors could influence their motivation in selecting a target business and thus, there may be a conflict of interest when determining whether a particular business combination is in the stockholders’ best interest. We would note, however, that such expenses are likely to be insignificant compared to the value of management’s equity stake.

If our common stock becomes subject to the SEC’s penny stock rules, broker-dealers may experience difficulty in completing customer transactions and trading of our securities may be adversely affected.

If at any time we have net tangible assets of $5.0 million or less and our common stock’s market price per share is less than $5.00, transactions in our common stock may be subject to the “penny stock” rules under the Securities Exchange Act of 1934, as amended. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

•	make a special written suitability determination for the purchaser;

•	receive the purchaser’s written agreement to a transaction prior to sale;

•	provide the purchaser with risk disclosure documents identifying certain risks of investing in “penny stocks,” a purchaser’s legal remedies, and information about the market for “penny stocks;” and

•	obtain a signed and dated acknowledgment from the purchaser that he, she or it actually received the required risk disclosure documents before a transaction in a “penny stock” is completed.

If our common stock becomes subject to these rules, broker-dealers may find it difficult to complete customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities may be depressed, and you may find it more difficult to sell our securities.

We will probably complete only one business combination with the proceeds of this offering, meaning our operations will depend on a single business that is likely to operate in a non-diverse segment of the food or beverage industry.

The net proceeds from this offering will provide us with approximately $124.6 million that we may use to complete a business combination. Our initial business combination must be with a target business or businesses with a fair market value of at least 80% of our net assets at the time of such business combination. We may not be able to acquire more than one target business because of various factors, including the existence of complex accounting issues and the requirement that we prepare and file pro forma financial statements with the SEC that present operating results and the financial condition of several target businesses as if they had been operated on a combined basis. Additionally, we may encounter numerous logistical issues if we pursue multiple target businesses, including the difficulty of coordinating the timing of negotiations, proxy statement disclosure and closings. We may also be exposed to the risk that our inability to satisfy conditions to closing with one or more target businesses would reduce the fair market value of the remaining target businesses in the combination below the required threshold of 80% of our net assets. Due to these added risks, we are more likely to choose a single target business with which to pursue a business combination than multiple target businesses. Unless we combine with a target business in a transaction in which the purchase price consists substantially of common stock and/or preferred stock, it is likely we will complete only our initial business combination with the proceeds of this offering. Accordingly, the prospects for our success may depend:

•	solely on the performance of a single business, or

•	on the manufacture, distribution or sale of one or a limited number of food or beverage products.

If this occurs, our operations will be highly concentrated and we will be exposed to higher risk than other entities that have the resources to complete several business combinations, or that operate in, diversified segments of the food and/or beverage industry.

If we do not conduct an adequate due diligence investigation of a target business with which we combine, we may be required to subsequently take write-downs or write-offs, restructuring, and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our stock price, which could cause you to lose some or all of your investment.

In order to meet our disclosure and financial reporting obligations under the Federal securities laws, and in order to develop and seek to execute strategic plans for how we can increase the revenues and/or profitability of a target business, realize operating synergies or capitalize on market opportunities, we must conduct a due diligence investigation of one or more target businesses. Intensive due diligence is time consuming and expensive due to the operations, accounting, finance and legal professionals who must be involved in the due diligence process. Even if we conduct extensive due diligence on a target business with which we combine, we cannot assure you that this diligence will surface all material issues that may be present inside a particular target business, or that factors outside of the target business and outside of our control will not later arise. If our diligence fails to identify issues specific to a target business, industry or the environment in which the target business operates, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our common stock. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining post-combination debt financing.

Because there are numerous companies with a business plan similar to ours seeking to complete a business combination, it may be more difficult for us to complete a business combination.

Since August 2003, based upon publicly available information, approximately 20 blank check companies similar to us have completed initial public offerings. Of these companies, only one company has consummated a business combination, while three other companies have announced they have entered into a definitive agreement for a business combination, but have not consummated such business combination. Accordingly, there are approximately 16 blank check companies with more than $460 million in trust that are seeking to carry out a business plan similar to our business plan. While, like us, some of those companies have specific industries that they must complete a business combination in, a number of them may consummate a business combination in any industry they choose. The fact that only one of such companies has completed a business combination and three of such companies have entered into a definitive agreement for a business combination may be an indication that there are only a limited number of attractive target businesses available to such entities or that many privately-held target businesses may not be inclined to enter into business combinations with publicly held blank check companies like us.

Because of our limited resources and the significant competition for business combination opportunities, we may not be able to consummate an attractive business combination.

In addition to competition from other blank check companies described above, we will encounter intense competition from other entities having a business objective similar to ours, including private equity groups and leveraged buyout funds, as well as operating businesses seeking strategic acquisitions. Many of these entities are well established and have extensive experience in identifying and completing business combinations. A number of these competitors possess greater technical, financial, human and other resources than we do. While we believe there are numerous potential target businesses with which we can conclude a business combination using the net proceeds of this offering, our limited financial resources may have a negative effect on our ability to compete in acquiring certain sizable target businesses. Further, because we must obtain stockholder approval of a business combination, this may delay the consummation of a transaction, while our obligation to convert into cash the shares of common stock held by public stockholders who elect conversion may reduce the financial resources available for a business combination. Our outstanding warrants and the future dilution they potentially represent may not be viewed favorably by certain target businesses. In addition, if our initial business combination entails a simultaneous purchase of several operating businesses owned by different sellers, we may be unable to coordinate a simultaneous closing of the purchases. This may result in a target business seeking a different buyer and our being unable to meet the threshold requirement that the target business has, or target businesses collectively have, a fair market value equal to at least 80% of our net assets at the time of such combination.

Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination. We cannot assure you that we will be able to successfully compete for an attractive business combination. Additionally, because of this competition, we cannot assure you that we will be able to effectuate a business combination within the required time periods. If we are unable to find a suitable target business within such time periods, we will be forced to liquidate.

We may be unable to obtain additional financing if necessary to complete a business combination or to fund the operations and growth of a target business, which could compel us to restructure or abandon a particular business combination.

We believe that the net proceeds of this offering will be sufficient to allow us to consummate a business combination. However, because we have no oral or written agreements or letters of intent to engage in a business combination with any entity, we cannot assure you that we will be able to complete a business combination or that we will have sufficient capital with which to complete combination with a particular target business. If the net proceeds of this offering are not sufficient to facilitate a particular business combination because:

•	of the size of the target business;

•	the depletion of offering proceeds not in trust in search of a target business, or

•	we must convert into cash a significant number of shares of common stock owned by stockholders who elect to exercise their conversion rights,

we will be required to seek additional financing. We cannot assure you that such financing would be available on acceptable terms, if at all. If additional financing is unavailable to consummate a particular business combination, we would be compelled to restructure or abandon the combination and seek an alternative target business. Even if we do not need additional financing to consummate a business combination, we may require such financing to operate or grow the target business. If we fail to secure such financing, this failure could have a material adverse effect on the operations or growth of the target business. None of our officers, directors or stockholders or any other party is required to provide any financing to us in connection with, or following, a business combination.

Our initial stockholders paid approximately $0.00588 per share for their shares and, accordingly, you will experience immediate and substantial dilution from the purchase of our common stock.

The difference between the public offering price per share of our common stock (allocating all of the unit purchase price to the common stock and none to the warrant included in the unit) and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to you and other investors in this offering. The fact that our initial stockholders acquired their shares of common stock at a nominal price significantly contributed to this dilution. Assuming the offering is completed and no value is ascribed to the warrants included in the units, you and the other new investors will incur an immediate and substantial dilution of approximately 29.9% or $2.39 per share (the difference between the pro forma net tangible book value per share after this offering of $5.61, and the initial offering price of $8.00 per unit).

Our outstanding warrants may adversely affect the market price of our common stock and make it more difficult to effect a business combination.

The units being sold in this offering include warrants to purchase 17,000,000 shares of common stock. We will also issue an option to purchase 850,000 units to the representative of the underwriters which, if exercised, will result in the issuance of an additional 850,000 warrants. If we issue common stock to conclude a business combination, the potential issuance of additional shares of common stock on exercise of these warrants could make us a less attractive acquisition vehicle to some target businesses. This is because exercise of the warrants will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares issued to complete the business combination. Our warrants and the representative’s unit purchase option may make it more difficult to complete a business combination or increase the purchase price sought by one or more target businesses. Additionally, the sale or possibility of sale of the shares underlying the warrants could have an adverse effect on the market price for our common stock or our units, or on our ability to obtain other financing. If and to the extent these warrants and the representative’s option are exercised, you may experience dilution to your holdings.

The past grant of registration rights to our initial stockholders may make it more difficult to complete a business combination, and the future exercise of such rights may adversely affect the market price of our common stock.

Our initial stockholders can demand that we register the resale of their shares of common stock at any time after the release of their shares from escrow which, except in limited circumstances, will occur three years from the date of this prospectus. If our initial stockholders exercise these registration rights in full, there will then be an additional 4,250,000 shares of common stock eligible for trading in the public market. The registration and availability of such a significant number of shares of common stock for trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of the registration rights may make a business combination more costly or difficult to conclude. This is because the stockholders of the target business may increase the equity stake they seek in the combined entity or ask for more cash consideration to offset the negative impact on the market price of our common stock that is expected when the common stock owned by our initial stockholders is registered.

The American Stock Exchange may delist our securities from quotation on its exchange, limiting investors’ ability to make transactions in our securities and subjecting us to additional trading restrictions.

We intend to apply to have our securities listed on the American Stock Exchange, a national securities exchange, on completion of this offering. We cannot assure you that our securities will be, or will continue to be, listed on the American Stock Exchange in the future. Additionally, in connection with a business combination, it is likely that the American Stock Exchange may require us to file a new initial listing application and meet its initial listing requirements as opposed to its more lenient continued listing requirements. We cannot assure you that we will be able to meet those initial listing requirements at that time.

If the American Stock Exchange delists our securities from trading on its exchange, we could be harmed significantly as a result of there being:

•	a limited availability of market quotations for our securities;

•	a determination that our common stock is a “penny stock” which will require brokers trading in our common stock to adhere to more stringent rules and possibly resulting in a reduced level of trading activity in the secondary trading market for our common stock;

•	a limited amount of news and analyst coverage for our company; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

There is currently no market for our securities. Stockholders therefore have no access to information about prior market history on which to base their investment decision. Following this offering, the price of our securities may vary significantly due to our reports of operating losses, one or more potential business combinations, the filing of periodic reports with the SEC, and general market or economic conditions. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established or sustained.

If we are deemed to be an investment company, we must meet burdensome compliance requirements and restrictions on our activities may increase the difficulty of completing a business combination.

If we are deemed to be an investment company under the Investment Company Act of 1940, the nature of our investments and the issuance of our securities may be subject to various restrictions. These restrictions may make it difficult for us to complete a business combination. In addition, we may be subject to burdensome compliance requirements and may have to:

•	register as an investment company;

•	adopt a specific form of corporate structure; and

•	report, maintain records and adhere to voting, proxy, disclosure and other requirements.

We do not believe that our planned principal activities will subject us to the Investment Company Act of 1940. In this regard, our agreement with the trustee states that proceeds in the trust account will only be invested in “government securities” with specific maturity dates. This investment restriction is intended to facilitate our meeting the exemptive provisions of Rule 3a-1 under the Investment Company Act of 1940. If we are deemed to be subject to that act, compliance with these additional regulatory burdens would increase our operating expenses and could make a business combination more difficult to complete.

Because our directors may not be considered “independent” under the policies of the North American Securities Administrators Association, Inc., actions taken and expenses incurred on our behalf by our officers and directors will generally not be subject to “independent” review.

Each of our directors owns shares of our common stock and may receive reimbursement for out-of-pocket expenses incurred in identifying, and performing due diligence on, potential target businesses. However, our directors receive no salary or other compensation for services rendered by them on our behalf prior to or in connection with a business combination. Accordingly, we believe our non-executive directors would be considered “independent” as that term is commonly used. However, under the policies of the North American Securities Administrators Association, Inc., an international organization devoted to investor protection, because each of our directors own shares of our securities and may receive reimbursement for out-of-pocket expenses incurred by him in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations, state securities administrators may take the position that all of such individuals are not “independent” and, as such, we would not have the benefit of any independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement. Subject to availability of proceeds not placed in the trust account, there is no limit on the amount of out-of-pocket expenses that could be incurred and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which would include persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. To the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account, such out-of-pocket expenses would not be reimbursed by us unless we consummate a business combination. In addition, we may opt to make down payments or pay “no shop” or similar fees and expenses in connection with a proposed business combination, which may reduce amounts not deposited in the trust account usable for reimbursement of out-of-pocket expenses incurred on our behalf. We will not require, however, that the reimbursement of such out-of-pocket expenses in excess of the available proceeds not deposited in the trust account be included as a condition in any agreement with respect to a business combination. In addition, we will not consider the inclusion of such a condition as a factor in determining whether to proceed with any potential business combination. Although we believe that all actions taken on our behalf by our directors will be in our best interests and in accordance with statutory duties owed to us, we cannot assure you this will be the case. If actions are taken or expenses incurred that are not in our best interests, it could have a material adverse effect on our business and operations and the price of our securities held by public stockholders.

Because our initial stockholders’ initial equity investment was only $25,000, our offering may be disallowed by state administrators that follow the North American Securities Administrators Association, Inc. Statement of Policy on development stage companies.

The Statement of Policy Regarding Promoter’s Equity Investment issued by The North American Securities Administrators Association, Inc. states that a securities administrator may disallow an offering of a development stage company within a state if the initial equity investment by a company’s promoters does not equal a designated percentage of the aggregate public offering price. The initial investment of $25,000 by our initial stockholders is significantly less than the required $3,318,000 minimum amount that would be called for under this policy. Accordingly, a state securities administrator that follows this policy has discretion to disallow our offering within its state. We cannot assure you that our offering will not be disallowed in one or more states pursuant to this policy. Additionally, the initial equity investment made by our initial stockholders may not adequately protect investors.

Risks related to the food and beverage industries

We may be subject to all the operating risks common to the food and beverage industries.

Operating risks common to the food and beverage industries to which we may be subject in the future as a result of completing a business combination within these industries include:

•	changes in operating costs such as energy, freight, distribution, warehousing and labor—including healthcare and other benefits, unionization, and workers’ compensation—and raw materials;

•	decreases in demand for certain types of food following highly publicized cases of infectious disease in animals that are or may be transferable to humans, such as bovine spongiform encephalopathy, commonly known as mad cow disease, in cattle, or avian flu in chickens;

•	spoliation, adulteration or misbranding of foods or beverages;

•	reliance on, and disputes with, contracted producers of food and beverage products;

•	the need for access to reliable sources of consistently high quality ingredients and raw materials;

•	the increasing consolidation of the retail grocery business;

•	the high cost of promotion, advertising and marketing activities that are necessary to build brand recognition in the food and beverage industries;

•	the impact of, or changes in, environmental laws and regulations governing discharge into the environment or disposal of by-products or wastewater from food or beverage processing;

•	changes in rules and regulations by the FDA, USDA and other governmental and regulatory action;

•	changes in consumer tastes and dietary trends;

•	changes in product formulations as well as the costs of such changes, and the impact of product formulation changes on product taste and quality;

•	the availability of funds to allow us to make capital or process improvements, investments in plant and equipment and marketing or advertising commitments;

•	the impact of newly introduced competitive products and competitors’ responses to market developments; or

•	changes in general economic conditions.

The packaged food and beverage industries are highly competitive.

The packaged food and beverage industries are highly competitive. Numerous brands and products, including private label products, compete for shelf space and sales, with competition based primarily on product quality, convenience, price, trade promotion, consumer promotion, brand recognition and loyalty, customer service, effective advertising and promotional activities and the ability to identify and satisfy emerging consumer preferences. We will be competing with a significant number of companies of varying sizes, including divisions or subsidiaries of much larger companies, which have substantially greater financial resources than we do. Many of these competitors have multiple product lines, substantially greater marketing, advertising and other resources available to them and may have lower fixed costs and/or may be less leveraged than our company is after completing a business combination. Our competitors may also be prepared to accept a higher level of financial risk than we can prudently manage. If we are unable to compete successfully with these companies or if competitive pressures or other factors cause a target business to lose market share or experience price erosion following a business combination with us, our post-combination business, financial condition, results of operations or liquidity may be harmed.

The retail grocery business is consolidating and may affect our ability to operate profitably a target business.

The retail grocery trade has in recent years consolidated and is currently dominated by a small number of large retailers such as Wal-Mart Stores, Inc., The Kroger Co., Safeway Inc., Albertson’s, Inc., SAM’S CLUB and Costco Wholesale Corporation. As the retail grocery trade continues to consolidate and retail customers grow larger and become more sophisticated, these customers may demand lower pricing and increased promotional programs. These customers are reducing their inventories of branded food and beverage products and increasing their emphasis on private label products. If a target business we acquire is not responsive to these trends, or if we lower prices or increase promotional support of food or beverage products and do not increase the volume of products sold, our operation of a target business may be adversely affected.

If we acquire a food or beverage manufacturer or rely on contracted manufacturers to produce food or beverage products for us, we or our contracted manufacturers will be vulnerable to fluctuations in the supply and price of raw materials and labor, manufacturing and other costs and we may not be able to offset increasing costs by increasing prices to our customers.

Food and beverage manufacturers, as well as contract manufacturers that produce food and beverage products for others, purchase agricultural products, meat and poultry, ingredients and other raw materials, and packaging supplies from growers, commodity processors, other food companies and packaging manufacturers. While the vast majority of such materials are available from numerous independent suppliers, raw materials can vary significantly in price based on a number of factors including changes in crop and animal population sizes, federal and state support programs, export demand, import duties, weather conditions during the planting, growing and harvesting seasons, insects, and diseases. Although a target business may enter into advance commodities purchase agreements and we may do so after a business combination, these agreements may not protect us from all increases in raw material costs. In addition, the cost of beef, pork and chicken, spices and flavorings, labor, manufacturing and packaging materials and other costs related to the production and distribution of food and beverage products have risen in recent years, and we believe they may continue to rise in the foreseeable future. Due to heightened price competition, manufacturers throughout the packaged food and beverage industries have been largely unable to offset increased costs by raising prices. If the cost of labor, raw materials, manufacturing or other costs of production and distribution of food and beverage products continue to increase and those costs cannot be offset by raising prices or other measures, we may not be able to profitability operate a target business.

Companies in the packaged food and beverage industries rely on major retailers, wholesalers, specialty distributors and mass merchants for the success of their business and should they perform poorly or give higher priority to brands or products produced by others, a target business we acquire could be adversely affected.

Packaged food and beverage manufacturers as well as companies that perform contract manufacturing in the food and beverage industries sell their products principally to retail outlets and wholesale distributors including traditional supermarkets, food service outlets, mass merchants, warehouse clubs, non-food outlets and specialty food distributors. If a target business relies on major wholesalers, retailers or chains that perform poorly and is unable to collect accounts receivable, the target business could be materially and adversely affected, and our operating results following a business combination would be harmed. In addition, many of these customers offer branded and private label products that compete directly with manufacturers’ products for retail shelf space and consumer purchases. Accordingly, there is a risk that retail customers may give higher priority to the sale of their products and those of competitors than products produced by or on behalf of a target business. In the future, customers may not continue to purchase food or beverage products marketed by a target business with which we combine, or provide the target business’s products with adequate levels of promotional support.

We may be unable to anticipate changes in consumer preferences, resulting in decreased demand for food or beverages marketed by a target business with which we combine.

Companies active in the packaged food industry must anticipate and offer food and beverage products that appeal to the changing tastes, dietary habits and product packaging preferences of consumers in the market categories in which they compete. If a target business with which we combine is not able to anticipate, identify or develop and market products that respond to these changes in consumer preferences, demand for these food or beverage products may decline and our post-combination operating results may be adversely affected. In addition, if we develop or market new products or expand existing product lines in reaction to what we perceive to be changing consumer preference or demand, and judge incorrectly the impact on demand for products then marketed by us, our sales volumes or margins will suffer and our profitability, if any, may be harmed.

Severe weather conditions and natural disasters such as fires, floods, droughts, hurricanes, earthquakes or tornados can affect crop supplies, manufacturing facilities and distribution activities, and negatively impact the operating results of a target business.

Severe weather conditions and natural disasters, such as fires, floods, droughts, frosts, hurricanes, earthquakes, tornados or insect infestations, may affect the supply of raw materials used by a target business with which we elect to combine. These same weather conditions and natural disasters can adversely impact raw material availability that contract manufacturers depend on to make food or beverage products for a target business, or may curtail or prevent the manufacturing or distribution of food or beverage products by a target business. Competing manufacturers might be affected differently by weather conditions and natural disasters, depending on the location of their sources of supplies and manufacturing or distribution facilities. If supplies of raw materials to a target business are reduced, we may not be able to find enough supplemental supply sources on favorable terms, which could adversely affect our business and operating results. If a target business’s manufacturing or distribution of food or beverage products is curtailed or prevented by natural disasters, our business and operating results will also be harmed.

Target business operations may be subject to numerous laws and governmental regulations, exposing us to potential claims and compliance costs that could adversely affect our operations after a business combination.

Manufacturers and marketers of food and beverage products are subject to extensive regulation by the FDA, the USDA and other national, state and local authorities. For example, the Food, Drug and Cosmetic Act and its regulations govern, among other things, the manufacturing, composition and ingredients, packaging and safety of foods. Under this act, the FDA regulates manufacturing practices for foods through its current “good manufacturing practices” regulations, and specifies the recipes for certain foods. Additionally, the USDA has adopted regulations with respect to a national organic labeling and certification program which were effective February 20, 2001, and fully implemented on October 21, 2002. Food and beverage manufacturing facilities and products are also subject to periodic inspection by federal, state and local authorities. Any changes in laws and regulations applicable to food and beverage products could increase the cost of developing and distributing a target business’s products and otherwise increase the cost of conducting our business after a business combination, which would adversely affect our financial condition. In addition, if we and/or a target business with which we combine fail to comply with applicable laws and regulations, including future laws and regulations, we may be subject to civil remedies, including fines, injunctions, recalls or seizures, as well as potential criminal sanctions, any of which could have a material adverse effect on our business, financial condition, results of operations or liquidity.

Target businesses that manufacture food or beverage products may subject us to environmental laws and regulations relating to hazardous materials, substances and waste used in or resulting from operations. Liabilities or claims with respect to environmental matters could have a significant negative impact on our business.

Food and beverage manufacturers, like other manufacturers, are generally exposed to the risk of liabilities and claims with respect to environmental matters, including those relating to the disposal and release of hazardous substances. Manufacturing operations are also governed by laws and regulations relating to workplace safety and worker health which, among other things, regulate employee exposure to hazardous materials in the workplace. Any significant costs incurred in connection with such liabilities or claims after a business combination could have a material adverse effect on our business, financial condition, results of operations or liquidity. Environmental or health and safety legislation or regulations enacted in the future, or any changes in how existing or future laws or regulations are enforced, administered or interpreted may increase a target business’s compliance costs or expose us to additional risk of liabilities and claims.

We may be subject to significant liability should the consumption of any of food or beverage products manufactured or marketed by a target business cause injury, illness or death.

The sale of food products for human consumption involves the risk of injury to consumers. Such injuries may result from tampering by unauthorized third parties or product contamination or spoilage, including the presence of foreign objects, substances, chemicals, other agents or residues introduced during production processes. Although we may believe that a target business with which we combine or its contract manufacturers are in material compliance with all applicable laws and regulations, if the consumption of the target business’s products causes or is alleged to have caused a health-related illness in the future, we may become subject to claims or lawsuits relating to such matters. Even if a product liability claim is unsuccessful or is not fully pursued, the negative publicity surrounding a health-related illness, injury or death could adversely affect the target business’s reputation with existing and potential customers and our corporate image and operating results. Moreover, claims or liabilities of this nature might not be covered by insurance or by any rights of indemnity or contribution that we or the target business may have against others. While we will seek to complete a business combination with one or more target businesses that have product liability insurance coverage in amounts we believe to be adequate, we cannot be sure that claims or liabilities will be asserted for which insurance will be available or that such claims or liabilities will not exceed the available amount of insurance coverage.

A target business’s food or beverage products may also experience product tampering, contamination or spoilage or be mislabeled or otherwise damaged. Under certain circumstances a product recall could be required, leading to a material adverse effect on the target business’s operations and our operating results. Even if such a situation does not necessitate a recall, product liability claims could be asserted against us or a target business. A product liability judgment or a product recall involving a target business or us could have a material adverse effect on our business, financial condition, results of operations or liquidity. We do not currently maintain a crisis management system to respond to product recall or liability-related issues arising from the manufacture or sale of food or beverage products. If a target business with which we combine lacks a crisis management system or it is not effective in our estimation, we intend to implement or upgrade such a system. The implementation or upgrade process may be expensive and time consuming, and does not assure that we will be able to respond on a timely or effective basis if a target business encounters a crisis of this nature.

Consumer concern regarding the safety and quality of food products or health concerns could adversely affect sales of food or beverage products.

If a target business conducts operations in a market segment that for some reason suffers a loss in consumer confidence as to the safety and quality of food or beverage products, our post-combination business could be adversely affected. The food industry has recently been subject to negative publicity concerning the health implications of obesity, trans fatty acids, mad cow disease and avian flu. Developments in any of these areas could cause a target business’s operating results to differ materially from results that we expect. For example, negative publicity about genetically modified organisms and possible links to any adverse health effects, whether or not valid, may discourage consumers from buying certain foods or beverages generally, or from a target business that markets such products in particular. Any of these events could harm a target business’s sales and our operating results, perhaps significantly.

Food and beverage manufacturers must generally rely on distributors and sales agencies to have their products distributed to the retail and foodservice markets, and if a target business with which we combine loses a significant distributor or sales agent, the sales of the target business could be adversely affected.

Most manufacturers of food and beverage products rely on sales efforts made by or through distributors and sales agencies. The loss of, or business disruption at, one or more of these distributors or sales agents that work on behalf of a target business with which we combine may harm our operating results. Most distribution and sales agency arrangements in the food and beverage industries are short-term or terminable at will by the manufacturer and the distributor or sales agent. There is no assurance that we or a target business could obtain additional or alternative distribution and sales agency arrangements on a timely basis if required, or that the terms would be acceptable to us. Our inability to enter into satisfactory distribution or sales agency arrangements, or the inability of a target business to maintain such arrangements after combining with us, could restrict our ability to implement our business plan or to penetrate markets necessary to develop our products successfully. If a target business we combine with uses distributors or sales agents to distribute its food or beverage products, our business may depend greatly on the maintenance of a strong distribution network.

Slotting fees and customer charges or charge-backs for promotion allowances, cooperative advertising and damaged, undelivered or unsold food or beverage products may have a significant impact on the operating results of any target business and may disrupt customer relationships on which a target business depends.

Retailers in the grocery industry charge slotting fees for access to shelf space and often enter into promotional and advertising arrangements with distributors and manufacturers that result in the sharing of promotional and advertising costs among the retail customer, distributor and/or manufacturer. As the retail grocery industry has consolidated and become more competitive, retail customers have sought greater participation by distributors and manufacturers in cooperative promotional and advertising arrangements, and are more inclined to pass on unanticipated increases in promotional and advertising costs to distributors and manufacturers. Additionally, retailers are exhibiting a greater willingness to take deductions for damaged, undelivered and unsold products or to return unsold products to distributors and manufacturers. Although the vast majority of distributors and manufacturers sell their food and beverage products to retailers without a right of return, the relatively small number of retail customers means, as a practical matter, that distributors and manufacturers may be required to accept returns even if their policies do not obligate them to do so. If a target business with which we combine is charged significant and unanticipated promotional allowances or advertising charges by retail customers, or if its customers take substantial charge-backs or return material amounts of food or beverage products, the operating results and liquidity of the target business could be harmed, perhaps substantially. Moreover, an unresolved disagreement with a retail customer concerning promotional allowances, advertising charges, charge-backs or returns could significantly disrupt or cause the termination of a customer relationship, immediately reducing our post-combination sales and liquidity. Because of the limited number of retail customers in the U.S. grocery market, the loss of even a single retail customer could have a long-term negative impact on our financial condition and revenues.

Changes in retail distribution arrangements can result in the temporary loss of retail shelf space and disrupt sales of food or beverage products, causing a target business’s sales to fall.

From time to time, retailers change distribution centers that supply some of their retail stores or change sales agencies that are responsible for stocking and maintaining food and beverage products in parts of their stores. If a new distribution center has not previously distributed a target business’s products in that region, or if a sales agency is not familiar with the target business’s products, it can take up to three months to get a retailer’s distribution center to begin distributing new products in its region or to arrange for a sales agency to represent and stock a target business’s products. Even if a retailer approves the distribution of products in a new region, product sales may decline while the transition in distribution or sales arrangements takes place. If a target business does not get approval to have its products offered in a new distribution region or if getting this approval takes longer than anticipated, our operating results may suffer. Likewise, if a target business cannot establish a relationship with a sales agent to stock food or beverage products in one or a number of stores, or if we temporarily lose shelf space during the time it takes to do so, our sales may decline.

If we fail to maintain and strengthen a target business’s food or beverage brands in existing markets or establish these brands in new markets, our post-combination sales may decline.

We may complete a business combination with one or more target businesses that have recognizable brands in the food or beverage industry. For the post-combination business to be successful, we will be required to maintain and strengthen those brands in existing markets and establish those branded products as preferred choices with consumers and retailers in new markets. Building brand recognition may involve incurring significant advertising, promotion and other marketing expenses that may not be offset by increases in sales. If a target business with which we combine is unsuccessful in establishing and strengthening its brands, the our business, financial condition and operating results may be harmed.

Since we may acquire a target business in the food or beverage industry that is located outside the U.S., we may encounter risks specific to one or more countries in which we ultimately operate.

If we acquire a company that has operations outside the United States, we will be exposed to risks that could negatively impact our future results of operations following a business combination. Additionally, if the acquired company is in a developing country or a country that is not fully market-oriented, our operations may not develop in the same way or at the same rate as might be expected in the United States. The additional risks we may be exposed to in these cases include but are not limited to:

•	tariffs and trade barriers;

•	regulations related to customs and import/export matters;

•	tax issues, such as tax law changes and variations in tax laws as compared to the U.S.;

•	cultural and language differences;

•	an inadequate banking system;

•	foreign exchange controls;

•	restrictions on the repatriation of profits or payment of dividends;

•	crime, strikes, riots, civil disturbances, terrorist attacks and wars;

•	nationalization or expropriation of property;

•	law enforcement authorities and courts that are inexperienced in commercial matters; and

•	deterioration of political relations with the United States.

Foreign currency fluctuations could adversely affect our business and financial results.

A target business with which we combine may do business and generate sales within other countries. Foreign currency fluctuations may affect the costs that we incur in such international operations. It is also possible that some or all of our operating expenses may be incurred in non-U.S. dollar currencies. The appreciation of non-U.S. dollar currencies in those countries where we have operations against the U.S. dollar would increase our costs and could harm our results of operations and financial condition.

Exchange controls and withholding taxes may restrict our ability to utilize our cash flow.

If we combine with a target business that has operations outside the United States, we may be subject to existing or future rules and regulations on currency conversion or corporate withholding taxes on dividends that may affect our ability to utilize our cash flow effectively, repatriate profits or pay dividends.

Because we must furnish our stockholders with target business financial statements prepared in accordance with and reconciled to U.S. generally accepted accounting principles, we will not be able to complete a business combination with some prospective target businesses unless their financial statements are first reconciled to U.S. generally accepted accounting principles.

The Federal securities laws require that a business combination meeting certain financial significance tests include historical and/or pro forma financial statement disclosure in periodic reports and proxy materials submitted to stockholders. Because our initial business combination must be with a target business that has a fair market value of at least 80% of our net assets at the time of a business combination, we will be required to provide historical and/or pro forma financial information to our stockholders when seeking approval of a business combination with one or more target businesses. These financial statements must be prepared in accordance with, or be reconciled to, U.S. generally accepted accounting principles, or GAAP, and the historical financial statements must be audited in accordance with the standards of the Public Company Accounting Oversight Board (United States), or PCAOB. If a proposed target business, including one located outside of the U.S., does not have financial statements that have been prepared in accordance with, or that can be reconciled to, U.S. GAAP and audited in accordance with the standards of the PCAOB, we will not be able to acquire that proposed target business. These financial statement requirements may limit the pool of potential target businesses with which we may combine.

If a target business lacks an effective system of internal controls and we fail to develop one, we may not be able to accurately report our financial results or prevent financial fraud. As a result, current and potential stockholders could lose confidence in our financial reporting, harming our business and the price of our common stock.

We are not limited to seeking a business combination with one or more target businesses that maintain an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act of 2002. If we combine with a target business that lacks an effective system of internal controls, we may be unable to provide reliable financial reports or prevent financial fraud. In either of these events, our reputation and operating results would be harmed. Many small and mid-sized target businesses we consider for a business combination may have internal controls that need improvement in areas such as:

•	staffing for financial, accounting and external reporting areas, including segregation of duties;

•	reconciliation of accounts;

•	proper recordation of expenses and liabilities in the period to which they relate;

•	proof of internal review and approval of accounting items;

•	documentation of key accounting assumptions, estimates and/or conclusions; and

•	documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expense in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financial reporting.

The financial reporting staff and accounting systems maintained by a target business may require significant additions or modifications as a result of their combination with us. We cannot be certain that any efforts to improve internal controls will be successful or that we will be able to maintain adequate controls over our financial processes and reporting after a business combination. Any failure to develop or maintain effective controls, or difficulties encountered in the effective improvement of internal controls, could harm our operating results, cause us to fail to meet our reporting obligations, or cause investors to lose confidence in our reported financial information, which would likely have a negative effect on the price of our securities. If our internal controls are deemed inadequate, or if other unforeseen events occur, our external auditors could resign, leading to a delay in the preparation of our financial statements and an increase in our audit fees. If we were required to obtain new external auditors, those auditors could require a lengthy period to become familiar with our operations. The process of retaining new external auditors could also limit our access to the capital markets for an extended period of time.

Our future success may depend on our ability to integrate one or more target businesses that we may acquire.

Two of our business strategies are to (i) search out target businesses that have sales and distribution systems that can be leveraged to realize economies of scale and/or to capitalize on market expansion opportunities, and (ii) to penetrate new markets through complementary add-on acquisitions. Our success may depend on our ability to effectively integrate new brands or target businesses that we combine with in our initial business combination or in later combinations, as well as our ability to realize potentially available marketing opportunities and cost savings. Some of these opportunities and savings may only be realizable through making operational changes. We cannot be certain:

•	as to the timing or number of marketing opportunities or amount of cost savings that may be available through integration of an acquired brand or business;

•	that a business combination will enhance our competitive position or business prospects;

•	that we will not experience operational or integration difficulties with customers, personnel or other parties as a result of, or following, a business combination; or

•	that, with respect to a business combination with a target business or businesses outside the United States, we will not be affected by currency fluctuations, exchange controls, and import and export tariffs.

In addition, we cannot be certain that we will be successful in:

•	integrating an acquired brand or a combined business’s distribution channels with those of another target business;

•	coordinating sales and marketing activities of one target business with another, or in selling the products of one target business to the customer base of another;

•	integrating one target business’s products into the product mix of another target business; or

•	integrating the management information systems of more than one target business.

Additionally, integrating an acquired company into us will require management resources and may divert our management from day-to-day operations of the target business or businesses. If we are not successful in integrating the operations of one or more target businesses, our business could be harmed and the value of your investment may fall.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about our:

•	ability to complete a combination with one or more target businesses;

•	success in retaining or recruiting, or changes required in, our officers, key employees or directors following a business combination;

•	executive officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving a business combination, as a result of which they would then receive expense reimbursements and their shares of common stock would become eligible for later release from escrow;

•	potential inability to obtain additional financing to complete a business combination;

•	limited pool of prospective target businesses;

•	securities’ ownership being concentrated;

•	potential change in control if we acquire one or more target businesses for stock;

•	risks associated with operating in the food and/or beverage industries;

•	public securities’ limited liquidity and trading, as well as the current lack of a trading market;

•	delisting of our securities from the American Stock Exchange or an inability to list our securities on the American Stock Exchange following a business combination;

•	use of proceeds not in trust and our financial performance following this offering.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

USE OF PROCEEDS

We estimate that the net proceeds of this offering will be as set forth in the following table:

	Without Over- Allotment Option	Over-Allotment Option Exercised
Gross proceeds	$136,000,000	$156,400,000

Offering expenses (1)
Underwriting discount (6.0% of gross proceeds)	8,160,000	9,384,000
Underwriting non-accountable expense allowance (2.0% of gross proceeds excluding over-allotment option)	2,720,000	2,720,000
Legal fees and expenses (including Blue Sky services and expenses)	250,000	250,000
Miscellaneous expenses	70,676	70,676
Printing and engraving expenses	70,000	70,000
Accounting fees and expenses	40,000	40,000
SEC registration fee	33,966	33,966
NASD registration fee	29,358	29,358

Net proceeds
Held in trust	122,400,000	141,576,000
Not held in trust	2,226,000	2,226,000

Total net proceeds	$124,626,000	$143,802,000

	Amount	Percent of Net Proceeds Not in Trust
Use of net proceeds not held in trust
Legal, accounting and other expenses attendant to the due diligence investigations, structuring and negotiation of a business combination	$650,000	29.2%
Payment for office space, administrative and support services to Hughes Consulting, Inc. and Jeltex Holdings, LLC ($10,000 per month for up to two years)	240,000	10.8
Due diligence of prospective target businesses	750,000	33.7
Legal and accounting fees relating to SEC reporting obligations	50,000	2.2
Working capital to cover miscellaneous expenses (potentially including deposits, down payments or funding of a “no-shop” provision for a proposed business combination), director and officer liability insurance premiums and reserves	536,000	24.1

Total	$2,226,000	100.0%

(1)	A portion of the offering expenses have been paid from advances we received from Messrs. Hughes and Lewis described below. These advances will be repaid out of the proceeds of this offering not being placed in trust upon consummation of this offering.

A total of $122.4 million or approximately $141.6 million if the underwriters’ over-allotment option is exercised in full, of the net proceeds will be placed in a trust account at JPMorgan Chase NY Bank maintained by Continental Stock Transfer & Trust Company, New York, New York, as trustee. The proceeds held in trust will not be released from the trust account until the earlier of the completion of a business combination or our liquidation. The proceeds held in the trust account may be used to pay the purchase price for one or more target businesses with which we engage in a business combination that is approved by our stockholders under the conditions described in this prospectus. Any amounts not paid to acquire one or more target businesses may be used to finance the operations of the target business or businesses with which we engage in a business combination.

We have agreed to pay Hughes Consulting, Inc. and Jeltex Holdings, LLC, entities controlled by Messrs. Hughes and Lewis, respectively, a combined total of $10,000 per month for office space, administrative services and secretarial support. Mr. Hughes is our chief executive officer and a director, and Mr. Lewis is one of our directors. This arrangement is being agreed to by Hughes Consulting, Inc. and Jeltex Holdings, LLC for our benefit and is not intended to provide Messrs. Hughes and Lewis compensation in lieu of a salary or other remuneration. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated person. Upon completion of a business combination or our liquidation, we will cease paying these monthly fees.

We intend to use the excess working capital to pay director and officer liability insurance premiums of approximately $60,000, with the balance of approximately $476,000 being held in reserve in the event due diligence, legal, accounting and other expenses of structuring and negotiating business combinations exceed our estimates, as well as for reimbursement of any out-of-pocket expenses incurred by our initial stockholders in connection with activities on our behalf as described below. We expect that due diligence of prospective target businesses will be performed by some or all of our officers and directors and may include engaging market research firms and/or third party consultants. Our officers and directors will not receive any compensation for their due diligence of prospective target businesses, but would be reimbursed for any out-of-pocket expenses (such as travel expenses) incurred in connection with such due diligence activities. We believe that the excess working capital will be sufficient to cover the foregoing expenses and reimbursement costs. We intend to retain one of our special advisors, Christopher W. Wolf, to assist us in performing due diligence on potential target businesses. Mr. Wolf is not an officer, director or initial stockholder of our company. Mr. Wolf will be paid a per-diem consulting fee of $1,250 which will be funded from proceeds allocated to due diligence activities.

To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account as well as any other net proceeds not expended will be used to finance the operations of the target business.

As of the date of this prospectus, Messrs. Hughes and Lewis have advanced to us a total of $200,000 which was used to pay a portion of the expenses of this offering referenced in the line items above for the SEC registration fee, NASD registration fee, and accounting and legal fees and expenses. These advances are non-interest bearing, unsecured and are due at the earlier of March 31, 2006 or the consummation of this offering. The loans will be repaid out of the proceeds of this offering not being placed in trust.

It is possible that we could use a portion of the funds not in the trust account to make a deposit, down payment or fund a “no-shop” provision with respect to a particular proposed business combination. In the event we were ultimately required to forfeit such funds (whether as a result of our breach of the agreement relating to such payment or otherwise), we may not have a sufficient amount of working capital available outside of the trust account to pay expenses related to finding a suitable business combination without securing additional financing. If we were unable to secure additional financing, we would most likely fail to consummate a business combination in the allotted time and would be forced to liquidate.

The net proceeds of this offering not held in the trust account and not immediately required for the purposes set forth above will be invested only in United States “government securities,” defined as any Treasury Bill issued by the United States having a maturity of 180 days or less, so that we are not deemed to be an investment company under the Investment Company Act. The interest income derived from investment of these net proceeds during this period will be used to defray our general and administrative expenses, as well as costs relating to compliance with securities laws and regulations, including associated professional fees, until a business combination is completed. Upon consummation of this offering, we believe we will have sufficient available funds to operate for at least the next 24 months, assuming that a business combination is not consummated during that time.

Other than the $10,000 aggregate per month administrative fees described above, no compensation of any kind (including finder’s and consulting fees) will be paid to any of our initial stockholders, or any of their affiliates, for services rendered to us prior to or in connection with the consummation of the business combination. However, our initial stockholders will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations. To the extent that such expenses exceed the available proceeds not deposited in the trust account, such out-of-pocket expenses would not be reimbursed by us unless we consummate a business combination. Since the role of present management after a business combination is uncertain, we have no current ability to determine what remuneration, if any, will be paid to those persons after a business combination.

A public stockholder will be entitled to receive funds from the trust account (including interest earned on his, her or its portion of the trust account) only in the event of our liquidation if we fail to complete a business combination within the allotted time or if the public stockholder seeks to convert such shares into cash in connection with a business combination that the public stockholder voted against and that we actually complete. In no other circumstances will a public stockholder have any right or interest of any kind in or to funds in the trust account.

DIVIDEND POLICY

We have not paid any dividends on our common stock to date and will not pay cash dividends prior to the completion of a business combination. After we complete a business combination, if ever, the payment of dividends will depend on our revenues and earnings, if any, capital requirements and general financial condition. The payment of dividends after a business combination will be within the discretion of our then-board of directors. Our board currently intends to retain any earnings for use in our business operations and, accordingly, we do not anticipate the board declaring any dividends in the foreseeable future.

DILUTION

The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be converted into cash), by the number of outstanding shares of our common stock.

At June 21, 2005, our net tangible book value was a deficiency of $4,669, or approximately $(0.001) per share of common stock. After giving effect to the sale of 17,000,000 shares of common stock included in the units, and the deduction of underwriting discounts and estimated expenses of this offering, our pro forma net tangible book value (as decreased by the value of 3,398,300 shares of common stock which may be converted into cash) at June 21, 2005 would have been $100,182,571 or $5.61 per share, representing an immediate increase in net tangible book value of $5.61 per share to the initial stockholders and an immediate dilution of $2.39 per share or 29.9% to new investors not exercising their conversion rights. For purposes of presentation, our pro forma net tangible book value after this offering is approximately $24,467,760 less than it otherwise would have been because if we effect a business combination, the conversion rights to the public stockholders may result in the conversion into cash of up to approximately 19.99% of the aggregate number of the shares sold in this offering at a per-share conversion price equal to the amount in the trust account as of the record date for the determination of stockholders entitled to vote on the business combination, inclusive of any interest, divided by the number of shares sold in this offering.

The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units:

Public offering price		$8.00
Net tangible book value before this offering	$(0.001)
Increase attributable to new investors	5.610

Pro forma net tangible book value after this offering		5.61

Dilution to new investors		$2.39

The following table sets forth information with respect to our initial stockholders and the new investors:

	Shares Purchased		Total Consideration		Average Price Per Share
	Number	Percentage	Amount	Percentage
Initial stockholders	4,250,000	20.0%	$25,000.02%		$.0058
New investors	17,000,000	80.0%	136,000,000	99.98%	$8.000

Total	21,250,000	100.0%	$136,025,000	100.0%

The pro forma net tangible book value after the offering is calculated as follows:

Numerator:
Net tangible book value before the offering	$(4,669)
Net proceeds from this offering	124,626,000
Offering costs paid in advance and excluded from tangible book value before this offering	29,000
Less: Proceeds held in trust subject to conversion to cash ($122,400,000 × 19.99%)	(24,467,760)

$100,182,571

Denominator:
Shares of common stock outstanding prior to the offering	4,250,000
Shares of common stock included in the units offered	17,000,000
Less: Shares subject to conversion (17,000,000 × 19.99%)	(3,398,300)

17,851,700

CAPITALIZATION

The following table sets forth our capitalization at June 21, 2005 and as adjusted to give effect to the sale of our units and the application of the estimated net proceeds derived from the sale of our units:

	June 21, 2005
	Actual	As Adjusted
Notes payable to stockholders(1)	$200,000	$—

Total debt	$200,000	$—

Common stock, $0.0001 par value, -0- and 3,398,300 shares which are subject to possible conversion, shares at conversion value (2)	$—	$24,467,760

Stockholders’ equity:
Preferred stock, $0.0001 par value, 1,000,000 shares authorized; none issued or outstanding	$—	$—

Common stock, $0.0001 par value, 75,000,000 shares authorized; 4,250,000 shares issued and outstanding; 17,851,700 shares issued and outstanding (excluding 3,398,300 shares subject to possible conversion), as adjusted	$425	$1,785
Additional paid-in capital	24,575	100,181,455
Deficit accumulated during the development stage	(669)	(669)

Total stockholders’ equity	$24,331	$100,182,571

Total capitalization	$224,331	$124,650,331

(1)	Notes payable to stockholders are comprised of two promissory notes issued in equal $100,000 amounts to Messrs. Hughes and Lewis. The notes are due at the earlier of March 31, 2006 or the closing of this offering.

(2)	If we consummate a business combination, the conversion rights afforded to our public stockholders may result in the conversion into cash of up to approximately 19.99% of the aggregate number of shares sold in this offering at a per-share conversion price equal to the amount in the trust account, inclusive of any interest thereon, as of two business days prior to the proposed consummation of a business combination divided by the number of shares sold in this offering.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

Overview

We were formed on May 31, 2005, to effect a merger, stock exchange, asset acquisition or similar business combination with an operating business which we believe has significant growth potential. We do not have any specific business combination under current consideration, and except as otherwise disclosed herein, neither we, nor any representative acting on our behalf, has had any contacts with any target businesses regarding a business combination. We intend to effect a business combination using cash from the proceeds of this offering, our capital stock, debt or a combination of cash, stock and debt. The issuance of additional shares of our stock in a business combination:

•	may significantly reduce the equity interest of our stockholders;

•	will likely cause a change in control if a substantial number of shares of our stock are issued, which may affect, among other things, our ability to use our net operating loss carry- forwards, if any, and may also result in the resignation or removal of one or more of our present officers and directors; and

•	may adversely affect prevailing market prices for our common stock.

Similarly, debt securities issued by us in a business combination may result in:

•	default and foreclosure on our assets if our operating revenues after a business combination were insufficient to pay our debt obligations;

•	acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contained covenants requiring the maintenance of certain financial ratios or reserves and any such covenant was breached without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security was payable on demand; and

•	our inability to obtain additional financing, if necessary, if the debt security contained covenants restricting our ability to obtain additional financing while such debt security was outstanding.

Results of Operations and Known Trends or Future Events

We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for this offering. Following this offering, we will not generate any operating revenues until after completion of a business combination. Our only revenues until we complete a business combination, if ever, will be comprised of interest income on cash and cash-equivalents.

We have agreed to sell to the representative of the underwriters, for $100, an option to purchase up to a total of 850,000 units. We will account for this purchase option as a cost of raising capital and will include the instrument as equity in our financial statements.

Liquidity and Capital Resources

Our liquidity needs have been satisfied to date through receipt of $25,000 in stock subscriptions from our initial stockholders and advances from Messrs. Hughes and Lewis that are more fully described below. We estimate that the net proceeds from the sale of the units, after deducting offering expenses of approximately $3.2 million, including $2.7 million representing the underwriters’ non-accountable expense allowance of 2.0% of the gross proceeds, and underwriting discounts of approximately $8.2 million (or approximately $9.4 million if the underwriters’ over-allotment option is exercised in full), will be approximately $124.6 million (or $143.8 million if the underwriters’ over-allotment option is exercised in full). Of this amount, $122.4 million (or approximately $141.6 million if the underwriters’ over-allotment option is exercised in full), will be held in trust and the remaining approximately $2.2 million will not be held in trust. We will use substantially all of the net proceeds of this offering to acquire one or more target businesses, including identifying and evaluating prospective target businesses, selecting one or more target businesses, and structuring, negotiating and consummating the business combination. To the extent we use our capital stock in whole or in part as consideration for a business combination, the proceeds held in the trust account as well as any other net proceeds not expended prior to that time will be used to finance the operations of the target business or businesses.

Following consummation of this offering, we believe the funds available to us outside of the trust account will be sufficient to allow us to operate for at least the next 24 months, assuming a business combination is not completed during that time. Our primary liquidity requirements include approximately $650,000 for legal, accounting and other expenses attendant to due diligence investigations of one or more target businesses, as well as the structuring, negotiating and documenting of a business combination; $240,000 for administrative services and support payable equally to Hughes Consulting, Inc. and Jeltex Holdings, LLC, affiliates of Messrs. Hughes and Lewis, representing an aggregate of $10,000 per month for up to 24 months; $750,000 for expenses for the due diligence and investigation of a target business; $50,000 for legal and accounting fees relating to our SEC reporting obligations; and approximately $556,000 for general working capital that will be used for miscellaneous expenses and reserves, including approximately $60,000 for director and officer liability insurance premiums. We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, we may need to raise additional funds through a private offering of debt or equity securities if such funds were required to consummate a business combination that is presented to us. Subject to compliance with applicable securities laws, we would only consummate such financing simultaneously with the consummation of a business combination.

It is possible that we could use a portion of the funds not in the trust account to make a deposit, down payment or fund a “no-shop” provision with respect to a particular proposed business combination. In the event we were ultimately required to forfeit such funds (whether as a result of our breach of the agreement relating to such payment or otherwise), we may not have a sufficient amount of working capital available outside of the trust account to pay expenses related to finding a suitable business combination without securing additional financing. If we were unable to secure additional financing, we would most likely fail to consummate a business combination in the allotted time and would be forced to liquidate.

Related Party Transactions

As of the date of this prospectus, Stephen B. Hughes, our chairman, chief executive officer and a director, and James E. Lewis, our vice chairman and one of our directors, have advanced on our behalf a total of $200,000 for payment of offering expenses. These advances are non-interest bearing, unsecured and are due at the earlier of March 31, 2006 or the consummation of this offering. The loans will be repaid out of the proceeds of this offering not placed in trust. Please see “Certain Transactions” for further information concerning such advances.

Critical Accounting Policies

Our financial statements are and will be based on the selection and application of generally accepted accounting principles, which require us to make estimates and assumptions about future events that affect the amounts reported in our financial statements and the accompanying notes. Future events and their effects cannot be determined with certainty. Therefore, the determination of estimates requires the exercise of judgment. Actual results could differ from those estimates, and any such differences may be material to our financial statements. We expect to adopt new accounting policies at the time we complete a business combination that address those critical accounting issues that are necessary for a fair presentation of the financial statements and our overall financial statement presentation. The critical accounting policies adopted at that time will involve a higher degree of judgment and complexity in their application than our current accounting policies. Our significant current accounting policies are presented within Note 1 to our financial statements.

New Accounting Pronouncements

In March 2004, the EITF reached a final consensus on Issue 03-01, The Meaning of Other-Than-Temporary Impairment and its Application to Certain Investments, to provide additional guidance in determining whether investment securities have an impairment which should be considered other-than-temporary.

In November 2004, the FASB issued SFAS No. 151 “Inventory Costs — an amendment of ARB No. 43, Chapter 4”. Statement 151 requires that certain abnormal costs associated with the manufacturing, freight, and handling costs associated with inventory be charged to current operations in the period in which they are incurred.

In December 2004, the FASB issued SFAS No. 123 (revised 2004), “Share-Based Payment”, which replaces SFAS No. 123 and supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees.” Statement 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values beginning with the first annual reporting period after June 15, 2005, with early adoption encouraged. We intend to implement Statement 123R effective April 1, 2006, to the extent it applies to us. The pro forma disclosures previously permitted under Statement 123 no longer will be an alternative to financial statement recognition. Under Statement 123R, we must determine the appropriate fair value model to be used for valuing share-based payments, the amortization method for compensation cost and the transition method to be used at the date of adoption. We plan to adopt the standard using the modified prospective method, as permitted by the standard. The modified prospective method requires the compensation expense be recorded for all unvested share-based compensation awards at the beginning of the first quarter of adoption.

In December 2004, the FASB issued SFAS No. 153 “Exchanges of Nonmonetary Assets-amendment of APB Opinion No. 29”. Statement 153 eliminates the exception to fair value for exchanges of similar productive assets and replaces it with a general exception for exchange transactions that do not have commercial substance, defined as transactions that are not expected to result in significant changes in the cash flows of the reporting entity. The statement will be effective in January 2006.

In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections,” which will require that, unless it is impracticable to do so, a change in an accounting principle be applied retrospectively to prior periods’ financial statements for all voluntary changes in accounting principles and upon adoption of a new accounting standard if the standard does not include specific transition provisions. Statement 154 supersedes Accounting Principles Board Opinion No. 20, “Accounting Changes” (APB No. 20), which previously required that most voluntary changes in accounting principles be recognized by including in the current period’s net income (loss) the cumulative effect of changing to the new accounting principle. Statement 154 also provides that if an entity changes its method of depreciation, amortization, or depletion for long-lived, nonfinancial assets, the change must be accounted for as a change in accounting estimate. Under APB No. 20, such a change would have been reported as a change in an accounting principle. Statement 154 will be applicable to accounting changes and error corrections made by us commencing in 2006. The effect on us of applying this new standard will depend upon whether material voluntary changes in accounting principles, changes in estimates or error corrections occur and transition and other provisions included in new accounting standards.

We cannot currently estimate if adoption of the statements and issue described above will have an effect on our operating results, financial condition or cash flows.

Controls and Procedures

We do not currently, and are not required to, maintain an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act of 2002. We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2006. As of the date of this prospectus, we have not completed an assessment, nor have our auditors tested our systems, of internal control. We expect that we will assess the internal controls of our target business or businesses preceding the completion of a business combination and will then implement a schedule for implementation and testing of such additional controls as we may determine are required to state that we maintain an effective system of internal controls. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of its internal controls. The development of the internal controls of any such entity to achieve compliance with Sarbanes-Oxley may increase the time and costs necessary to complete a business combination. Once our management’s report on internal controls is complete, we will retain our independent auditors to assess management’s report on internal controls and to render an opinion on such report when required by Section 404. Additional matters concerning a target business’s internal controls may be identified in the future when the assessment and testing is performed.

Quantitative and Qualitative Disclosures about Market Risk

The net proceeds of this offering, including amounts in the trust account, will be invested in U.S. government treasury bills with a maturity of 180 days or less. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Within the food and beverage industries, the principal market risks that we expect to encounter relate to the prices paid for ingredients and raw materials used in food and beverage products. These risks generally reflect external factors such as weather conditions, changes in crop and animal population sizes, commodity market fluctuations, availability of substitute ingredients or raw materials, export demand, import duties, currency fluctuations and the effects of governmental support programs. The prices of raw materials used in the food and beverage industries can be expected to fluctuate as a result of these factors, which can lead to retail price volatility and intense price competition, and can influence consumer and trade buying patterns.

Off-balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results

As of June 21, 2005, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K, and did not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this prospectus as we have conducted no operations to date.

Seasonality and Other Factors

The food and beverage businesses generally reflect seasonal trends based on consumer preferences for hot products in the cooler months of the year and cold or frozen products in the warmer months of the year. Quarterly operating results may also fluctuate due to a number of factors common to many food and beverage businesses, including the timing of trade promotions, advertising and consumer promotions and other factors such as abnormal and inclement weather patterns and unanticipated increases in commodity, energy or other operating costs. As the growing season for produce in North America extends from June through September in most regions, if we combine with a food manufacturer that uses produce or buys produce for contract manufacturing by a third party, the liquidity needs of the post-combination business will be greatest during that period. The impact of these factors cannot be forecast reliably and may significantly impact the operations of a target business with which we combine. In addition, if the operating results of a target business with which we combine fall below the expectations of securities analysts and investors due to seasonal and other factors such as those described above, the price of our securities may decline.

Inflation

To date, inflation has not had a material impact on our financial operations.

PROPOSED BUSINESS

Introduction

We are a recently organized Delaware blank check company formed to complete a business combination with one or more operating businesses. We do not have any specific merger, stock exchange, asset acquisition or other business combination under consideration or contemplation and, except as otherwise disclosed herein, we have not, nor has anyone on our behalf, contacted any potential target business or had any discussions, formal or otherwise, with respect to such a transaction. To date our efforts have been limited to organizational activities as well as activities related to this offering. We intend to focus our efforts to conclude a business combination on target businesses in the food and beverage industries.

Sector Focus

We expect to evaluate target businesses in the U.S. that operate in sectors of the food and beverage industries, which we believe currently offer a favorable environment both for completing one or more business combinations and operating the target business or businesses. These sectors encompass companies that manufacture, develop, market or distribute branded or private label:

•	regionally distributed food and beverage products;

•	specialty and ethnic foods and beverages;

•	natural and organic foods and beverages; and

•	fresh, frozen, ready-to-eat and shelf-stable packaged foods.

We expect to focus our evaluations on target businesses that may offer one or more of the following characteristics:

•	opportunities for product line extensions and new product introductions;

•	rebranding and/or product repositioning opportunities;

•	diversification opportunities among customers and distribution channels;

•	sales and distribution systems that can be leveraged to realize economies of scale and/or to capitalize on market expansion opportunities; and

•	market development opportunities through add-on acquisitions.

We believe that these characteristics are those that will best position us to drive organic growth and achieve increased profitability from the target business. More specifically, we intend to focus on target businesses that have operating strengths in one or more of the following sectors of the food and beverage industries:

•	marketing and sales/customer diversification;

•	manufacturing and distribution;

•	strong brand/private label positioning; and

•	expandable specialty market presence.

We will employ a disciplined approach to identifying, evaluating and negotiating with potential target businesses and will focus our efforts on selecting what we believe is the best opportunity or opportunities for us to grow and make a post-combination business more profitable. We do not expect to limit our selection process to those businesses that only operate in one sector of the food or beverage industry, nor will we limit our evaluation strictly to companies within these sectors. However, we believe that these sectors, broadly speaking, offer the best possibilities for identifying target businesses with which we may combine.

Marketing and Sales/Customer Diversification

A number of small and mid-sized food and beverage businesses that sell branded and private label products generate a majority of their revenues from sales to retail grocery chains. The food and beverage businesses that market these products have in some instances been unable to penetrate adequately other distribution channels such as mass merchandisers, club stores, discount retailers, food service companies, and specialty retailers that market natural, organic, ethnic, and other category-specific foods and beverages. We believe that cross-marketing opportunities among distribution channels can favorably impact sales and distribution efficiencies, and that our management team’s experience in multi-category sales and distribution of foods and beverages may enhance our ability to seek out and secure channel cross-marketing opportunities.

Similarly, many small and mid-sized businesses in the food and beverage industries have obtained regional distribution in one or among several distribution channels, but lack the ability to, or have been unsuccessful in, expanding into adjacent regional markets or the national market. Our management team is experienced in the roll-out of food and beverage products both on a regional and national basis. We also expect to evaluate whether potential target businesses can introduce complementary products that are natural extensions of their existing product lines, or new food or beverage products that will make more efficient the customers’ management of a particular product category and/or leverage the target business’s sales and distribution infrastructure.

We also expect to evaluate how food or beverage products that have achieved market penetration within one market segment may offer expansion possibilities into ancillary market segments. For example, if we evaluate a fresh produce business for a potential combination, we may consider how that business could be expanded into packaging and distribution of frozen or ready-to-eat produce or food products containing such produce.

Manufacturing and Distribution

The manufacturing and distribution sectors of the food and beverage industries have recently consolidated as larger manufacturers have sold off non-core business lines and made strategic acquisitions to maximize economies of scale in raw material sourcing, production and distribution. Pricing pressures at the retail level have caused mid-tier and smaller food and beverage producers to reevaluate their manufacturing commitment and, in some cases, to outsource production to contract manufacturing operations that can realize greater production efficiencies than captive manufacturing facilities. As the manufacturing business has become more stratified, we believe that smaller businesses with manufacturing operations may:

•	have opportunities to outsource production and realize manufacturing cost reductions;

•	be able to increase production efficiencies by serving as a contract manufacturer for third parties or for target businesses purchased through add-on acquisitions;

•	better leverage current production capacity by adding private label manufacturing to branded production and vice versa; or

•	be able to capitalize on other dislocations or inefficiencies in the manufacturing process, such as identifying more cost-effective raw material sources or selectively upgrading manufacturing processes in applications that offer favorable returns on investment.

Mirroring the consolidation in the manufacturing sector, the search for distribution efficiencies has resulted in strategic mergers and acquisitions among sales agencies and distribution businesses across the U.S. As retailers have sought to minimize inventory investment and maximize their returns on store shelf space, the need for value-added distribution and efficient category management has increased. These needs have led to the formation of integrated national sales agency networks and national distributors, as well as specialty distribution businesses that provide distribution services for niche brands, products with lower sales velocities, and some private label products. Just as food and beverage production may offer outsourcing, consolidation and cross-marketing opportunities, we believe existing distribution operations may offer similar opportunities for growth, cost synergies and diversification that increase infrastructure utilization rates.

Strong Brand/Private Label Positioning

Small and mid-sized food or beverage businesses with strong brand equity that can be leveraged through strategic introductions of complementary products are among those target businesses that we will consider for a business combination. Because brand awareness is a significant component in a consumer’s decision to purchase one product over another in the highly competitive food and beverage industries, we will evaluate brand strength and a brand’s intellectual property protection (including trademark registrations for brand names, as well as copyrights on artwork and package designs) when considering brand equity. Moreover, if a manufacturer has a dominant or strong position in production of private label foods or beverages in a market segment that we believe can be expanded or added to by product line extensions, or that can be marketed more effectively through branding and marketing campaigns, we will consider these factors in our selection process as well.

Expandable Specialty Market Presence

We believe that small and mid-sized businesses that produce or market specialty foods or beverages such as organic, natural, and ethnic products may be attractive target businesses, especially if the products have a market presence that can be expanded into other geographic regions, customer channels, or complementary product lines. While the markets for specialty food and beverage products generally tend to be smaller than more widely consumed foods and beverages, specialty products also carry higher margins and will often require smaller promotional campaigns or advertising commitments. In those instances where a target business has attained a meaningful market share for one or more specialty products, we may also consider whether reformulating or repackaging would be effective in increasing current market share, facilitating the introduction of complementary products, or expanding sales through entry into new geographic markets or customer channels.

Competitive Advantages

We believe the background and experience of our executive officers and directors bring us two principal competitive advantages:

Management and Board Expertise	Established Deal Sourcing Network
We believe that the strong combination of experience and background of our management team and members of the board of directors in the food and beverage industries should attract to us well positioned target businesses. Our management and board members have experience in virtually all aspects of the food and beverage industries, such as sourcing, manufacturing, distributing, strategic planning and execution, marketing, sales, advertising and promotion.	Our management team and directors have extensive contacts for referrals to potential target businesses in the food and beverage industries. These contacts and sources include private and public companies in the food and beverage industries, executives employed with, and consultants engaged by, these businesses, and investment bankers, attorneys and accountants. These contacts arose from the prior business activities of our executive officers and directors.

Our executive officers and directors are, and highlights of their backgrounds include:

Stephen B. Hughes

•	over 25 years’ experience in the food and beverage industries;

•	key executive marketing and sales role at White Wave Foods Company, where management team outperformed sales objectives and exceeded targeted earn-out;

•	president and chief executive officer of Celestial Seasonings from 1997 until sale to Hain Food Group in 2000, during which time Celestial’s market capitalization increased from $80 million to almost $400 million;

•	executive vice president from 1994 to 1996 of U.S. consumer and commercial operations of Tropicana Products, a $1.7 billion sales business;

•	led development of Healthy Choice initial line of frozen foods from 1988 to 1992, during which time Healthy Choice annual revenues increased from $0 to over $1 billion; and

•	in-depth executive experience with food and beverage product demand strategies, new product introductions, product line extensions, positioning, advertising and pricing strategies, integration of acquired businesses, and exit strategy implementation for brands, product lines, or businesses.

James E. Lewis

•	over 13 years’ experience in the food industry, including development and implementation of a vertical integration strategy for the Jeltex group of companies, which combined interests in vegetable farming, fresh produce distribution, manufacture of canned foods and retail grocery distribution;

•	a founding director and stockholder of Granite Financial, Inc., an equipment leasing business sold in a tax-free stock exchange to Fidelity National Financial, Inc. in February 1998;

•	vice chairman of the Concord group of companies, a diversified international conglomerate, from 1986 to 1991, and vice president of finance of the coal and uranium mining operations of the Energy Fuels group of companies;

•	certified public accountant formerly with Arthur Andersen & Co; and

•	in-depth experience as principal in acquisitions and divestitures of private and publicly traded businesses.

William E. Hooper

•	over 30 years’ experience in the consumer packaged goods industry;

•	chairman of Trahan, Burden & Charles, Inc., a mid-sized advertising agency providing creative, public relations, media planning and buying and direct marketing services;

•	independent consultant in marketing communication investments and strategy for 10 years, serving clients such as ConAgra Foods, Inc., Nabisco, Inc., Celestial Seasonings, Inc., Tropicana Products, Inc. and White Wave Foods Company;

•	president of W. B. Doner, currently the largest independent advertising agency in the U.S., from 1984 to 1989, and member of the executive committee from 1975 to 1990; and

•	broad experience in marketing communications and designing and implementing advertising strategies for branded and non-branded food and beverage products, including for many of the largest companies in the consumer packaged goods industry.

Robert F. McCarthy

•	over 30 years’ experience in the food and beverage industries;

•	co-leader of roll-up in the consumer packaged goods sales agency business that resulted in the creation of the largest national sales agency in North America, Acosta Sales and Marketing Company, with over $40 billion in managed sales and that currently accounts for over 10% of all U.S. grocery industry sales;

•	designed and implemented acquisition strategy that created the largest consumer packaged goods sales agency in the central U.S., PMI-Eisenhart, that became one of the centerpieces of the Acosta roll-up;

•	comprehensive operating experience at PMI, later PMI-Eisenhart, while rising from marketing manager in 1971 to president in 1983, a position he held until the merger with Acosta, as well as high level executive responsibility for over 8,000 sales associates at Acosta Grocery Channel; and

•	introduced and managed outsourced sales, merchandising, marketing and promotional programs for many of the leading U.S. consumer packaged goods manufacturers.

Michael R. O’Brien

•	over 20 years’ experience in the direct marketing business for consumer packaged goods and pharmaceuticals manufacturers;

•	co-founder in 1983 of Catalina Marketing Corporation, a leading in-store behavior-based direct and targeted marketing business, where he served as president until 1989 and chairman and chief executive officer until 1992;

•	president of TRIM, Inc., a spin-off of Tele-Research, Inc., which was sold to Harte-Hank Communications Inc. in 1980;

•	board-level service for Imagitas, Inc., a direct marketing company serving some of the largest U.S. government agency and corporations such as the U.S. Postal Service, Ford and Home Depot, until its sale to Pitney Bowes in 2005; and

•	broad familiarity with channel-directed and targeted marketing strategies used by a wide variety of consumer packaged goods manufacturers.

Gerald J. Laber

•	over 30 years’ experience in accounting and auditing for a variety of public and private businesses;

•	partner with Arthur Andersen for 20 years;

•	board and audit committee experience for five publicly traded companies, including serving as chair of the audit committee for four of such concerns;

•	comprehensive knowledge of public company accounting, financial reporting and internal control issues, and familiarity with corporate governance and disclosure requirements imposed on public companies; and

•	certified public accountant.

No Assurance of Future Services from Executive Officers or Board Members

The future role of our key personnel following a business combination is not currently known. Our executive officers and directors are not obligated to remain with us after a business combination. While we believe that one or more target businesses with which we may combine will find our executive officers and directors to be highly experienced and attractive candidates to fill post-combination officer and director positions, we cannot assure you that a combination agreement will call for the retention of our current management team. If the agreement does not, our executive officers and directors may not continue to serve in those capacities after a business combination. You should also be aware that despite the competitive advantages we believe we enjoy, we remain subject to significant competition with respect to identifying and executing a business combination.

Special Advisors

In addition to our board of directors, we also have access to two special advisors with the background and experience to assist us in evaluating target businesses and completing a business combination. The special advisors and highlights of their experience in the food and beverage industries include:

John T. Stofko

•	over 25 years’ management and finance experience in the consumer packaged goods industry;

•	senior vice president and chief financial officer of Tropicana Products, Inc. from 1996 to 2001;

•	assisted in the sale of Tropicana Products to PepsiCo for over $3 billion in 1998, and remained through 2001 as senior vice president and chief financial officer during planning and execution of operations integration;

•	as chief financial officer and vice president of finance from 1994 to 1995, assisted in $150 million initial public offering of equity for Uniroyal Chemical Corporation; and

•	served as executive vice president of the beverage group of Cadbury Schweppes, PLC from 1987 to 1992, with worldwide responsibility for finance, business development, research and development and manufacturing.

Christopher W. Wolf

•	over 18 years’ experience in finance, tax, mergers and acquisitions, divestitures and other corporate finance transactions;

•	chief financial officer of Catalina Marketing Corporation, a leading in-store behavior-based direct and targeted marketing business, from 2002 to 2004, where he also served as executive vice president, senior vice president, vice president-finance, and in various tax and finance positions from 1996 until 2002;

•	while with Catalina as chief financial officer, responsible for strategic planning and execution, development and leadership of the finance function, and oversight of corporate governance, SEC reporting, investor relations, and financial analysis and planning, among other areas;

•	served as a tax manager and consultant for Arthur Andersen & Co. for a 10 year period, during which time he represented clients in tax planning and compliance as well as advising on tax issues related to a wide variety of corporate finance transactions; and

•	certified public accountant.

Mr. Stofko is one of our initial stockholders and for that reason we are prohibited from compensating him for any advisory services he renders to us. Because Mr. Wolf is not an officer, director or initial stockholder of Boulder Specialty Brands, we may compensate Mr. Wolf for advisory services he renders to us. We have a letter agreement with Mr. Wolf under which we and Mr. Wolf have agreed that we will compensate Mr. Wolf at a per-diem consulting rate of $1,250 for due diligence and other advisory services he renders to us. The letter agreement does not commit Mr. Wolf to devote a specific number of days per month to us. However, we have advised Mr. Wolf that we intend to utilize his services to conduct financial, tax and other due diligence activities once we have identified a potential target business or businesses, and that those services may require him to devote substantially full-time to us during an indeterminate period. There is no assurance that Mr. Wolf’s services will then be available to us, as Mr. Wolf is not a party to an employment or non-compete agreement with us, and is not contractually committed to us in any manner. All payments to Mr. Wolf for his services will be paid from funds not held in trust which are allocated to due diligence activities.

Effecting a Business Combination

General

We are not presently engaged in, and we will not engage in, any operations for an indefinite period of time following this offering. We intend to utilize the cash proceeds of this offering, our capital stock, debt or a combination of these as the consideration to be paid in a business combination. While substantially all of the net proceeds of this offering are allocated to completing a business combination, the proceeds are not otherwise designated for more specific purposes. Accordingly, prospective investors will at the time of their investment in us not be provided an opportunity to evaluate the specific merits or risks of one or more target businesses. If we engage in a business combination with a target business using our capital stock and/or debt financing as the consideration to fund the combination, proceeds from this offering will then be used to undertake additional acquisitions or to fund the operations of the target business on a post-combination basis. We may engage in a business combination with a company that does not require significant additional capital but is seeking a public trading market for its shares, and which wants to merge with an already public company to avoid the uncertainties associated with undertaking its own public offering. These uncertainties include time delays, compliance and governance issues, significant expense, a possible loss of voting control, and the risk that market conditions will not be favorable for an IPO at the time the offering is ready to be sold. Alternatively, we may seek to consummate a business combination with a company that is financially unstable or in the development stage. We may seek to effect a business combination with more than one target business, although our limited resources may serve as a practical limitation on our ability to do so.

We have not identified a target business or target industry, although prior to our formation our founding directors researched prospective acquisition targets in the food and beverage industries and had discussions with three companies about potentially purchasing these companies

Except as described below, we do not have any specific business combination under consideration and we have not, nor has anyone on our behalf, contacted any potential target business or had any substantive discussions, formal or otherwise, with respect to such a transaction. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate, to conduct any research or take any measures, directly or indirectly, to locate or contact a target business. Two members of our management team, Messrs. Hughes and Lewis, previously researched and discussed with three companies that operate in the food and beverage industries the possibility of acquiring one or more of such businesses in conjunction with a private placement financing through a newly formed company or through a corporation in which Mr. Lewis is the controlling stockholder, Centennial Specialty Foods Corporation, or Centennial. Centennial did not have, nor does it currently have, the financial resources to acquire any of the companies with which Messrs. Hughes and Lewis had such discussions. As a result, a potential acquisition made through Centennial would have required Centennial to complete a private placement or public offering for the purpose of providing the capital resources necessary to consummate any acquisitions for cash.

The discussions among Messrs. Hughes and Lewis, on the one hand, and the three businesses contacted by Messrs. Hughes and Lewis, on the other hand, were preliminary in nature. While potential purchase prices and terms were discussed with two out of three of the acquisition candidates and Messrs. Hughes and Lewis prepared two draft term sheets, there were no:

•	oral agreements to acquire or be acquired of any nature made or agreed upon between Messrs. Hughes and Lewis, or either of them, on the one hand, and the acquisition candidates, on the other hand;

•	letters of intent prepared or tendered to the other party by Messrs. Hughes and Lewis or the acquisition candidates;

•	preliminary or definitive agreements reached or agreed upon, either orally or in writing, and none of these acquisitions was probable or is probable at the date hereof. Messrs. Hughes and Lewis conducted all such research. An officer of Centennial met with Messrs. Hughes and Lewis on a few occasions and provided unpaid assistance with slide preparation and informal advice on strategy. All research performed, and discussions held, regarding such potential acquisitions occurred prior to our formation and were immediately terminated once Messrs. Hughes and Lewis determined that the optimal method of proceeding with one or more business combinations within the food and beverage industries could involve the use of an entity such as Boulder Specialty Brands. At that time, Messrs. Hughes and Lewis advised the three companies with which they had previously held preliminary discussions that they were discontinuing all such discussions, and confirmed that those three companies had no formal or informal commitment to Messrs. Hughes and Lewis or any of their affiliates, and were therefore free to engage in discussions with, or be acquired by, any other party. Messrs. Hughes and Lewis also advised these companies of their intent to form an entity with a business plan such as that of Boulder Specialty Brands and stated that they were prohibited from having any discussions with the three companies in question until following completion of a public offering by such an entity. Messrs. Hughes and Lewis further advised these companies that Messrs. Hughes and Lewis and their affiliates, including a company such as ours, have no obligation to reinstitute discussions with such companies and could elect to do so, or not to do so, in their sole discretion. Any such decision will be made by our board of directors, with Messrs. Hughes and Lewis recusing themselves from any vote taken in connection with a decision to reinstitute or not reinstitute discussions with these three companies.

We have voluntarily disclosed to the SEC the identities of the companies that Messrs. Hughes and Lewis considered as acquisition candidates and have voluntarily provided to the SEC all research and other information prepared by Messrs. Hughes and Lewis about all prospective acquisition candidates they reviewed. This information was supplied supplementally to the SEC, and we have requested that the SEC provide confidential treatment to such information. The request for confidential treatment is based on:

•	the harm or potential harm that the acquisition candidates may suffer from public disclosure of their discussions with us to their employees, suppliers and customers;

•	the fact that such discussions were confidential and did not result in any agreements of any kind;

•	the fact that disclosure of the research would allow our potential or actual competitors to identify some of our potential acquisition targets and would provide the competitors with our pricing and other terms that, should we elect to commence discussions and negotiations with such candidates after this offering, would enable our competitors to make acquisition bids slightly more attractive than our own and thus result in our loss of such potential opportunities, but should not be construed as demonstrating any reluctance on our part to make full disclosure to the SEC concerning such prior discussions. Our management team is aware of the restrictions that apply to the identification, negotiation and agreements between us and prospective target businesses and the disclosure required in connection therewith. Other than these prior exploratory discussions and management having advised a number of its contacts that a pool of capital is being raised to pursue a business combination after the completion of this offering, neither we nor any of our agents or affiliates have conducted any research or taken any measures, directly or indirectly, to locate or contact a target business.

We will focus our search for potential target businesses with which to complete a business combination on businesses operating in the food and beverage industries, although we are not limited to completing a business combination with a company in either of those industries. None of our officers, directors, promoters or other affiliates is currently engaged in discussions on our behalf with representatives of other companies regarding the possibility of a potential merger, stock exchange, asset acquisition or similar business combination.

Subject to the requirement that a target business have a fair market value of at least 80% of our net assets at the time of our initial business combination, we have virtually unrestricted flexibility in identifying and selecting one or more prospective target businesses. Accordingly, there is no current basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete a business combination. If we combine with a financially unstable company or an entity in the development stage, including an entity lacking an established record of sales or earnings, we may be affected by numerous risks inherent in the business and operations of a financially unstable or development stage entity. Although our management will assess the risks inherent in a particular target business with which we may combine, we cannot assure you that this assessment will result in our identifying all risks that a target business may encounter. Furthermore, some of those risks may be outside of our control, meaning that we can do nothing to control or reduce the chances that those risks will adversely impact a target business.

Based on the research conducted by Messrs. Hughes and Lewis prior to our formation, and based on their familiarity with companies operating in the food and beverage industries, we believe there are a number of target businesses that are attractive business combination candidates for us. However, we cannot assure you that we will identify, secure a definitive agreement with, or close a business combination with one or more target businesses.

Sources of target businesses

In addition to the results of the research conducted by Messrs. Hughes and Lewis before our formation that identified a number of potential target businesses in the food and beverage industries, we anticipate that target businesses may be brought to our attention from various unaffiliated parties such as investment banking firms, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds and similar sources. We may also identify a target business through management’s contacts within the food and beverage industries or public relations and marketing efforts. While our officers are not committed to spending full-time on our business and our directors have no commitment to spend any time in identifying or performing due diligence on potential target businesses, our officers and directors believe that the relationships they have developed over their careers in the food and beverage industries may generate a number of potential target businesses that will warrant further investigation. We may pay fees or compensation to third parties for their efforts in introducing us to potential target businesses. However, in no event will we pay any of our officers, directors or initial stockholders or any entity with which they are affiliated any finder’s fee or other compensation for services rendered to us prior to or in connection with the consummation of a business combination. In addition, none of our officers, directors, or initial stockholders will receive any finder’s fee, consulting fees or any similar fees from any person or entity in connection with any business combination involving us other than any compensation or fees that may be received for any services provided following such business combination.

Selection of a target business and structuring of a business combination

Subject to the requirement that our initial business combination must be with a target business with a fair market value that is at least 80% of our net assets at the time of such acquisition, our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business. In evaluating a prospective target business, including any target business with international operations, our management will consider, among other factors, the following:

•	financial condition and results of operations;

•	growth potential;

•	brand recognition and potential;

•	experience and skill of management and availability of additional personnel;

•	capital requirements;

•	competitive position;

•	barriers to entry;

•	stage of development of the business and its products or services

•	existing distribution arrangements and the potential for expansion;

•	degree of current or potential market acceptance of the products or services;

•	proprietary aspects of products and the extent of intellectual property or other protection for products or formulas;

•	impact of regulation on the business;

•	seasonal sales fluctuations and the ability to offset these fluctuations through other business combinations, introduction of new products, or product line extensions; and

•	costs associated with effecting the business combination.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management to our business objective. In evaluating a prospective target business, we expect to conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, inspection of facilities, as well as review of financial and other information which will be made available to us.

The time required to select and evaluate a target business and to structure and complete the business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in our incurring losses and will reduce the funds we can use to complete another business combination. We will not pay any finders or consulting fees to our initial stockholders, or any of their respective affiliates, for services rendered to or in connection with a business combination.

Fair market value of target business

The initial target business or businesses with which we combine must have a collective fair market value equal to at least 80% of our net assets at the time of such combination. The fair market value of such business will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, the values of comparable businesses, earnings and cash flow, and book value. If our board is not able to independently determine that the target business has a sufficient fair market value to meet the threshold criterion, we will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of the National Association of Securities Dealers, Inc. with respect to the satisfaction of such criterion. Since an opinion would merely state that the target business’s fair market value meets the 80% of net assets threshold, it is not anticipated that copies of such opinion would be distributed to our stockholders, although copies will be provided to stockholders who request it. We will not be required to obtain an opinion from an investment banking firm as to the fair market value if our board of directors independently determines that the target business has sufficient fair market value to meet the threshold criterion.

Lack of business diversification

While we may seek to effect business combinations with more than one target business, our initial business combination must be with one or more target businesses whose collective fair market value is at least equal to 80% of our net assets at the time of such acquisition, as discussed above. Consequently, we expect to complete only a single business combination, although this may entail a simultaneous combination with several operating businesses at the same time. At the time of our initial business combination, we may not be able to acquire more than one target business because of various factors, including complex accounting or financial reporting issues. For example, we may need to present pro forma financial statements reflecting the operations of several target businesses as if they had been combined historically. A simultaneous combination with several target businesses also presents logistical issues such as the need to coordinate the timing of negotiations, proxy statement disclosure and closings. In addition, if conditions to closings with respect to one or more of the target businesses are not satisfied, the fair market value of the business combination could fall below the required fair market value of 80% of our net assets threshold.

Accordingly, while it is possible that we may attempt to effect our initial business combination with more than one target business, we are more likely to choose a single target business if all other factors appear equal. This means that for an indefinite period of time, the prospects for our success may depend entirely on the future performance of a single business. Unlike other entities that have the resources to complete business combinations with multiple entities in one or several industries, it is probable that we will not have the resources to diversify our operations and mitigate the risks of being in a single line of business. By consummating a business combination with only a single entity, our lack of diversification may:

•	subject us to negative economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact on the particular industry in which we operate after a business combination, and

•	cause us to depend on the marketing and sale of a single product or limited number of products or services.

If we complete a business combination structured as a merger in which the consideration is our stock, we would have a significant amount of cash available to make add-on acquisitions following our initial business combination.

Limited ability to evaluate the target business’ management

Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of the target business’ management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our officers and directors, if any, in the target business cannot presently be stated with any certainty. Moreover, our current management will only be able to remain with the combined company after the consummation of a business combination if they are able to negotiate the same in connection with any such combination. While it is possible that one or more of our directors will remain associated in some capacity with us following a business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to a business combination. Moreover, we cannot assure you that our officers and directors will have significant experience or knowledge relating to the operations of the particular target business.

Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Opportunity for stockholder approval of business combination

Prior to the completion of a business combination, we will submit the transaction to our stockholders for approval, even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable state law. In connection with seeking stockholder approval of a business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act of 1934, which, among other matters, will include a description of the operations of the target business and audited historical financial statements of the target business based on United States generally accepted accounting principles.

In connection with the vote required for any business combination, all of our initial stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock acquired by them prior to this offering in accordance with the majority of the shares of common stock voted by the public stockholders. Our initial stockholders have also agreed that they will vote any shares they purchase in the open market in or after this offering in favor of a business combination. As a result, an initial stockholder who acquires shares in or after this offering must vote those shares in favor of the proposed business combination with respect to those shares, and will therefore not be eligible to exercise conversion rights for those shares if a business combination is approved by a majority of our public stockholders. We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights. Voting against the business combination alone will not result in conversion of a stockholder’s shares into a pro rata share of the trust account. To do so, a stockholder must have also exercised the conversion rights described below.

Conversion rights

At the time we seek stockholder approval of any business combination, we will offer each public stockholder the right to have such stockholder’s shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and completed. The actual per-share conversion price will be equal to the amount in the trust account, inclusive of any interest (calculated as of two business days prior to the consummation of the proposed business combination), divided by the number of shares sold in this offering. Without taking into any account interest earned on the trust account, the initial per-share conversion price would be $7.20, or $0.80 less than the per-unit offering price of $8.00. If an initial stockholder acquires shares in or after this offering, the initial stockholder has agreed that he, she or it must vote such shares in favor of a business combination, meaning that our initial stockholders cannot exercise conversion rights that are exercisable by our public stockholders. An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the business combination and the business combination is approved and completed. If a stockholder votes against the business combination but fails to properly exercise its conversion rights, such stockholder will not have its shares of common stock converted to its pro rata distribution of the trust account. Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting. It is anticipated that the funds to be distributed to stockholders entitled to convert their shares who elect conversion will be distributed promptly after completion of a business combination. Public stockholders who convert their stock into their share of the trust account still have the right to exercise the warrants that they received as part of the units. We will not complete any business combination if public stockholders, owning 20% or more of the shares sold in this offering, exercise their conversion rights.

Because the initial per share conversion price is $7.20 per share (plus any interest) is lower than the $8.00 per unit offering price and it may be less than the market price of the common stock on the date of conversion, there may be a disincentive on the part of public stockholders to exercise their conversion rights.

Liquidation if no business combination

If we do not complete a business combination within 18 months after the consummation of this offering, or within 24 months if the extension criteria described below have been satisfied, we will be dissolved and will distribute to all of our public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust account, inclusive of any interest, plus any remaining net assets. Our initial stockholders have waived their rights to participate in any liquidation distribution with respect to shares of common stock acquired by them before, in or after this offering. There will be no distribution from the trust account with respect to our warrants, which will expire worthless if we are liquidated.

If we were to expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial per-share liquidation price would be $7.20, or $0.80 less than the per-unit offering price of $8.00. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which could be prior to the claims of our public stockholders. Messrs. Hughes and Lewis have agreed pursuant to agreements with us and Roth Capital Partners, if we liquidate prior to the consummation of a business combination, they will be personally liable to pay debts and obligations to vendors that are owed money by us for services rendered or products sold to us in excess of the net proceeds of this offering not held in the trust account at that time. We cannot assure you, however, that they would be able to satisfy those obligations. Further, they will not be personally liable to pay debts and obligations to prospective target businesses if a business combination is not consummated with such prospective target businesses, or for claims from any other entity other than vendors. Accordingly, we cannot assure you that the actual per-share liquidation price will not be less than $7.20, plus interest, due to claims of creditors.

If we enter into either a letter of intent, an agreement in principle or a definitive agreement to complete a business combination prior to the expiration of 18 months after the consummation of this offering, but are unable to complete the business combination within the 18-month period, then we will have an additional six months in which to complete the business combination contemplated by the letter of intent, agreement in principle or definitive agreement. If we are unable to do so by the expiration of the 24-month period from the consummation of this offering, we will then liquidate. Upon notice from us, the trustee of the trust account will commence liquidating the investments constituting the trust account and will turn over the proceeds to our transfer agent for distribution to our public stockholders. We anticipate that our instruction to the trustee would be given promptly after the expiration of the applicable 18-month or 24-month period.

Our public stockholders shall be entitled to receive funds from the trust account only in the event of our liquidation or if the stockholders seek to convert their respective shares into cash upon a business combination which the stockholder voted against and which is actually completed by us. In no other circumstances shall a stockholder have any right or interest of any kind to or in the trust account.

Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419

The following table compares the terms of this offering to the terms of an offering by a blank check company subject to the provisions of Rule 419. This comparison assumes that the gross proceeds, underwriting discounts and underwriting expenses of our offering would be identical to those of an offering undertaken by a company subject to Rule 419, and that the underwriters will not exercise their over-allotment option. None of the provisions of Rule 419 apply to our offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds	$122.4 million of the net offering proceeds will be deposited into a trust account at JPMorgan Chase NY Bank maintained by Continental Stock Transfer & Trust Company.

$106.1 million of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds

The $122.4 million of net offering proceeds held in trust will only be invested in U.S. “government securities,” defined as any Treasury Bill issued by the United States having a maturity of one hundred and eighty days or less.

Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Limitation on Fair Value or Net Assets of Target Business	The initial target business that we acquire must have a fair market value equal to at least 80% of our net assets at the time of such acquisition.	The fair value or net assets of a target business must represent at least 80% of the maximum offering proceeds.

Trading of securities issued

The units will begin trading on or promptly after the date of this prospectus. The common stock and warrants may begin separate trading on the 90th day after the date of this prospectus, unless Roth Capital Partners, LLC determines that an earlier date is acceptable, subject to our having filed the Form 8-K described below. If Roth Capital Partners permits separate trading of the common stock and warrants prior to the 90th day after the date of this prospectus, we will

No trading of the units or the underlying common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

	Terms of Our Offering	Terms Under a Rule 419 Offering
issue a press release and file a Form 8-K with the SEC announcing when such separate trading will begin. If the over-allotment option is exercised, Roth Capital Partners expects to permit separate trading of the common stock and warrants as soon as reasonably practicable after we file a Form 8-K with the SEC that reports the closing of the sale of the units issuable on exercise of the over-allotment option.

Exercise of the warrants

The warrants cannot be exercised until the later of the completion of a business combination or one year from the date of this prospectus and, accordingly, will only be exercised after the trust account has been terminated and distributed.

The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

Election to remain an investor

Stockholders will have the opportunity to vote on the business combination. Each stockholder will be sent a proxy statement containing information required by the SEC. A stockholder following the procedures described in this prospectus is given the right to convert his, her or its shares into a pro rata share of the trust account. However, a stockholder who does not follow these procedures or a stockholder who does not take any action would not be entitled to the return of any funds from the trust account.

A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of a post-effective amendment to the company’s registration statement, to decide if he, she or it elects to remain a stockholder of the company or require the return of his, her or its investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account are automatically returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all funds on deposit in the escrow account must be returned to all of the investors and none of the securities are issued.

Business combination deadline

A business combination must occur within 18 months after the consummation of this offering or within 24 months after the consummation of this offering if a letter of intent or definitive agreement relating to a prospective business combination is executed before the 18-month period ends.

If an acquisition has not been consummated within 18 months after the effective date of the company’s registration statement, funds held in the trust or escrow account are returned to investors.

Release of funds	The proceeds held in the trust account are not released until the earlier of the completion of a business combination or our liquidation on our failure to complete a business combination within the allotted time.	The proceeds held in the escrow account are not released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

Competition

In identifying, evaluating and selecting a target business for a business combination, we may encounter intense competition from other entities having a business objective similar to ours including other blank check companies, private equity groups and leveraged buyout funds, and operating businesses seeking acquisitions. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Moreover, many of these competitors possess greater financial, technical, human and other resources than us. While we believe there are numerous potential target businesses with which we could combine, our ability to acquire larger target businesses will be limited by our available financial resources. This inherent limitation gives others an advantage in pursuing the acquisition of a target business. In addition:

•	the requirement that we obtain:

•	stockholder approval of a business combination, and

•	audited and perhaps interim reviewed financial information to be included in the proxy statement to be sent to stockholders in connection with such business combination may delay or prevent the completion of a transaction;

•	the conversion of common stock held by our public stockholders into cash may reduce the resources available to us for a business combination; and

•	our outstanding warrants, and the dilution they potentially represent, may not be viewed favorably by certain target businesses.

Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination. Our management believes, however, that a privately held target business may view our status as a well-financed public entity as offering advantages over other entities that have a business objective similar to ours.

Since August 2003, based upon publicly available information, approximately 20 blank check companies similar to us have completed initial public offerings. We may face competition in seeking target businesses from recently formed blank check companies, some of which have business plans permitting them to complete a business combination in any industry, including the food and beverage industries. This competition may increase demand for privately-held companies to combine with companies similarly structured to ours. Only one of these recently formed blank check companies has completed a business combination and only three of such companies have entered into a definitive agreement for a business combination. This may indicate that there are only a limited number of attractive target businesses available for a business combination with blank check companies or that many privately-held target businesses may be disinclined to combine with a publicly held blank check company like us.

Competition in the food and beverage industries is intense and primarily based on product quality, brand recognition, brand loyalty, service, marketing, advertising and price. Substantial advertising and promotional expenditures are required to maintain or improve a brand’s market position or to introduce a new product. If we succeed in effecting a business combination, we will in all likelihood experience intense competition from competitors of the target business. We cannot assure you that, subsequent to a business combination, we will have the resources or ability to compete effectively. Target businesses in the food and beverage industries with which we may combine experience significant fluctuations in operating results due to factors such as changes in consumer preferences, developments such as the recent trend toward low-carbohydrate diets, changing prices for raw materials, and local and general economic and market conditions. Their results are dependent upon their continued ability to anticipate and respond to new consumer trends, to develop new products and markets, to broaden brand portfolios, to effectively promote food and beverage products, to compete effectively with lower priced products in a consolidating environment at the retail and manufacturing levels, and to improve productivity.

Regulation

Combining with a target business in the food or beverage industry will subject us to extensive regulation by agencies of the U.S. government and state regulatory authorities. Within the U.S., food and beverage products and their packaging are subject to regulations administered by the Food and Drug Administration, or FDA or, with respect to products containing meat and poultry, the United States Department of Agriculture, or USDA. Among other things, these agencies enforce statutory prohibitions against misbranded and adulterated foods, establish safety standards for food processing, establish ingredients and manufacturing procedures for certain foods, establish standards of identity for certain foods, determine the safety of food additives and establish labeling standards and nutrition labeling requirements for food products. In addition, various states license or inspect certain food and beverage businesses, enforce federal and state standards of identity for selected food products, grade food products, and regulate certain trade practices. Many commodities used to manufacture food or beverage products are subject to governmental agricultural programs. These programs have substantial effects on prices and supplies and are subject to Congressional and administrative review.

Food and beverage companies operating internationally are subject to local and national regulations similar to those enforced within the U.S. In addition, many countries maintain laws, rules or regulations pertaining to labeling, packaging, food content, pricing, marketing and advertising and related areas.

The food and beverage industries are subject to recalls if products become adulterated or misbranded, liability if product consumption causes injury and the corresponding possibility that consumers could lose confidence in the safety and quality of certain products, and ingredient disclosure and labeling laws and regulations. The food and beverage industries are also subject to concerns and/or regulations regarding the use of genetically modified organisms and the health implications of obesity and trans-fatty acids. Increased government regulation of the food industry could result in increased costs to a target business with which we may seek to combine.

Facilities

We currently maintain our executive offices at 6106 Sunrise Ranch Drive, Longmont, Colorado 80503. These offices are currently provided to us on a rent-free basis by Hughes Consulting, Inc. On completion of this offering, we expect to relocate our offices to an as-yet unidentified office building in Boulder, Colorado. This space will be provided to us by Hughes Consulting, Inc. and Jeltex Holdings, LLC, affiliates of Stephen B. Hughes and James E. Lewis. Under our agreement with Hughes Consulting and Jeltex Holdings, we will pay these entities a combined total of $10,000 per month for offices and administrative services, including secretarial support, commencing on completion of this offering. This arrangement is memorialized in a letter agreement between us and Hughes Consulting and Jeltex Holdings. We believe that based on rents and fees for similar services in the Boulder, Colorado area, that the fee which will be charged by Hughes Consulting and Jeltex Holdings is at least as favorable as we could have obtained from an unaffiliated party. We consider our existing office space adequate for our current operations.

Employees

We have two officers, both of whom are also members of our board of directors. Although our officers are not obligated to contribute any specific number of hours per week to our business, we expect that following this offering Mr. Hughes will devote at least 80% of his working time to our business and Mr. Lewis will devote at least 30% of his working time to our business. The amount of time Messrs. Hughes and Lewis will devote to us in any time period will vary based on the availability of suitable target businesses to investigate, the course of negotiations with target businesses, and the due diligence preceding and accompanying a possible business combination. We do not intend to have any full time employees prior to the consummation of a business combination.

Special Advisors

We have two special advisors who we may retain to assist us in performing operational analyses and due diligence on potential target businesses. These advisors, Messrs. John T. Stofko and Christopher W. Wolf, have extensive experience in various aspects of the food and beverage industries. Please see the information under “Management—Special Advisors” for information about Messrs. Stofko and Wolf. Mr. Stofko is one of our initial stockholders and for that reason we are prohibited from compensating him for any advisory services he renders to us. Because Mr. Wolf is not an officer, director or initial stockholder of Boulder Specialty Brands, we may compensate Mr. Wolf for advisory services he renders to us. We have a letter agreement with Mr. Wolf under which we and Mr. Wolf have agreed that we will compensate Mr. Wolf at a per-diem consulting rate of $1,250 for due diligence and other advisory services he renders to us. The letter agreement does not commit Mr. Wolf to devote a specific number of days per month to us. However, we have advised Mr. Wolf that we intend to utilize his services to conduct financial, tax and other due diligence activities once we have identified a potential target business or businesses, and that those services may require him to devote substantially full-time to us during an indeterminate period. There is no assurance that Mr. Wolf’s services will then be available to us, as Mr. Wolf is not a party to an employment or non-compete agreement with us, and is not contractually committed to us in any manner. All payments to Mr. Wolf for his services will be paid from funds not held in trust which are allocated to due diligence activities.

Periodic Reporting and Financial Information

We have registered our securities under the Securities Exchange Act of 1934, as amended, and after this offering will have public reporting obligations, including the filing of annual and quarterly reports with the SEC. In accordance with the requirements of the Securities Exchange Act of 1934, our annual report will contain financial statements audited and reported on by our independent registered public accounting firm and our quarterly reports will contain financial statements reviewed by our independent registered public accounting firm.

We will not acquire a target business if we cannot obtain audited financial statements based on United States generally accepted accounting principles for such target business. We will provide these financial statements in the proxy solicitation materials sent to stockholders for the purpose of seeking stockholder approval of our initial business combination. Our management believes that the need for target businesses to have, or be able to obtain, audited financial statements may limit the pool of potential target businesses available for acquisition.

Legal Proceedings

To the knowledge of management, there is no litigation currently pending or contemplated against us or any of our officers or directors in their capacity as such.

MANAGEMENT

Directors and Executive Officers

Our directors and executive officers as of the date of this prospectus are as follows:

Name	Age	Position
Stephen B. Hughes	50	Chairman of the Board and Chief Executive Officer
James E. Lewis	56	Vice Chairman and Director
William E. Hooper	69	Director
Robert F. McCarthy	56	Director
Michael R. O’Brien	62	Director
Gerald J. Laber	61	Director

Stephen B. Hughes has been our chairman of the board and chief executive officer since our inception. Since 2004, Mr. Hughes has served as the first non-employee member of the board of directors and a director of The Cambridge Group, a leading demand strategy consulting firm headquartered in Chicago, Illinois. While with Cambridge, Mr. Hughes has led or participated in securing new demand strategy engagements with a number of major consumer packaged goods (CPG) companies. From 2002 to 2004, Mr. Hughes served first as vice president of sales and then as the senior vice president of marketing and sales for White Wave Foods Company, a division of Dean Foods Company. Having joined White Wave immediately following its sale to Dean Foods, Mr. Hughes played a key role in increasing White Wave’s revenue run rate from approximately $200 million to over $400 million per year and positioning the White Wave management team to significantly outperform its earn-out objectives and receive a payout exceeding the targeted earn-out. From 2000 to 2002, he served as chairman of the board and chief executive officer of Frontier Natural Product, Inc., a privately held cooperative providing distribution services, organic ingredients and spices to the natural foods industry.

Mr. Hughes was president and chief executive officer of Celestial Seasonings, Inc. from 1997 to 2000, at which time Celestial Seasonings was acquired by The Hain Food Group, Inc. During Mr. Hughes’ tenure at Celestial, Celestial’s annual revenues from tea increased from $79 million to over $124 million and earnings before interest, taxes, depreciation and amortization, or EBITDA, increased from $12.0 million to $24.0 million; two new tea product segments were introduced and expanded (Green and Wellness Teas), with each achieving significant market share between one and two years of introduction; and during his 35 month tenure as chief executive officer, Celestial’s market capitalization increased from $80 million to almost $400 million.

From 1992 to 1996, Mr. Hughes held executive positions with increasing responsibilities at Tropicana Products, Inc., a division of Seagram Company, Ltd. Having first been appointed executive vice president of marketing in 1992, Mr. Hughes advanced to executive vice president and general manager of marketing and sales in 1993, and to executive vice president and general manager of U.S. Consumer and Commercial Operations, a $1.7 billion sales business, the position in which he served from 1994 to 1996. While Mr. Hughes was with Tropicana, its revenues increased from $1.2 billion to $1.7 billion; its market share of ready to drink orange juice increased from 34% to 42%; EBITDA increased from $60 million to $215 million; Mr. Hughes oversaw the development and launch of the Grovestand brand and extended the Pure Premium line through introducing multiple flanker products; Tropicana acquired and integrated the Dole beverage operation, then a $200 million in sales business; and Mr. Hughes led the U.S. re-engineering effort for customer fulfillment, implemented a customer promotion planning system and a category management system, and oversaw the implementation of two management information systems projects for customer planning and billing/invoicing. In 1997, Tropicana Dole was purchased by PepsiCo, Inc. from Seagram Beverage Company for over $3.0 billion.

Mr. Hughes was employed with the frozen food division of ConAgra Foods, Inc., as a vice president for new products from 1988 to 1989 and as executive vice president and general manager from 1989 to 1992. In these capacities, Mr. Hughes led the development and launch of the Healthy Choice initial line of frozen foods and the development and launch of products in eight extension categories. While with Healthy Choice, Mr. Hughes was responsible for developing, positioning, advertising and pricing strategies; raw material procurement and plant operations procedures; developed the strategy for rapid multi-category expansion; oversaw the introduction of pizza, soup, ice cream and breaded fish products; and developed licensing and partner relationships that led to the introduction of Healthy Choice cookies, cereals and Slim-Fast frozen meals manufactured by strategic partners. While Mr. Hughes was with the frozen food division, Healthy Choice annual revenues increased from zero to $1.0 billion and he initiated acquisition discussions with the owner of Marie Callander that led to its subsequent acquisition by ConAgra Foods.

From 1978 to 1988, Mr. Hughes held a number of marketing positions with the Consumer Products Group of McCormick & Company, Incorporated, the world’s largest maker of spices and a leading marketer of seasonings, flavorings, sauces and extracts. Among his responsibilities at McCormick’s Consumer Products Group were director of new ventures (1986-1988); director of the Tio Sancho Mexican food line (1983-1986); director of new products (1982-1983); assistant brand manager for seasoning mixes (1979-1981); and retail sales representative (1978-1979). Mr. Hughes also co-led the Project One team, a comprehensive re-engineering project that converted McCormick’s core spices business from metal tins to plastic bottles.

Mr. Hughes holds a Bachelor of Arts degree in economics and political science from Denison University and an MBA degree with a concentration in marketing and finance from the University of Chicago. He also serves on the Board of Trustees for the Alexander Dawson School and the Boulder Valley Lacrosse Association.

James E. Lewis has been our vice chairman and a director since inception. Since 1991, Mr. Lewis has served as chairman and chief executive of Jeltex Holdings, LLC, formerly Jeltex Holdings, Inc. The Jeltex group has been comprised of significant or controlling ownership stakes acquired, held and sold for Mr. Lewis’ personal account in a vertically integrated group of private food businesses engaged in vegetable farming, fresh produce distribution, manufacture of canned foods and retail grocery distribution. Today, Mr. Lewis and his spouse hold a controlling interest in Centennial Specialty Foods Corporation, a public company engaged in the manufacture and marketing of specialty branded, quality ethnic Southwestern canned sauces and food products. From June 1996 to February 1998, Mr. Lewis served on the board of directors of Granite Financial, Inc., a publicly traded equipment leasing company. Granite Financial was sold to Fidelity National Financial, Inc., a diversified financial services firm listed on the New York Stock Exchange, in a stock exchange transaction in February 1998. From 1991 to 1993, Mr. Lewis also served on the board of directors of Golden Shamrock Mines Ltd., a publicly traded Australian gold mining company with its primary operations in Ghana, West Africa.

From 1986 to 1991, Mr. Lewis was vice chairman and executive director of the Concord group of companies, and served as a consultant to the Concord group from 1991 to 1993. At that time, the Concord group was a diversified international conglomerate that included a uranium trading company and an equipment leasing company. From 1977 to 1986, Mr. Lewis held positions of increasing responsibility with the Energy Fuels group of companies, which were primarily engaged in coal and uranium mining. While with the Energy Fuels group, he commenced employment as tax manager and rose to the position of vice president of finance. From 1973 to 1977, Mr. Lewis was employed in the tax division of Arthur Andersen & Co.

Mr. Lewis is a certified public accountant and is a member of the American Institute of Certified Public Accountants and the Colorado Society of Certified Public Accountants. He holds a BBA degree in accounting from Texas Tech University. Mr. Lewis also will serve as a director of Sierra Mining Corporation, a blank check company with a business plan similar to ours that intends to acquire operating companies in the natural resources and mining industries.

William E. Hooper has been a member of our board of directors since June 2005. Since 2000, Mr. Hooper has served as Chairman of Trahan, Burden & Charles Inc., or TBC, a mid-sized advertising agency headquartered in New York and Baltimore that provides creative, public relations, media planning and buying, and direct marketing services to a broad spectrum of corporate customers. Among TBC’s clientele are Dow Jones & Company, Nextel Communications, Vanguard Securities, Yellow Book Directories, Gaylord Hotels, The Mills Corporation and the National Security Agency. From 1990 to 2000, Mr. Hooper maintained an independent consultancy in marketing communication investments and strategy. His clients during this period encompassed some of the leading companies in the consumer packaged foods business including ConAgra Foods, Inc.,

Nabisco, Inc., Celestial Seasonings, Inc., Tropicana Products, Inc., and White Wave Foods Company, the manufacturer of Silk soymilk and cultured soy food products, as well as Darden Restaurants, Inc., the owner and operator of Red Lobster Restaurants, Budget Rent a Car System, Inc., and CVS Corporation, the owner and operator of CVS Drugstores. From 1975 to 1990, Mr. Hooper was a partner and member of the five-person executive committee of W. B. Doner, currently the largest independent advertising agency in the U.S. While with Doner, Mr. Hooper served as president from 1984 to 1989 and was responsible for the firm’s accounts with major clients and brands including Klondike Ice Cream, McCormick Spices, Marriott, Arby’s, Black & Decker, Bell Atlantic, Commercial Credit and ERA Real Estate. Mr. Hooper holds a B.S. degree in business administration from Loyola College of Maryland and has served on the board of trustees of the Loyola College of Maryland, the National Aquarium and the St. Joseph’s Medical Center in Baltimore. He was also a member of the U.S. Army Reserve Military Police Corp. from 1958 to 1966.

Robert F. McCarthy has been a member of our board of directors since June 2005. Since 2004, Mr. McCarthy has been active in advising several consumer packaged goods (CPG) companies and managing his personal investments. From 1998 to 2004, Mr. McCarthy co-led the roll-up of the CPG food sales agency business that resulted in the creation of a national agency, Acosta Sales and Marketing Company. With $40 billion in managed sales, Acosta is currently responsible for over 10% of all sales in the U.S. grocery industry. From 1998 to 2004, Mr. McCarthy served as president of the Acosta Grocery Channel, the grocery division of Acosta Sales and Marketing.

Acosta is the leading full service sales and marketing agency providing out-sourced sales, merchandising, marketing and promotional services to CPG manufacturers across the U.S. The operations of the Acosta Grocery Channel accounted for over 80% of Acosta revenue and employed in excess of 80% of Acosta’s over 10,000 sales associates. Acosta was created in 1998 through the merger of Acosta and PMI-Eisenhart, where Mr. McCarthy was president and chief operating officer. This newly merged company then acquired several other major regional sales agencies, Kelley-Clarke in the West, MAI Companies in the Northeast and Luke Soules/Southwest L.P. in the Southwest. Following these initial acquisitions, Acosta purchased four agencies in Canada and several specialty agencies in the U.S., becoming the largest CPG sales agency in North America.

Mr. McCarthy began work at PMI in 1971 and over the course of the following 25 years, he assumed increasing responsibilities as he rose from marketing manager to account executive, president and chief operating officer, and finally to president and chief executive officer. Mr. McCarthy was president and chief operating officer of PMI from 1983 to 1989, and president and chief executive officer from 1989 to 1995. Mr. McCarthy was instrumental in negotiating PMI’s merger with Eisenhart, Inc. in 1995, as well as three subsequent acquisitions that positioned PMI-Eisenhart as the leading consumer packaged goods sales agency in the central U.S. before the Acosta merger. Mr. McCarthy was president and chief operating officer of PMI-Eisenhart from 1995 until its merger with Acosta in 1998.

From 1980 to 1995, Mr. McCarthy served as a member or chair of a number of client/sales agency advisory boards, including those for Brach, Celestial Seasonings, Clorox, Domino Sugar, IRI, Mars, Minute Maid, Nabisco, Pillsbury and Quaker Oats. He is also a past president of the Chicago Food Brokers Association and presently serves on the board of directors of The Steak – Umm Company and Chomp, Inc. He holds a BBA degree in marketing from the University of Notre Dame and a Master of Management degree from the Kellogg School of Business at Northwestern University.

Michael R. O’Brien has been a member of our board of directors since June 2005. Mr. O’Brien co-founded Catalina Marketing Corporation, a direct marketing company, in 1983, and served as Catalina’s president until 1989 and as its chairman of the board and chief executive officer until 1992. Since 1992, Mr. O’Brien has been chairman emeritus of, and a consultant to, Catalina. Catalina was founded to develop and distribute behavior-based communications for consumer packaged goods and pharmaceutical products manufacturers, marketers and retailers. The principal means of such communications have been in-store coupons delivered based on purchase behavior and distributed primarily in domestic supermarkets. Catalina is now a global leader in behavior-based, targeted-marketing services and programs offered through a variety of distribution channels. These marketing services include discount coupons, loyalty marketing programs, informative newsletters, sampling, advertising, in-store instant-win games and other incentives that are delivered directly to shoppers by various methods.

Prior to co-founding Catalina, Mr. O’Brien founded and served as president of TRIM, Inc., a spin-off of Tele-Research, Inc. TRIM, Inc. was sold to Harte-Hank Communications Inc. in 1980. Mr. O’Brien has previously served on the boards of directors of MemberWorks and Imagitas, Inc. MemberWorks designs and markets innovative membership programs that offer members access to significant savings at national brand name service providers and merchants, while membership organizations receive royalties in exchange for providing MemberWorks with members. Imagitas is a targeted direct mail marketing company serving Federal and state governmental agencies such as the U.S. Postal Service and corporate clients such as Home Depot and Ford. Imagitas was sold to Pitney Bowes Inc. in 2005. He currently serves on the board of directors of Velocity Media, Inc. Mr. O’Brien received a B.A. degree in marketing from the University of Kansas.

Gerald J. “Bud” Laber has been a member of our board of directors since June 2005. He has been a private investor since 2000, when he retired after 33 years of service with Arthur Andersen & Co. Mr. Laber was a partner with Arthur Andersen from 1980 to 2000 and, with the exception of a leave for military service from 1966 through 1968, was employed by Arthur Andersen from 1965 until retiring in 2000. Mr. Laber is a certified public accountant and is a member of the American Institute of Certified Public Accountants and the Colorado Society of Certified Public Accountants. Since July 2003, he has served as a member of the board of directors and chair of the audit committee of Healthetech, Inc.; since October 2003 on the board of directors and chair of the audit committee of Centennial Specialty Foods Corporation; since January 2004 on the board of directors and as chair of the audit committee of Scott’s Liquid Gold, Inc; since April 2004 on the board of directors and as chair of the audit committee of Spectralink Corporation; since July 2004 on the board of directors and as chair of the audit committee of Qualmark Corporation; and since July 2004 on the board of directors and audit committee of Applied Films Corporation. Each of these companies is publicly traded. Mr. Laber holds a BSBA degree with a major in accountancy from the University of South Dakota, and is a member of the board of directors or trustees of several charitable organizations with offices in the metropolitan Denver, Colorado area.

Number and Terms of Office of Directors

Our board of directors is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors, consisting of Messrs. O’Brien and Laber, will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Messrs. Hooper and McCarthy, will expire at the second annual meeting of stockholders. The term of office of the third class of directors, consisting of Messrs. Hughes and Lewis, will expire at the third annual meeting of stockholders.

These individuals will play a key role in identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating its acquisition. Collectively, through their positions described above, our directors have extensive experience in the consumer packaged goods industry. None of these individuals has been a principal of or affiliated with a public company or blank check company that executed a business plan similar to our business plan and none of these individuals is currently affiliated with such an entity with the exception of Mr. Lewis. However, we believe that the skills and expertise of these individuals, their collective access to target businesses, and their ideas, contacts, and acquisition expertise should enable them to successfully identify and assist us in completing a business combination. However, there is no assurance such individuals will, in fact, be successful in doing so.

Special Advisors

We also have two special advisors, Messrs. John T. Stofko and Christopher W. Wolf, who will assist us in identifying, seeking and completing a business combination. We may also engage Mr. Wolf to perform operational and financial due diligence investigations of target businesses with which we may seek to combine. We have no written or oral agreements to utilize Mr. Wolf’s services, but have advised him that, depending on his schedule and availability, we would be willing to compensate him at his standard per-diem rate for assistance he may provide to us in assessing the operational and financial condition of prospective target businesses. Mr. Stofko is an initial stockholder of Boulder Specialty Brands and we therefore cannot compensate him in any manner for advisory services he provides to us.

John T. Stofko has over 25 years’ management and finance experience with some of the leading companies in the consumer products industry. Since 2001, Mr. Stofko has been president of John T. Stofko Associates, Inc., a consulting firm specializing in corporate strategy and business development for emerging growth companies, particularly those in the consumer packaged goods industry. From 1996 to 2001, Mr. Stofko served as senior vice president and chief financial officer of Tropicana Products, Inc., a division of the Seagram Company, Ltd. At Tropicana, Mr. Stofko assisted Seagram Company, Ltd. in the sale of Tropicana to PepsiCo for over $3.0 billion in late 1998, where he remained until 2001. He was involved in all major business development activities including acquisitions, joint ventures and licensing while with Tropicana, and also served as a member of the senior management committee that developed major strategic initiatives.

From 1994 to 1995, he served as chief financial officer and vice president of finance of Uniroyal Chemical Corporation, where he co-led that company’s effort to complete a $150 million initial public offering of equity securities. From 1992 to 1994, Mr. Stofko served as president of AZ Marketing Services, Inc., a marketing services firm that serves the retail consumer direct marketing trade and at that time provided marketing services to consumer catalogues such as Victoria’s Secret, Bloomindales-by-Mail and Spiegel. From 1987 to 1992, Mr. Stofko was executive vice president of the beverage group of Cadbury Schweppes, PLC, with world-wide responsibility for finance, business development, research and development, and manufacturing. During his tenure at Cadbury Schweppes, he was involved in a number of strategic acquisitions including the purchase of Canada Dry and the initial equity participation in Dr. Pepper/7-Up. From 1974 to 1986, Mr. Stofko was with Bristol-Myers Squibb Co., including as executive vice president of Clairol North America from 1981 to 1986, vice president and corporate controller from 1977 to 1981, and assistant corporate controller from 1974 to 1977. From 1963 to 1974, Mr. Stofko held various financial positions with increasing responsibilities at Mobil Oil, Olin Chemicals and the Singer Company. Mr. Stofko is a graduate of Cornell University where he earned a B.A. degree in economics and an M.B.A. degree in marketing and finance.

Christopher W. Wolf has over 18 years experience as a financial executive and consultant to companies in the marketing, retail, and technology sectors. From 1996 to 2004, Mr. Wolf was employed in various finance and tax positions with Catalina Marketing Corporation, culminating in his service as chief financial officer from 2002 to 2004. He also served as executive vice president from 2003 to 2004; senior vice president from 2002 to 2003; vice president –finance and treasurer from 2000 to 2002; executive director of tax, treasury and international finance from 1998 to 2000; senior director of tax and international finance from 1997 to 1998; and senior director of tax from 1996 to 1997. As chief financial officer, Mr. Wolf had responsibility for strategic planning, development and leadership of the finance function of Catalina, a leader in behavior-based, targeted-marketing services and programs offered through a variety of distribution channels with revenues of over $450 million. These marketing services include discount coupons, loyalty marketing programs, informative newsletters, sampling, advertising, in-store instant-win games and other incentives that are delivered directly to shoppers by various methods. Mr. Wolf also had oversight responsibility in his role as chief financial officer for corporate governance, legal affairs, intellectual property, SEC reporting, investor relations, financial analysis and planning, and both capital and operating budgeting, forecasting and cash management.

Prior to joining Catalina, Mr. Wolf served for a ten year period as a tax manager and consultant for Arthur Andersen & Co. In addition to assisting clients in tax planning and compliance matters and representing clients before the Internal Revenue Service and state tax authorities with respect to income, sales, use and other taxes, Mr. Wolf consulted on tax issues with respect to mergers and acquisitions, initial public offerings, spin-offs, and other taxable and tax-free corporate finance transactions. Mr. Wolf is a certified public accountant. He holds a B.S. degree in accounting from Florida State University and a Master of Accounting degree from the University of North Carolina.

Messrs. Stofko and Wolf are not currently affiliated with the members of our management team or any initial stockholder, except that Mr. Stofko is one of our initial stockholders. Mr. Wolf may be compensated for his services if he assists us in identifying or conducting due diligence concerning one or more target businesses, because he is not an officer, director or initial stockholder of Boulder Specialty Brands. Mr. Wolf will receive a $1,250 per diem rate for due diligence and other consulting services he provides to us. All payments to Mr. Wolf for his services will be paid from funds not held in trust that are allocated to due diligence activities.

Executive Officer Compensation

None of our executive officers or directors has received any cash compensation for services rendered. Commencing on the effective date of this prospectus through the acquisition of a target business, we will pay Hughes Consulting, Inc. and Jeltex Holdings, LLC, entities owned and controlled by each of Messrs. Hughes and Lewis, respectively, a combined total of $10,000 per month for office space and administrative services, including secretarial support. This arrangement is being agreed to by Hughes Consulting, Inc. and Jeltex Holdings, LLC for our benefit and is not intended to provide Messrs. Hughes and Lewis compensation in lieu of a salary. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated third party. No other executive officer or director has a relationship with or interest in Hughes Consulting, Inc. or Jeltex Holdings, LLC. Other than this $10,000 per-month fee, no compensation of any kind, including finder’s and consulting fees, will be paid to any of our initial stockholders, including our officers and directors, or any of their respective affiliates, for services rendered prior to or in connection with a business combination. However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. After a business combination, our executive officers and directors who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to stockholders, to the extent then known, in the proxy solicitation materials furnished to our stockholders. It is unlikely the amount of such compensation will be known at the time of a stockholder meeting held to consider a business combination, as it will be up to the directors of the post-combination business to determine executive and director compensation. In this event, such compensation will be publicly disclosed at the time of its determination in a Form 8-K, as required by the SEC.

Because none of our directors may be deemed “independent” due to their eligibility to have their expenses reimbursed, we will generally not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement. Subject to availability of proceeds not placed in the trust account, there is no limit on the amount of out-of-pocket expenses that could be incurred and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which would include persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. To the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account, such out-of-pocket expenses would not be reimbursed by us unless we consummate a business combination. In addition, we may opt to make down payments or pay “no shop” or similar fees and expenses in connection with a proposed business combination, which may reduce amounts not deposited in the trust account usable for reimbursement of out-of-pocket expenses incurred on our behalf. We will not require, however, that the reimbursement of such out-of-pocket expenses in excess of the available proceeds not deposited in the trust account be included as a condition in any agreement with respect to a business combination. In addition, we will not consider the inclusion of such a condition as a factor in determining whether to proceed with any potential business combination.

Director Independence

Our board of directors has determined that Messrs. Hooper, McCarthy, O’Brien and Laber are “independent directors” as defined in the American Stock Exchange listing standards and Rule 10A-3 of the Exchange Act.

Board Committees

On completion of this offering, our board of directors will form an audit committee, a compensation committee and a governance and nominating committee. Each committee will be comprised of three of our independent directors identified above.

Audit Committee

On completion of this offering, our audit committee will consist of Messrs.                     ,                      and Laber. The independent directors we will appoint to our audit committee will each be an independent member of our board of directors as defined by the Amex Company Guide and applicable SEC rules. Each member of our audit committee will be financially literate under the current listing standards of the American Stock Exchange, and our board of directors has determined that Mr. Laber qualifies as an “audit committee financial expert,” as such term is defined by SEC rules implementing Section 407 of the Sarbanes-Oxley Act of 2002. The responsibilities of our audit committee include:

•	meeting with our management periodically to consider the adequacy of our internal controls and the objectivity of our financial reporting;

•	appointing the independent registered public accounting firm, determining the compensation of the independent registered public accounting firm and pre-approving the engagement of the independent registered public accounting firm for audit and non-audit services;

•	overseeing the independent registered public accounting firm, including reviewing independence and quality control procedures and experience and qualifications of audit personnel that are providing us audit services;

•	meeting with the independent registered public accounting firm and reviewing the scope and significant findings of the audits performed by them, and meeting with management and internal financial personnel regarding these matters;

•	reviewing our financing plans, the adequacy and sufficiency of our financial and accounting controls, practices and procedures, the activities and recommendations of the auditors and our reporting policies and practices, and reporting recommendations to our full board of directors for approval;

•	establishing procedures for the receipt, retention and treatment of complaints regarding internal accounting controls or auditing matters and the confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters; and

•	following the completion of this offering, preparing the report required by the rules of the SEC to be included in our annual proxy statement.

Each of the independent auditors and our financial personnel will have regular private meetings, or executive sessions, with our audit committee and will have unrestricted access to our audit committee.

Compensation Committee

On completion of this offering, the members of our compensation committee will be Messrs.                     ,                     , and                     . The functions of our compensation committee include:

•	establishing overall employee compensation policies and recommending to our board of directors major compensation programs;

•	reviewing and approving the compensation of our corporate officers and directors, including salary and bonus awards;

•	administering our various employee benefit, pension and equity incentive programs;

•	reviewing executive officer and director indemnification and insurance matters; and

•	following the completion of this offering, preparing an annual report on executive compensation for inclusion in our proxy statement.

None of the persons who will be members of our compensation committee upon the effectiveness of, or following, this offering will have ever been employed by us.

Governance and Nominating Committee

On completion of this offering, the members of our governance and nominating committee will be Messrs.                     ,                      and                     . The functions of our governance and nominating committee include:

•	recommending qualified candidates for election to our board of directors;

•	evaluating and reviewing the performance of existing directors;

•	making recommendations to our board of directors regarding governance matters, including our certificate of incorporation, bylaws and charters of our committees; and

•	developing and recommending to our board of directors governance and nominating guidelines and principles applicable to us.

Code of Ethics and Committee Charters

We have adopted a code of ethics that applies to our officers, directors and employees. Our code of ethics, as applied to our senior executive officers, including our Chief Executive Officer and principal accounting officer, is expected to comply with the requirements of Section 406 of the Sarbanes-Oxley Act. We will file copies of our code of ethics and our board committee charters as exhibits to the registration statement that includes this prospectus. You will also be able to review these documents by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the code of ethics will be provided without charge upon request to us. We intend to disclose any amendments to or waivers of certain provisions of our code of ethics on our website within 5 business days of such amendment or waiver or as otherwise required by the SEC or the American Stock Exchange.

Conflicts of Interest

Potential investors should be aware of the following potential conflicts of interest:

•	None of our officers and directors are required to commit their full time to our affairs and, accordingly, they will have conflicts of interest in allocating management time among various business activities.

•	In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to our company as well as the other entities with which they are affiliated. They may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a complete description of our management’s other affiliations, see the previous section entitled “Directors and Executive Officers.”

•	Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by our company.

•	Since our directors beneficially own shares of our common stock which will be released from escrow only in certain limited situations, our board may have a conflict of interest in determining whether a particular target business is appropriate to effect a business combination. The personal and financial interests of our directors and officers may influence their motivation in identifying and selecting a target business, completing a business combination timely and securing the release of their stock.

•	Our officers and directors who purchase common stock in the open market are required to vote such shares in favor of a business combination. Accordingly, these initial stockholders will not be eligible to the exercise conversion rights that are available to our public stockholders.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity;

•	the opportunity is within the corporation’s line of business; and

•	it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

Each of our directors has, or may come to have, to a certain degree, other fiduciary obligations. A majority of our officers and directors have fiduciary obligations to other companies on whose board of directors they presently sit, or which they may join in the future. To the extent that they identify business opportunities that may be suitable for us or other companies on whose board of directors they may sit, our directors will honor those fiduciary obligations. Accordingly, they may not present opportunities to us that come to their attention in the performance of their duties as directors of such other entities unless the other companies have declined to accept such opportunities or clearly lack the resources to take advantage of such opportunities.

In connection with the vote required for any business combination, all of our initial stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock which were owned prior to this offering in accordance with the vote of the public stockholders owning a majority of the shares of our common stock sold in this offering. Our initial stockholders have agreed that any common stock included in units purchased in this offering or in the open market, or any shares of common stock purchased by them once separate trading of common stock and warrants begins, will be voted in favor of a business combination. As such, these shares of common stock will not be eligible to participate in the conversion rights granted to our public stockholders with respect to a potential business combination. In addition, our initial stockholders have agreed to waive their respective rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination with respect to all shares of common stock then owned by them, whether acquired before, in or after this offering.

To further minimize potential conflicts of interest, we have agreed not to consummate a business combination with an entity which is affiliated with any of our initial stockholders unless we obtain an opinion from an independent investment banking firm that the business combination is fair to our stockholders from a financial point of view. If we were to pursue such a business combination, we expect that such fairness opinion will be included in our proxy solicitation materials furnished to our stockholders and that the independent investment banking firm will be a consenting expert.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of the date of this prospectus, and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus, and assuming no purchase of units in this offering, by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•	each of our officers and directors; and

•	all our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	Approximate Percentage of Outstanding Common Stock
		Before Offering	After Offering
Stephen B. Hughes (2)(3)	1,951,387	45.91%	9.64%
James E. Lewis (3)(4)	1,494,513	35.17	7.38
William E. Hooper (3)	53,125	1.25	.26
Robert F. McCarthy (3)	53,125	1.25	.26
Michael R. O’Brien (3)	53,125	1.25	.26
Gerald J. Laber (3)	53,125	1.25	.26
Lee Anne Lewis	212,500	5.00	1.00
All directors and executive officers as a group (six individuals)	3,658,400	86.08%	18.06%

(1)	The business address of each of the individuals is 6106 Sunrise Ranch Drive, Longmont, Colorado 80503.

(2)	Mr. Hughes is our Chairman of the Board and Chief Executive Officer. Includes 318,750 shares owned in equal 106,250 share increments by the Caroline Elise Hughes Irrevocable Trust, the John Trevelyn Hughes Irrevocable Trust, and the Henry Thomas Hughes Irrevocable Trust, trusts established for the benefit of Mr. Hughes’ three minor children and as to which his spouse is the trustee.

(3)	Each of the noted individuals is a director.

(4)	Mr. Lewis is our Vice Chairman and a director. Includes 747,257 shares owned of record by Janis M. Lewis, the spouse of Mr. Lewis. Excludes 212,500 shares owned by Lee Anne Lewis, Mr. Lewis’ adult sister.

None of our initial stockholders, officers and directors has indicated to us that he or she intends to purchase units in the offering. However, Messrs. Hughes and Lewis, and/or their designees have each agreed to make open market purchases of an aggregate of up to 500,000 warrants, or a combined total of 1,000,000 warrants, within 40 trading days after separate trading of the warrants begins so long as the price of such warrants does not exceed $1.20. Immediately after this offering, assuming no exercise of the over-allotment option by the underwriters, our initial stockholders, including our officers and directors, collectively, will beneficially own 20% of the then issued and outstanding shares of our common stock. Because of this ownership block, these stockholders may be able to effectively influence the outcome of all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of a business combination.

In addition, if we take advantage of increasing the size of the offering pursuant to Rule 462(b) under the Securities Act, we may effect a stock dividend in such amount to maintain the initial stockholders’ collective ownership at 20% of our issued and outstanding shares of common stock upon consummation of the offering.

All of the shares of our common stock outstanding prior to the date of this prospectus will be placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent, until the earliest of:

•	three years following the date of this prospectus;

•	our liquidation; or

•	the consummation of a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our consummating a business combination with a target business.

During the escrow period, the holders of these shares will not be able to sell or transfer their securities except to their spouses and children or trusts established for their benefit, but will retain all other rights as our stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate, none of our initial stockholders will receive any portion of the liquidation proceeds with respect to common stock owned by them prior to the date of this prospectus. Our initial stockholders have also agreed to waive any rights to a liquidating distribution with respect to any shares of common stock included in units purchased in this offering or in the open market, or with respect to common stock purchased after separate trading of the common stock and warrants has commenced.

Messrs. Hughes and Lewis have collectively agreed with Roth Capital Partners that after this offering is completed and within the first 40 trading days after separate trading of the warrants has commenced, that each of Messrs. Hughes and Lewis, or certain of their affiliates or designees, will purchase up to 500,000 warrants in the public market, or a combined total of 1,000,000 warrants, at prices not to exceed $1.20 per warrant. Each of them has further agreed that any warrants purchased by him or his affiliates or designees will not be sold or transferred until the completion of a business combination.

The common stock and warrants may begin separate trading on the 90th day after the date of this prospectus, unless Roth Capital Partners, LLC determines that an earlier date is acceptable, subject to our having filed the Form 8-K described below. If Roth Capital Partners permits separate trading of the common stock and warrants prior to the 90th day after the date of this prospectus, we will issue a press release and file a Form 8-K with the SEC announcing when such separate trading will begin. If the over-allotment option is exercised, Roth Capital Partners expects to permit separate trading of the common stock and warrants as soon as reasonably practicable after we file a Form 8-K with the SEC that reports the closing of the sale of the units issuable on exercise of the over-allotment option. Purchases of warrants demonstrate confidence in our ultimate ability to effect a business combination because the warrants will expire worthless if we are unable to consummate a business combination and are ultimately forced to liquidate.

In addition, in connection with the vote required for our initial business combination, our initial stockholders, including all of our officers and directors, have agreed to vote the shares of common stock acquired by them before this offering in accordance with the majority of the shares of common stock voted by the public stockholders. The initial stockholders have also agreed to vote any shares acquired by them in or after this offering in favor of a business combination. Therefore, an initial stockholder who acquires shares in or after this offering must vote such shares in favor of the proposed business combination and has, as a result, waived the right to exercise conversion rights for those shares in the event that a business combination is approved by a majority of our public stockholders.

Messrs. Hughes, Lewis, Hooper, McCarthy, O’Brien and Laber may be deemed to be our “parents” and “promoters,” as these terms are defined under the Federal securities laws.

CERTAIN TRANSACTIONS

In June 2005, we issued an aggregate of 4,250,000 shares of our common stock to the individuals set forth below for $25,000 in cash, at an average purchase price of $0.00588 per share, as follows:

Name	Number of Shares	Relationship to Us
Stephen B. Hughes	1,632,637	Stockholder, Chairman of the Board and Chief Executive Officer
James E. Lewis	747,256	Stockholder, Vice Chairman and Director
William E. Hooper	53,125	Stockholder and Director
Robert F. McCarthy	53,125	Stockholder and Director
Michael R. O’Brien	53,125	Stockholder and Director
Gerald J. Laber	53,125	Stockholder and Director
John T. Stofko	28,475	Special Advisor and Stockholder
Caroline Elise Hughes Irrevocable Trust	106,250	Stockholder
John Trevelyn Hughes Irrevocable Trust	106,250	Stockholder
Henry Thomas Hughes Irrevocable Trust	106,250	Stockholder
Stephen Feldhaus	53,125	Stockholder
Janis M. Lewis	747,257	Stockholder
Jeffrey R. Nieder	148,750	Stockholder
Peter Mazula	148,750	Stockholder
Lee Anne Lewis	212,500	Stockholder

The holders of the majority of these shares will be entitled to make up to two demands that we register these shares pursuant to an agreement to be signed prior to or on the date of this prospectus. The holders of the majority of these shares may elect to exercise these registration rights at any time after the date on which these shares of common stock are released from escrow. Such release is to occur three years from the date of this prospectus, except in predetermined circumstances. In addition, these stockholders have certain “piggy-back” registration rights on registration statements filed subsequent to the date on which these shares of common stock are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

Messrs. Hughes and Lewis, and/or their designees, have collectively agreed with Roth Capital Partners that after this offering is completed and within the first 40 trading days after the warrants begin separate trading, each of Messrs. Hughes and Lewis, or certain of their affiliates or designees, will purchase up to 500,000 warrants in the public market, or a combined total of 1,000,000 warrants, at prices not to exceed $1.20 per warrant. Each of them have further agreed that any warrants purchased by him or his affiliates or designees will not be sold or transferred until the completion of a business combination.

On completion of this offering; we have agreed to pay Hughes Consulting, Inc. and Jeltex Holdings, LLC, entities owned and controlled by Messrs. Hughes and Lewis, respectively, a combined monthly fee of $10,000 for office space and administrative services, including secretarial support. This arrangement is being agreed to by Hughes Consulting, Inc. and Jeltex Holdings, LLC for our benefit and is not intended to provide Messrs. Hughes or Lewis compensation in lieu of a salary. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated third party. However, as our directors may not be deemed “independent,” we did not have the benefit of disinterested directors approving these transactions.

Messrs. Hughes and Lewis have advanced $200,000 to us as of the date of this prospectus to cover expenses related to this offering. These advances are non-interest bearing, unsecured and are due at the earlier of March 31, 2006 or the consummation of this offering. The loans will be repaid out of the proceeds of this offering not placed in trust.

We will reimburse our officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. Subject to availability of proceeds not placed in the trust account, there is no limit on the amount of out-of-pocket expenses that could be incurred and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which would include persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. To the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account, such out-of-pocket expenses would not be reimbursed by us unless we consummate a business combination. In addition, we may opt to make down payments or pay “no shop” or similar fees and expenses in connection with a proposed business combination, which may reduce amounts not deposited in the trust account usable for reimbursement of out-of-pocket expenses incurred on our behalf. We will not require, however, that the reimbursement of such out-of-pocket expenses in excess of the available proceeds not deposited in the trust account be included as a condition in any agreement with respect to a business combination. In addition, we will not consider the inclusion of such a condition as a factor in determining whether to proceed with any potential business combination.

Other than the $10,000 per month administrative fees and reimbursable out-of-pocket expenses payable to our officers and directors, no compensation or fees of any kind, including finders and consulting fees, will be paid to any of our initial stockholders, officers or directors who owned our common stock prior to this offering, or to any of their respective affiliates for services rendered to us prior to or with respect to the business combination.

After a business combination, our executive officers and directors who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to stockholders, to the extent then known, in the proxy solicitation materials furnished to our stockholders. It is unlikely the amount of such compensation will be known at the time of a stockholder meeting held to consider a business combination, as it will be up to the directors of the post-combination business to determine executive and director compensation. In this event, such compensation will be publicly disclosed at the time of its determination in a Form 8-K, as required by the SEC.

All ongoing and future transactions between us and any of our officers and directors or their respective affiliates, including loans by our officers and directors, will be on terms believed by us at that time, based upon other similar arrangements known to us, to be no less favorable than are available from unaffiliated third parties. Such transactions or loans, including any forgiveness of loans, will require prior approval in each instance by a majority of our uninterested “independent” directors, to the extent we have independent directors, or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. It is our intention to obtain estimates from unaffiliated third parties for similar goods or services to ascertain whether such transactions with affiliates are on terms that are no less favorable to us than are otherwise available from such unaffiliated third parties. If a transaction with an affiliated third party were found to be on terms less favorable to us than with an unaffiliated third party, we would not engage in such transaction.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 75,000,000 shares of common stock, $0.0001 par value, of which 21,250,000 shares will be outstanding following this offering, and 1,000,000 shares of undesignated preferred stock, $0.0001 par value, of which no shares will then be outstanding. The following description summarizes the material terms of our capital stock. Because it is only a summary, it may not contain all the information that is important to you. For a complete description you should refer to our certificate of incorporation and bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part, and to the applicable provisions of the Delaware General Corporation Law.

Units

Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock. The common stock and warrants may begin separate trading on the 90th day after the date of this prospectus, unless Roth Capital Partners, LLC determines that an earlier date is acceptable, subject to our having filed the Form 8-K described below. If Roth Capital Partners permits separate trading of the common stock and warrants prior to the 90th day after the date of this prospectus, we will issue a press release and file a Form 8-K with the SEC announcing when such separate trading will begin. If the over-allotment option is exercised, Roth Capital Partners expects to permit separate trading of the common stock and warrants as soon as reasonably practicable after we file a Form 8-K with the SEC that reports the closing of the sale of the units issuable on exercise of the over-allotment option.

However, in no event will the common stock and warrants be traded separately until we have filed with the SEC a Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Form 8-K which includes this audited balance sheet upon the consummation of this offering. The audited balance sheet will reflect proceeds we receive from the exercise of the over-allotment option, if the over-allotment option is exercised prior to the filing of the Form 8-K. In addition, we will file an amended or second Form 8-K in the event a material portion of the over-allotment option is exercised subsequent to the filing of our initially filed Form 8-K.

Common Stock

As of the date of this prospectus, there were 4,250,000 shares of our common stock outstanding held by 15 stockholders of record. On closing of this offering, 21,250,000 shares of our common stock will be outstanding, assuming no exercise of the underwriters’ over-allotment option. Holders of common stock will have exclusive voting rights for the election of our directors and all other matters requiring stockholder action, except with respect to amendments to our certificate of incorporation that alter or change the powers, preferences, rights or other terms of any outstanding preferred stock if the holders of such affected series of preferred stock are entitled to vote on such an amendment. Holders of common stock will be entitled to one vote per share on matters to be voted on by stockholders and also will be entitled to receive such dividends, if any, as may be declared from time to time by our board of directors in its discretion out of funds legally available therefor. After a business combination is concluded, if ever, and upon our liquidation or dissolution, the holders of common stock will be entitled to receive pro rata all assets remaining available for distribution to stockholders after payment of all liabilities and provision for the liquidation of any shares of preferred stock at the time outstanding.

Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

In connection with the vote required for our initial business combination, all of our initial stockholders, including all of our officers and directors, have agreed to vote the shares of common stock owned by them immediately before this offering in accordance with the majority of the shares of common stock voted by the public stockholders. Furthermore, our initial stockholders have agreed that they will vote any shares of common stock acquired in or after this offering in favor of a proposed business combination. As a result, an initial stockholder who acquires shares during or after this offering must vote in favor of the proposed business combination with respect to those shares, and will therefore waive the right to exercise the conversion rights granted to public stockholders in the event that a business combination transaction is approved by a majority of our public stockholders. If any other matters are voted on by our stockholders at an annual or special meeting, our initial stockholders may vote all of their shares, whenever acquired, as they see fit.

We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights discussed below. Voting against the business combination alone will not result in conversion of a stockholder’s shares into a pro rata share of the trust account. A stockholder must have also exercised the conversion rights described below for a conversion to be effective.

If we are forced to liquidate prior to a business combination, our public stockholders are entitled to share ratably in the trust account, inclusive of any interest, and any net assets remaining available for distribution to them after payment of liabilities. The initial stockholders have agreed to waive their respective rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination with respect to all shares of common stock owned by them at that time, whether the common stock was acquired by them before, in or after this offering. The initial stockholders will therefore not participate in any liquidation distribution with respect to any shares of common stock owned by them.

Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have the right to have their shares of common stock converted to cash equal to their pro rata share of the trust account plus any interest if they vote against the business combination and the business combination is approved and completed. Public stockholders who convert their common stock into their pro rata share of the trust account will retain the right to exercise any warrants they own if they previously purchased units or warrants.

The payment of dividends, if ever, on the common stock will be subject to the prior payment of dividends on any outstanding preferred stock, of which there is currently none.

Preferred Stock

Our certificate of incorporation provides that shares of preferred stock may be issued from time to time in one or more series. Our board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our board of directors will be able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. The underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on a business combination. We may issue some or all of the preferred stock to effect a business combination. We have no preferred stock outstanding at the date hereof. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future. No shares of preferred stock are being issued or registered in this offering.

Warrants

No warrants are currently outstanding. Each warrant entitles the registered holder to purchase one share of our common stock at a price of $6.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•	the completion of a business combination; or

•	one year from the date of this prospectus.

The warrants will expire four years from the date of this prospectus at 5:00 p.m., Los Angeles time.

We may call the warrants for redemption, including any warrants issued to the representative if it exercises its unit purchase option, with Roth Capital’s prior consent,

•	in whole and not in part,

•	at a price of $.01 per warrant at any time after the warrants become exercisable,

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder, and

•	if, and only if, the reported last sale price of the common stock equals or exceeds $11.50 per share, for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders.

We have established these redemption criteria to provide warrant holders with a significant premium to the initial warrant exercise price as well as a sufficient degree of liquidity to cushion the market reaction, if any, to our redemption call. If the foregoing conditions are satisfied and we issue notice of redemption of the warrants, each warrant holder shall be entitled to exercise his or her warrant prior to the scheduled redemption date. However, there can be no assurance that the price of the common stock will exceed the redemption trigger price or the warrant exercise price after the redemption notice is issued.

Because we may redeem the warrants only with the prior consent of Roth Capital and it may hold warrants subject to redemption, Roth Capital may have a conflict of interest in determining whether or not to consent to a redemption. We cannot assure you that Roth Capital will consent to a redemption if it is not in its best interest even though it may be in our best interest for a redemption to occur.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions of the warrants.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the exercise price and number of shares of common stock issuable on exercise of the warrants will not be adjusted for issuances of common stock at a price below the warrant exercise price.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of warrants being exercised. Warrant holders do not have the rights or privileges of holders of common stock, including voting rights, until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No warrants will be exercisable unless at the time of exercise a prospectus relating to common stock issuable on exercise of the warrants is current and the common stock has been registered, qualified or deemed to be exempt under the securities laws of the state in which a holder resides. Under the warrant agreement, we have agreed to the imposition of these conditions and to use our best efforts to maintain a current prospectus relating to the common stock issuable on exercise of the warrants until the warrants expire or are redeemed. However, we cannot assure you that we will be able to be able to maintain the prospectus current. The warrants may be deprived of any value and the market for the warrants may be limited if the prospectus relating to the common stock issuable on exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which warrant holders reside.

No fractional shares will be issued upon exercise of the warrants. If a holder exercises warrants and would be entitled to receive a fractional interest of a share, we will round up the number of shares of common stock to be issued to the warrant holder to the nearest whole number of shares.

Messrs. Hughes and Lewis, and/or their designees, have each agreed to purchase an aggregate of up to 500,000 of our warrants in the open market, or a combined total of 1,000,000 warrants, at a price per warrant not to exceed $1.20, within 40 trading days of our warrants becoming separately tradeable. These warrants will not be sold by Messrs. Hughes or Lewis or any of their designees until the consummation of a business combination.

Purchase Option

We have agreed to sell to the representative of the underwriters an option to purchase up to a total of 850,000 units at a per-unit price of $10.00. The units issuable upon exercise of this option are identical to those offered by this prospectus except that the warrants included in the option have an exercise price of $7.50 (125% of the exercise price of the warrants included in the units sold in the offering). For a more complete description of the purchase option, see the section below entitled “Underwriting—Purchase Option.”

Dividends

We have not paid any dividends on our common stock to date and do not intend to pay dividends prior to the completion of a business combination. The payment of dividends in the future will depend on our revenues and earnings, if any, capital requirements and general financial condition after a business combination is completed. The payment of any dividends subsequent to a business combination will be within the discretion of our then-board of directors. It is the present intention of our board of directors to retain any earnings for use in our business operations and, accordingly, we do not anticipate the board declaring any dividends in the foreseeable future.

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.

Certain Anti-takeover Provisions of Delaware Law and our Certificate of Incorporation and By-Laws

Upon the closing of this offering, we will be governed by the provisions of Section 203 of the Delaware General Corporation Law, which generally has an anti-takeover effect for transactions not approved in advance by our board of directors. This may discourage takeover attempts that might result in payment of a premium over the market price for the shares of common stock held by stockholders. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that such stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation’s voting stock.

Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

•	before the stockholder became interested, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; or

•	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by:

•	persons who are directors and also officers, and

•	employee stock plans, in some instances; or

•	at or after the time the stockholder became interested, the business combination was approved by the board of directors of the corporation and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Staggered board of directors

Our certificate of incorporation and by-laws provide that our board of directors will be classified into three classes of directors of approximately equal size. As a result, in most circumstances, a person can gain control of our board only by successfully engaging in a proxy contest at two or more annual meetings.

Stockholder action; special meeting of stockholders

Our certificate of incorporation provides that our stockholders may not take any action by written consent, but only take action at duly called annual or special meetings of stockholders. Our by-laws further provide that special meetings of our stockholders may be only called by our board of directors with a majority vote of our board of directors, by our chief executive officer or our chairman.

Advance notice requirements for stockholder proposals and director nominations

Our by-laws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be delivered to our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting of stockholders. For the first annual meeting of stockholders after the closing of this offering, a stockholder’s notice shall be timely if delivered to our principal executive offices not later than the 90th day prior to the scheduled date of the annual meeting of stockholders or the 10th day following the day on which public announcement of the date of our annual meeting of stockholders is first made or sent by us. Our by-laws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Authorized but unissued shares

Our authorized but unissued shares of common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Removal of directors

Our certificate of incorporation provides that a director on our board of directors may be removed from office only for cause and only by the affirmative vote of the holders of 75% or more of the shares then entitled to vote at an election of our directors.

Limitation on Liability and Indemnification of Directors and Officers

Our certificate of incorporation and by-laws provide that our directors and officers will be indemnified by us to the fullest extent authorized by Delaware law as it now exists or may in the future be amended, against all expenses and liabilities reasonably incurred in connection with their service for or on our behalf. In addition, our certificate of incorporation provides that our directors will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors.

We also will enter into agreements with our directors to provide contractual indemnification in addition to the indemnification provided in our certificate of incorporation and proposed by-laws. We believe that these provisions and agreements are necessary to attract qualified directors. Our by-laws also will permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit indemnification. We will purchase a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify the directors and officers.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

At present, there is no pending litigation or proceeding involving any of our directors or officers where indemnification by us would be required or permitted. We are not aware of any threatened litigation or proceeding that might result in a claim for such indemnification. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Shares Eligible for Future Sale

Immediately after this offering, we will have 21,250,000 shares of common stock outstanding, or 23,800,000 shares if the underwriters’ over-allotment option is exercised in full. Of these shares, the 17,000,000 shares sold in this offering, or 19,550,000 shares if the over-allotment option is exercised, will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 4,250,000 shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. None of those shares will be eligible for sale under Rule 144 prior to June 21, 2006. However, all of those shares have been placed in escrow and will not be transferable for a period of three years from the date of this prospectus. The shares are releasable from escrow prior to that date only if:

•	we are forced to liquidate prior to completing a business combination, in which case the shares would be cancelled and destroyed, or

•	if after we complete our initial business combination, we consummate a transaction that results in all of the stockholders of the combined entity having the right to exchange their shares of common stock for cash, securities or other property.

Rule 144

In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

•	1% of the total number of shares of common stock then outstanding, which will equal 212,500 shares immediately after this offering (or 238,000 if the underwriters’ exercise their over-allotment option); or

•	the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 144(k)

Under Rule 144(k), a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell their shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

SEC position on Rule 144 sales

The SEC has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination, would act as “underwriters” under the Securities Act when reselling the securities of a blank check company. Based on that position, Rule 144 would not be available for resale transactions despite technical compliance with the requirements of Rule 144, and such securities can be resold only through a registered offering.

Registration rights

The holders of our 4,250,000 issued and outstanding shares of common stock on the date of this prospectus will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of the majority of these shares are entitled to make up to two demands that we register these shares. The holders of the majority of these shares can elect to exercise these registration rights at any time after the date on which these shares of common stock are released from escrow. In addition, these stockholders have certain “piggy-back” registration rights on registration statements filed subsequent to the date on which these shares of common stock are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

Listing

We intend to apply to list our units listed on the American Stock Exchange under the symbol “BSB.U” and, once the common stock and warrants begin separate trading, to have our common stock and warrants listed on the American Stock Exchange under the symbols “BSB” and “BSB.WS,” respectively.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

This is a general summary of material United States Federal income and estate tax considerations with respect to your acquisition, ownership and disposition of our units if you are a beneficial owner other than:

•	a citizen or resident of the United States;

•	a corporation, or other entity taxable as a corporation created or organized in, or under the laws of, the United States or any political subdivision of the United States;

•	an estate, the income of which is subject to United States Federal income taxation regardless of its source;

•	a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust; or

•	a trust that existed on August 20, 1996, was treated as a United States person on August 19, 1996, and elected to be treated as a United States person.

This summary does not address all of the United States Federal income and estate tax considerations that may be relevant to you in light of your particular circumstances or if you are a beneficial owner subject to special treatment under United States Federal income tax laws (such as a “controlled foreign corporation,” “passive foreign investment company,” “foreign personal holding company,” company that accumulates earnings to avoid United States Federal income tax, foreign tax-exempt organization, financial institution, broker or dealer in securities or former United States citizen or resident). This summary does not discuss any aspect of state, local or non-United States taxation. This summary is based on current provisions of the Internal Revenue Code of 1986, as amended (“Code”), Treasury regulations, judicial opinions, published positions of the United States Internal Revenue Service (“IRS”) and all other applicable authorities, all of which are subject to change, possibly with retroactive effect. This summary is not intended as tax advice.

If a partnership holds our units, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our units, you should consult your tax advisor.

WE URGE PROSPECTIVE NON-UNITED STATES STOCKHOLDERS TO CONSULT THEIR TAX ADVISORS REGARDING THE UNITED STATES FEDERAL, STATE, LOCAL AND NON-UNITED STATES INCOME, ESTATE AND OTHER TAX CONSIDERATIONS OF ACQUIRING, HOLDING AND DISPOSING OF OUR SECURITIES.

Dividends

In general, any distributions we make to you with respect to your shares of common stock that constitute dividends for United States Federal income tax purposes will be subject to United States withholding tax at a rate of 30% of the gross amount, unless you are eligible for a reduced rate of withholding tax under an applicable income tax treaty and you provide proper certification of your eligibility for such reduced rate (usually on an IRS Form W-8BEN). A distribution will constitute a dividend for United States Federal income tax purposes to the extent of our current or accumulated earnings and profits as determined under the Code. Any distribution not constituting a dividend will be treated first as reducing your basis in your shares of common stock and, to the extent it exceeds your basis, as gain from the disposition of your shares of common stock.

Dividends we pay to you that are effectively connected with your conduct of a trade or business within the United States (and, if certain income tax treaties apply, are attributable to a United States permanent establishment maintained by you) generally will not be subject to United States withholding tax if you comply with applicable certification and disclosure requirements. Instead, such dividends generally will be subject to

United States Federal income tax, net of certain deductions, at the same graduated individual or corporate rates applicable to United States persons. If you are a corporation, effectively connected income may also be subject to a “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).

Sale or Other Disposition of Securities

You generally will not be subject to United States Federal income tax on any gain realized upon the sale or other disposition of your units or its component securities unless:

•	the gain is effectively connected with your conduct of a trade or business within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment you maintain);

•	you are an individual, you hold your units, common stock or warrants as capital assets, you are present in the United States for 183 days or more in the taxable year of disposition and you meet other conditions, and you are not eligible for relief under an applicable income tax treaty; or

•	we are or have been a “United States real property holding corporation” for United States Federal income tax purposes (which we believe we are not and have never been, and do not anticipate we will become) and you hold or have held, directly or indirectly, at any time within the shorter of the five-year period preceding disposition or your holding period for your units, common stock or warrants, more than 5% of our common stock.

Gain that is effectively connected with your conduct of a trade or business within the United States generally will be subject to United States Federal income tax, net of certain deductions, at the same rates applicable to United States persons. If you are a corporation, the branch profits tax also may apply to such effectively connected gain. If the gain from the sale or disposition of your shares is effectively connected with your conduct of a trade or business in the United States but under an applicable income tax treaty is not attributable to a permanent establishment you maintain in the United States, your gain may be exempt from United States tax under the treaty. If you are described in the second bullet point above, you generally will be subject to United States Federal income tax at a rate of 30% on the gain realized, although the gain may be offset by some United States source capital losses realized during the same taxable year.

Information Reporting and Backup Withholding

We must report annually to the IRS the amount of dividends or other distributions we pay to you on your shares of common stock and the amount of tax we withhold on these distributions regardless of whether withholding is required. The IRS may make copies of the information returns reporting those dividends and amounts withheld available to the tax authorities in the country in which you reside pursuant to the provisions of an applicable income tax treaty or exchange of information treaty.

The United States imposes a backup withholding tax on dividends and certain other types of payments to United States persons. You will not be subject to backup withholding tax on dividends you receive on your shares of common stock if you provide proper certification (usually on an IRS Form W-8BEN) of your status as a non-United States person or you are a corporation or one of several types of entities and organizations that qualify for exemption (an “exempt recipient”).

Information reporting and backup withholding generally are not required with respect to the amount of any proceeds from the sale of your units, common stock or warrants outside the United States through a foreign office of a foreign broker that does not have certain specified connections to the United States. However, if you sell your units, common stock or warrants through a United States broker or the United States office of a foreign broker, the broker will be required to report to the IRS the amount of proceeds paid to you and also backup withhold on that amount unless you provide appropriate certification (usually on an IRS Form W-8BEN) to the broker of your status as a non-United States person or you are an exempt recipient. Information reporting (and backup withholding if the appropriate certification is not provided) also would apply if you sell your units, common stock or warrants through a foreign broker deriving more than a specified percentage of its income from United States sources or having certain other connections to the United States.

Any amounts withheld with respect to your securities under the backup withholding rules will be refunded to you or credited against your United States Federal income tax liability, if any, by the IRS if the required information is furnished in a timely manner.

Estate Tax

Securities owned or treated as owned by an individual who is not a citizen or resident (as defined for United States Federal estate tax purposes) of the United States at the time of his or her death will be included in the individual’s gross estate for United States Federal estate tax purposes and therefore may be subject to United States Federal estate tax unless an applicable estate tax treaty provides otherwise. Recently enacted legislation reduces the maximum Federal estate tax rate over an 8-year period beginning in 2002 and eliminates the tax for estates of decedents dying after December 31, 2009. In the absence of renewal legislation, these amendments will expire and the Federal estate tax provisions in effect immediately prior to 2002 will be restored for estates of decedents dying after December 31, 2010.

UNDERWRITING

Roth Capital Partners, LLC is the lead managing underwriter of the offering and is acting as representative of the underwriters named below. Subject to the terms and conditions in the underwriting agreement, each underwriter named below has agreed to purchase from us, on a firm commitment basis, the respective number of units shown opposite its name below at the public offering price, less the underwriting discount set forth on the cover page of this prospectus:

Underwriters	Number of Units
Roth Capital Partners, LLC

Total	17,000,000

A copy of the underwriting agreement will be filed as an exhibit to the registration statement of which this prospectus forms a part.

The underwriters’ obligations to purchase our units are subject to the satisfaction of the conditions contained in the underwriting agreement, including the following:

•	if any units are purchased by the underwriters, then all of the units the underwriters agreed to purchase (other than those covered by the over-allotment option described below) must be purchased;

•	the representations and warranties made by us to the underwriters are true;

•	there is no material adverse change in our business or in the financial markets; and

•	we deliver customary closing documents to the underwriters.

The underwriters propose to offer the units directly to the public at the public offering price presented on the cover page of this prospectus and to selected dealers, who may include the underwriters, at the public offering price less a selling concession not in excess of $             per unit. The underwriters may allow, and the selected dealers may reallow, a concession not in excess of $             per unit to brokers and dealers. After the offering, the underwriters may change the offering price and other selling terms. The underwriters have informed us that they will not confirm sales to any accounts over which they exercise discretionary authority without first obtaining the specific approval of the account holder.

The following table summarizes the underwriting discounts and commissions that we will pay to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional units.

		Total
	Per Unit	Without Over- Allotment	With Over- Allotment
Public offering price	$8.00	$136,000,000	$156,400,000
Underwriting discounts and commissions	.48	8,160,000	9,384,000
Non-accountable expense allowance	.16	2,720,000	2,720,000

Proceeds before expenses	$7.36	$125,120,000	$144,296,000

In addition to the underwriting discounts and commissions, we have agreed to pay the representative a non-accountable expense allowance of 2.0% of the gross proceeds of this offering, excluding proceeds from exercise of the over-allotment option. To date, we have provided the representative a $50,000 advance against expenses. In the event the offering is terminated prior to its completion, the representative will refund to us the amount previously advanced, less the representative’s actual out-of-pocket expenses incurred in connection with this offering. We estimate that the total expenses of the offering, other than underwriting discounts and commissions and the non-accountable expense allowance, will be approximately $535,000. These expenses are comprised of

SEC registration fees, NASD filing fees, professional fees and expenses, printing and engraving expenses, transfer agent fees, state securities fees and expenses, premiums for director and officer liability insurance and the initial trustee fee charged by Continental Stock Transfer & Trust Company.

We have granted to the underwriters an option to purchase up to an aggregate 2,550,000 units, exercisable solely to cover over-allotments, if any, at the public offering price less the underwriting discounts and commissions shown on the cover page of this prospectus. The underwriters may exercise the option in whole or in part at any time until 45 days after the date of the underwriting agreement. The underwriters may exercise that option if the underwriters sell more units than the total number set forth in the table above. To the extent the underwriters exercise this option, each underwriter will be committed, so long as the conditions of the underwriting agreement are satisfied, to purchase a number of additional units proportionate to that underwriter’s initial commitment as indicated in the preceding table.

We have agreed to indemnify the underwriters against certain liabilities relating to the offering, including liabilities under the Securities Act and certain liabilities arising from breaches of our representations and warranties contained in the underwriting agreement, and to contribute to payments that the underwriters may be required to make for these liabilities. In order to facilitate the offering of the common stock, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock.

Pricing of Securities

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the representative. Factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;

•	prior offerings of those companies;

•	our prospects for acquiring an operating business at attractive values;

•	our capital structure;

•	an assessment of our management and its experience in identifying and managing operating companies;

•	general conditions of the securities markets at the time of the offering; and

•	other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the underwriters are unable to compare our financial results and prospects with those of public companies operating in a particular industry. An active public trading market may not develop following completion of this offering or, if developed, may not be sustained.

Warrant Solicitation Fee

We have engaged the representative of the underwriters, Roth Capital Partners, on a non-exclusive basis as our agent for the solicitation of exercise of the warrants. To the extent permitted by the guidelines of the NASD and the rules and regulations of the SEC, we have agreed to pay Roth Capital Partners for bona fide solicitation services a commission equal to 5% of the exercise price for each warrant exercised after one year from the date of this prospectus if the exercise was solicited by the underwriters. In addition to soliciting the exercise of warrants orally or in writing, the representative’s services may include disseminating information to warrant holders by telephonic, electronic or written means about us or the market for our securities, and assisting in the processing of exercise of warrants. No compensation will be paid to the representative on the exercise of warrants if the:

•	market price of our common stock is lower than the exercise price of the warrants;

•	warrant holder has not confirmed in writing that the underwriters solicited the exercise;

•	warrants are held in a discretionary account;

•	warrants are exercised in an unsolicited transaction; or

•	agreement to pay the solicitation fee is not disclosed in the prospectus provided to warrant holders at the time of exercise.

Purchase Option

We have agreed to sell to the representative, for $100, an option to purchase up to a total of 850,000 units. The units issuable upon exercise of this option are identical to those offered by this prospectus except that the warrants included in the option have an exercise price of $7.50 (125% of the exercise price of the warrants included in the units sold in the offering). This option is exercisable at $10.00 per unit commencing on the later of the consummation of a business combination and one year from the date of this prospectus, and expiring five years from the date of this prospectus. The option and the 850,000 units, the 850,000 shares of common stock and the 850,000 warrants underlying such units, and the 850,000 shares of common stock underlying such warrants, have been deemed compensation by the NASD and are therefore subject to a 180-day lock-up pursuant to Rule 2710(g)(1) of the NASD Conduct Rules. Roth Capital Partners, LLC will not sell, transfer, assign, pledge, or hypothecate this option or the securities underlying this option, nor will it engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of this option or the underlying securities for a period of 180 days from the date of this prospectus. However, the option may be transferred to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. Although the purchase option and its underlying securities have been registered on the registration statement of which this prospectus forms a part, the option grants holders demand and “piggy back” registration rights for periods of five and seven years, respectively, from the date of this prospectus. These rights apply to all of the securities directly and indirectly issuable upon exercise of the option. We will bear all fees and expenses attendant to registering the securities issuable on exercise of the option, other than underwriting commissions incurred and payable by the holders. The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the option exercise price or underlying units will not be adjusted for issuances of common stock at a price below the option exercise price.

Success Fee

We have agreed to retain the representative to advise us in connection with our initial business combination and will pay the representative a cash fee at the closing of our business combination equal to 1.0% of the total consideration paid to a target business or businesses. If we issue common stock as all or part of the purchase price in our initial business combination, we will value such common stock based on the average of the closing bid and asked prices of our common stock during the 20 trading days preceding the closing of the business combination. If preferred stock is used as consideration or there is not an active trading market in our common stock prior to the closing of the business combination, our board of directors will value such securities based on their good faith, reasonably exercised judgment. Except as set forth above, we are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, and have no present intent to do so. However, any of the underwriters may introduce us to potential target businesses or assist us in raising additional capital in the future. If any of the underwriters provide these or other services to us after this offering, we may pay such underwriter fair and reasonable fees that would be determined at that time in an arm’s length negotiations; provided that, except as set forth above with respect to the representative acting as our investment banker, no agreement will be entered into and no fee will be paid prior to the one year anniversary of the date of this prospectus.

We have agreed not to effect a business combination without the involvement of the representative in such business combination in an advisory capacity, which shall include: (i) assistance in due diligence of a potential target business or businesses, (ii) organization and preparation of a “road show” in connection with our seeking stockholder approval of a business combination, and (iii) the rendering by Roth Capital of a fairness opinion, if reasonably requested by the Company’s board of directors, on reasonable and customary terms.

Regulatory Restrictions on Purchase of Securities

The SEC has rules that may limit the ability of the underwriters to bid for or purchase our securities before the distribution of the securities is completed. However, the underwriters may engage in the following activities in accordance with the rules:

•	Stabilizing transactions. The underwriters may make bids or purchases for the purpose of pegging, fixing or maintaining the price of our securities, so long as stabilizing bids do not exceed the maximum price specified in Regulation M of the SEC, which generally requires, among other things, that no stabilizing bid shall be initiated at or increased to a price higher than the lower of the offering price or the highest independent bid for the security on the principal trading market for the security.

•	Over-allotments and syndicate coverage transactions. The underwriters may create a short position in our securities by selling more of our securities than are set forth on the cover page of this prospectus. If the underwriters create a short position during the offering, the representative may engage in syndicate covering transactions by purchasing our securities in the open market. The representative may also elect to reduce any short position by exercising all or part of the over-allotment option.

•	Penalty bids. The representative may reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

Stabilization and syndicate covering transactions may cause the price of our securities to be higher than they would be in the absence of these transactions. The imposition of a penalty bid might also have an effect on the prices of our securities if it discourages resales of the securities. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the prices of our securities. These transactions may occur on the OTC Bulletin Board, in the over-the-counter market or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

Other Terms

We have granted the representative the right to have its designee present at all meetings of our board of directors that take place after the date of this prospectus and before a business combination is completed. The designee will be entitled to the same notices and communications sent by us to our directors and to attend directors’ meetings, but will not have voting rights. The designee shall be reimbursed for all costs incurred in attending such meetings including food, lodging and transportation. The representative has not named a designee as of the date of this prospectus.

Commencing on completion of this offering and for a period of twenty-four months thereafter, we have granted the representative the right of first refusal to act as lead underwriter, or minimally as a co-manager entitled to at least 50% of the fees and commissions, or in the case of a financing with three co-managers, at least 33% of the fees and commissions, for any and all future public and private equity and debt offerings undertaken by us or our successors or subsidiaries during such period.

Prior to closing our initial business combination, we have agreed with the representative that we will obtain key person life insurance in the amount of $2.0 million on the life of Mr. Hughes. The life insurance policy must be issued by an insurer rated at least AA or better in the most recent addition of “Best’s Life Reports.” We have agreed to maintain such insurance in effect for a minimum period of three years from the closing of our initial business combination, and that we will be the sole beneficiary under this policy.

Indemnification

We have agreed to indemnify the underwriters against some liabilities, including civil liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in this respect.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon by Robert W. Walter, P.C., Greenwood Village, Colorado. The sole stockholder of Robert W. Walter, P.C. holds an option to purchase 42,500 shares of our common stock in equal 21,250 share increments from Messrs. Hughes and Lewis. The option is exercisable at a price of $.006 per share commencing 15 months from the date of this prospectus and for a period of six months thereafter. The common stock issuable on exercise of such option will remain in escrow for the duration of the three year escrow period applicable to common stock held by our initial stockholders. Selected legal matters related to the offering will be passed upon for the underwriters by Ellenoff Grossman & Schole LLP, New York City, New York.

EXPERTS

Our balance sheet at June 21, 2005 and the statements of operations, changes in members’ equity and cash flows for the period then ended included in this prospectus have been audited by Ehrhardt Keefe Steiner & Hottman PC, independent registered public accounting firm, given upon such firm’s authority as an expert in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-1 (File No. 333-        ) under the Securities Act of 1933, as amended, with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

After this offering closes, we will be subject to the information requirements of the Securities Exchange Act of 1934 and will file annual, quarterly and current event reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Washington, D.C. 20549.

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

INDEX TO FINANCIAL STATEMENTS

BOULDER SPECIALTY BRANDS, INC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Directors and Stockholders

Boulder Specialty Brands, Inc.

Longmont, Colorado

We have audited the accompanying balance sheet of Boulder Specialty Brands, Inc., a corporation in the development stage (the Company) as of June 21, 2005, and the related statements of operations, stockholders’ equity and cash flows for the period May 31, 2005 (inception) to June 21, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Boulder Specialty Brands, Inc. as of June 21, 2005, and the results of its operations and its cash flows for the period May 31, 2005 (inception) to June 21, 2005 in conformity with accounting principles generally accepted in the United States of America.

/S/    EHRHARDT KEEFE STEINER & HOTTMAN PC

Ehrhardt Keefe Steiner & Hottman PC

June 29, 2005

Denver, Colorado

BOULDER SPECIALTY BRANDS, INC.

(a development stage company)

Balance Sheet

June 21, 2005

Assets
Current assets
Cash	$225,000
Deferred offering costs	29,000

Total assets	$254,000

Liabilities and Stockholders’ Equity

Current liabilities:
Accrued expenses	$25,000
Advances from stockholders	4,669
Notes payable to stockholders	200,000

Total current liabilities	229,669

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.0001 par value, 1,000,000 shares authorized; none issued or outstanding	—
Common stock, $0.0001 par value, 75,000,000 shares authorized; 4,250,000 shares issued and outstanding	425

Additional paid-in capital	24,575

Deficit accumulated during the development stage	(669)

Total stockholders’ equity	24,331

Total liabilities and stockholders’ equity	$254,000

See accompanying notes to financial statements.

BOULDER SPECIALTY BRANDS, INC.

(a development stage company)

Statement of Operations

For the period from May 31, 2005 (inception) to June 21, 2005

Formation and operating costs	$669

Net Loss	(699)

Basic and diluted net loss per share	$—

Weighted average shares outstanding — basic and diluted	4,250,000

See accompanying notes to financial statements.

BOULDER SPECIALTY BRANDS, INC.

(a development stage company)

Statement of Stockholders’ Equity

For the period from May 31, 2005 (inception) to June 21, 2005

	Common Stock		Additional Paid-In Capital	Deficit Accumulated During the Development Stage	Stockholders’ Equity
	Shares	Amount
Initial capital from founding stockholders for cash	4,250,000	$425	$24,575	$—	$25,000
Net loss	—	—	—	(669)	(669)

Balance at June 21, 2005	4,250,000	$425	$24,575	$(669)	$24,331

See accompanying notes to financial statements.

BOULDER SPECIALTY BRANDS, INC.

(a development stage company)

Statement of Cash Flows

For the period May 31, 2005 (inception) to June 21, 2005

Cash flows from operating activities
Net loss	$(669)
Net cash provided by operating activities	(669)

Cash flows from financing activities
Proceeds from notes payable to stockholders	200,000
Increase in advances from stockholders	4,669
Proceeds from sale of shares of common stock	25,000
Payments for deferred offering costs	(4,000)

Net cash provided by financing activities	225,669

Net increase in cash	225,000

Cash — beginning of period	—

Cash — end of period	225,000

Supplemental schedule of non-cash financing activities:

Accrual of deferred offering costs	$25,000

See accompanying notes to financial statements.

BOULDER SPECIALTY BRANDS, INC.

(a development stage company)

Notes to Financial Statements

Note 1 — Organization and Nature of Business Operations

Boulder Specialty Brands, Inc. (the “Company”) was incorporated in Delaware on May 31, 2005 as a blank check company whose objective is to acquire through a merger, stock exchange, asset acquisition or similar business combination with a currently unidentified operating business.

At June 21, 2005, the Company had not commenced any operations. All activity through June 21, 2005 relates to the Company’s formation of the proposed public offering described below. The Company has selected December 31 as its fiscal year end.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering (“Proposed Offering”) which is discussed in Note 3. The Company’s management has broad discretion with respect to the specific application of the net proceeds of this Proposed Offering, although substantially all of the net proceeds of the Proposed Offering are intended to be generally applied toward consummating a business combination with an operating company. As used herein, a “Target Business” shall include an operating business and a “Business Combination” shall mean the acquisition by the Company of such Target Business.

The Company’s efforts in identifying a prospective Target Business will not be limited to a particular industry, although management intends to focus on businesses in the food and beverage industries that are located in the United States. The Company may also explore opportunities with the food and beverage industries in international markets.

Upon closing of the Proposed Offering, 90% of the proceeds of this offering will be placed in a trust account invested until the earlier of (i) the consummation of the Company’s first Business Combination or (ii) the liquidation of the Company. The remaining proceeds may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses.

The Company will seek stockholder approval before it will effect any Business Combination, even if the Business Combination would not ordinarily require stockholder approval under applicable state law. In connection with the stockholder vote required to approve any Business Combination, all of the Company’s existing stockholders, including its officers and directors (“Initial Stockholders”), have agreed to vote the shares of common stock owned by them immediately before this offering in accordance with the majority of the shares of common stock voted by the Public Stockholders. “Public Stockholders” is defined as the holders of common stock sold as part of the Units in the Proposed Offering or in the aftermarket. The Company will proceed with a Business Combination only if a majority of the shares of common stock voted by the Public Stockholders are voted in favor of the Business Combination and Public Stockholders owning less than 20% of the shares sold in the Public Offering exercise their conversion rights.

Public Stockholders voting against a Business Combination will be entitled to convert their stock into a pro rata share of the trust fund, including any interest earned on their portion of the trust fund, if a Business Combination is approved and completed. Public Stockholders who convert their stock into their share of the trust fund will continue to have the right to exercise any warrants they may hold.

The Company will dissolve and promptly distribute only to our Public Stockholders the amount in our trust fund plus any remaining net assets if the Company does not effect a Business Combination within 18 months after consummation of this offering (or within 24 months from the consummation of this offering if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after consummation of this

BOULDER SPECIALTY BRANDS, INC.

(a development stage company)

Notes to Financial Statements — (Continued)

offering and the Business Combination has not yet been consummated within such 18 month period.) In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including trust fund assets) will be less than the initial public offering price per share in the Proposed Offering (assuming no value is attributed to the Warrants contained in the Units to be offered in the Proposed Offering discussed in Note 3.)

Note 2 — Summary of Significant Accounting Policies

Deferred Offering Costs

Deferred offering costs consist principally of accounting, legal and other fees incurred through the balance sheet date that are related to the Proposed Offering and that will be charged to capital upon the receipt of the proposed public offering proceeds or expensed if the offering is not completed.

Loss per Common Share

Loss per share is computed by dividing net loss applicable to common stockholders by the weighted average number of common shares outstanding for the period.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes

Deferred income taxes are provided for the differences between the bases of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

The Company recorded a deferred income tax asset for the tax effect of net operating loss carryforwards and temporary differences, aggregating approximately $100. In recognition of the uncertainty regarding the ultimate amount of income tax benefits to be derived, the Company has recorded a full valuation allowance as of June 21, 2005.

The effective tax rate differs from the statutory tax rate due to state income tax and the increase in the valuation allowance.

Note 3 — Proposed Public Offering

The Proposed Offering calls for the Company to offer for public sale up to 17,000,000 units (“Units”) at a maximum price of $8.00 per unit. Each Unit consists of one share of the Company’s common stock, $0.0001 par value, and one Redeemable Common Stock Purchase Warrant (“Warrant”). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $6.00 commencing the later of the completion of a Business Combination with a Target Business or one year from the effective date of the Proposed Offering and expiring four years from the date of the prospectus, unless earlier redeemed. An additional 2,550,000 units may be issued on exercise of a 45-day option granted to the underwriters to cover any over-allotments. The Warrants will be redeemable at a price of $0.01 per Warrant upon 30 days notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $11.50 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the date on which notice of redemption is given.

BOULDER SPECIALTY BRANDS, INC.

(a development stage company)

Notes to Financial Statements — (Continued)

Note 4 — Notes Payable to Stockholders and Related Party Transactions

The Company issued an aggregate of $200,000 in unsecured promissory notes to two Initial Stockholders on June 21, 2005. The notes are non-interest bearing and are payable on the earlier of March 31, 2006 or the consummation of the Proposed Offering by the Company. Due to the short-term nature of the notes, the fair value of the notes approximated their carrying amount.

The Company has agreed to pay up to $10,000 a month in total for office space and general and administrative services to affiliates of two of the Initial Stockholders. Services will commence on the effective date of the Proposed Offering and will terminate upon the earlier of (i) the consummation of a Business Combination, or (ii) the liquidation of the Company.

Two of the Initial Stockholders have made advances to the Company to cover expenditures in the amount of $4,669.

Certain stockholders have agreed that after this offering is completed and within the first forty trading days after separate trading of the warrants has commenced, they or certain of their affiliates or designees will collectively purchase up to 1,000,000 warrants in the public marketplace at prices not to exceed $1.20 per warrant. They have further agreed that any warrants purchased by them or their affiliates or designees will not be sold or transferred until completion of a Business Combination.

Note 5 — Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

Note 6 — Subsequent Event

On June 23, 2005 the Company entered into an agreement in principle pursuant to which Roth Capital, LLC will act as the lead underwriter for the proposed offering described in note 3.

The Company will pay the underwriters in the Proposed Offering an underwriting discount of 6% of the gross proceeds of the Proposed Offering and a non-accountable expense allowance of 2% of the gross proceeds of the Proposed Offering.

Under the terms of the Proposed Offering, the Company will pay the representative of the underwriters a cash fee at the closing of the Business Combination equal to 1% of the consideration paid to a Target Business.

The Company has agreed to sell to the representative of the underwriters, for $100, an option to purchase up to a total of 850,000 units at a per-unit price of $10. The units issuable upon exercise of this option are identical to those offered by the prospectus except that the warrants included in the option have an exercise price of $7.50 (125% of the exercise price of the warrants included in the units sold in the offering). The option is exercisable commencing on the later of the consummation of a Business Combination and one year from the date of this prospectus, and expiring five years from the date of the prospectus. The option may not be sold, transferred, assigned, pledged or hypothecated for a period of 180 days from the date of the prospectus. However, the option may be transferred to any underwriter and selected dealer participating in the offering and their bona fide officers or partners.

BOULDER SPECIALTY BRANDS, INC.

(a development stage company)

Notes to Financial Statements — (Continued)

The Company has engaged a third party to act as the representative of the underwriters, on a non-exclusive basis as the Company’s agent for the solicitation of exercise of the warrants. To the extent permitted by the guidelines of the NASD and the rules and regulations of the Securities and Exchange Commission, the Company has agreed to pay the underwriters for bona fide services rendered a commission equal to 5% of the exercise price for each warrant exercised more than one year after the date of this prospectus if the exercise was solicited by the underwriters. In addition to soliciting, either orally or in writing, the exercise of warrants, the representative’s services may also include disseminating information, either orally or in writing, to warrant holders about the Company or the market for the Company’s securities, and assisting in the processing of the exercise of the warrants. No compensation will be paid to the representative on the exercise of warrants if:

•	The market price of the Company’s common stock is lower than the exercise price;

•	The warrant holder has not confirmed in writing that the underwriters solicited the exercise;

•	The warrants are held in a discretionary account;

•	The warrants are exercised in an unsolicited transaction; or

•	The agreement to pay the solicitation fee is not disclosed in the prospectus provided to warrant holders at the time of exercise.

$136,000,000

Boulder Specialty Brands, Inc.

17,000,000 Units

PROSPECTUS

Roth Capital Partners

                                         , 2005

Until                     , 2005, federal securities law may require all dealers selling our common stock, whether or not participating in this offering, to deliver a prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus when acting as an underwriter and with respect to unsold allotments or subscriptions.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

References to” the company,”“ the Registrant,”“ we”,” us”,” our” and similar expressions in this Part II refer to Boulder Specialty Brands, Inc.

Item 13.    Other Expenses Of Issuance And Distribution

The following table sets forth the costs and expenses, other than the underwriting discount and the non-accountable expense allowance, payable by us in connection with the offering of the securities being registered. All amounts are estimates except the Securities and Exchange Commission registration fee, the National Association of Securities Dealers Inc. filing fee and the initial trustee’s fee.

SEC registration fee	$33,966
NASD filing fee	29,358
Initial trustee’s fee(1)	1,000
Accounting fees and expenses	40,000
Legal fees and expenses	200,000
Printing and engraving expenses	70,000
American Stock Exchange application fee	5,000
American Stock Exchange initial listing fee	60,000
Blue sky fees and expenses	15,000
Transfer agent and registrar fees and expenses	10,000
Directors’ and officers’ insurance premium(2)	60,000
Miscellaneous(3)	10,676

Total	$535,000

(1)	In addition to the initial acceptance fee that is charged by Continental Stock Transfer & Trust Company, as trustee, the registrant will be required to pay to Continental Stock Transfer & Trust Company annual fees of $3,000 for acting as trustee, $4,800 for acting as transfer agent of the registrant’s common stock, $2,400 for acting as warrant agent for the registrant’s warrants and $1,800 for acting as escrow agent.
(2)	This amount represents the approximate amount of director and officer liability insurance premiums the registrant anticipates paying following the consummation of its initial public offering and until it consummates a business combination.
(3)	This amount represents additional expenses that may be incurred by the Company in connection with the offering over and above those specifically listed above, including distribution and mailing costs.

Item 14.    Indemnification of Directors and Officers

As permitted by Section 102 of the Delaware General Corporation Law, we have adopted provisions in our certificate of incorporation and bylaws that will be in effect upon the completion of this offering that limit or eliminate the personal liability of our directors for a breach of their fiduciary duty of care as a director. The duty of care generally requires that, when acting on behalf of the corporation, directors exercise an informed business judgment based on all material information reasonably available to them. Consequently, a director will not be personally liable to us or our stockholders for monetary damages or breach of fiduciary duty as a director, except for liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	any act related to unlawful stock repurchases, redemptions or other distributions or payments of dividends; or

•	any transaction from which the director derived an improper personal benefit.

These limitations of liability do not affect the availability of equitable remedies such as injunctive relief or rescission. Our certificate of incorporation also authorizes us to indemnify our officers, directors and other agents to the fullest extent permitted under Delaware law.

As permitted by Section 145 of the Delaware General Corporation Law, our bylaws provide that:

•	we may indemnify our directors, officers, and employees to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions;

•	we may advance expenses to our directors, officers and employees in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions; and

•	the rights provided in our bylaws are not exclusive.

Our certificate of incorporation, attached as Exhibit 3.1 hereto, and our bylaws, attached as Exhibit 3.2 hereto, provide for the indemnification provisions described above and elsewhere herein. In addition, we have entered or will enter into contractual indemnity agreements, a form of which is attached as Exhibit 10.20 hereto, with our directors and officers which may be broader than the specific indemnification provisions contained in the Delaware General Corporation Law. These indemnity agreements generally require us, among other things, to indemnify our officers and directors against liabilities that may arise by reason of their status or service as directors or officers, subject to certain exceptions and limitations. These indemnity agreements also require us to advance any expenses incurred by the directors or officers as a result of any proceeding against them as to which they could be indemnified. In addition, we have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances. These indemnification provisions and the indemnity agreements may be sufficiently broad to permit indemnification of our officers and directors for liabilities arising under the Securities Act, and reimbursement of expenses incurred in connection with such liabilities.

The agreement between us and the representative of the underwriters, a form of which is filed herewith as Exhibit 1.1, also provides for cross-indemnification among us and the underwriters with respect to the matters described in the underwriting agreement, including matters arising under the Securities Act.

Reference is made to the following documents filed as exhibits to this registration statement regarding relevant indemnification provisions described above and elsewhere in this registration statement:

Document	Exhibit Number
Form of Underwriting Agreement	1.1
Certificate of Incorporation	3.1
Bylaws	3.2
Form of Indemnity Agreement	10.20

Item 15.    Recent Sales of Unregistered Securities

(a) During the past three years, we sold the following shares of common stock without registration under the Securities Act:

Stockholders	Number of Shares
Stephen B. Hughes	1,632,637
James E. Lewis	747,256
William E. Hooper	53,125
Robert F. McCarthy	53,125
Michael R. O’Brien	53,125
Gerald J. Laber	53,125
John T. Stofko	28,475
Caroline Elise Hughes Irrevocable Trust	106,250
John Trevelyn Hughes Irrevocable Trust	106,250
Henry Thomas Hughes Irrevocable Trust	106,250
Stephen Feldhaus	53,125
Janis M. Lewis	747,257
Jeffrey R. Nieder	148,750
Peter Mazula	148,750
Lee Anne Lewis	212,500

Such shares were issued on June 21, 2005 in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as they were sold to sophisticated, accredited purchasers. The shares issued to the individuals and entities above were sold for an aggregate offering price of $25,000 at an average purchase price of approximately $0.00588 per share. No underwriting discounts or commissions were paid with respect to such sales.

Item 16.    Exhibits and Financial Statement Schedules.

(a) The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description

1.1*	Form of Underwriting Agreement

1.2*	Form of Selected Dealers Agreement

3.1	Certificate of Incorporation

3.2	By-laws

4.1	Specimen Unit Certificate

4.2	Specimen Common Stock Certificate

4.3	Specimen Warrant Certificate

4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant

4.5*	Form of Unit Purchase Option to be granted to the Representative

5.1*	Opinion of Robert W. Walter, P.C.

10.1.1	Letter Agreement among the Registrant, Roth Capital Partners, LLC and Stephen B. Hughes

10.1.2	Letter Agreement among the Registrant, Roth Capital Partners, LLC and James E. Lewis

10.2	Letter Agreement among the Registrant, Roth Capital Partners, LLC and William E. Hooper

10.3	Letter Agreement among the Registrant, Roth Capital Partners, LLC and Robert F. McCarthy

10.4	Letter Agreement among the Registrant, Roth Capital Partners, LLC and Michael R. O’Brien

10.5	Letter Agreement among the Registrant, Roth Capital Partners, LLC and Gerald J. Laber

10.6	Letter Agreement among the Registrant, Roth Capital Partners, LLC and John T. Stofko

10.7	Letter Agreement among the Registrant, Roth Capital Partners, LLC and Caroline Elise Hughes Irrevocable Trust

10.8	Letter Agreement among the Registrant, Roth Capital Partners, LLC and John Trevelyn Hughes Irrevocable Trust

10.9	Letter Agreement among the Registrant, Roth Capital Partners, LLC and Henry Thomas Hughes Irrevocable Trust

10.10	Letter Agreement among the Registrant, Roth Capital Partners, LLC and Stephen Feldhaus

10.11	Letter Agreement among the Registrant, Roth Capital Partners, LLC and Janis M. Lewis

10.12	Letter Agreement among the Registrant, Roth Capital Partners, LLC and Jeffrey R. Nieder

10.13	Letter Agreement among the Registrant, Roth Capital Partners, LLC and Peter Mazula

Exhibit No.	Description

10.14	Letter Agreement among the Registrant, Roth Capital Partners, LLC and Lee Anne Lewis

10.15	Promissory Note, dated June 21, 2005, issued to Stephen B. Hughes

10.16	Promissory Note, dated June 21, 2005, issued to James E. Lewis

10.17	Letter Agreement among the Registrant, Hughes Consulting, Inc. and Jeltex Holdings, LLC

10.18	Form of Registration Rights Agreement among the Registrant and the Initial Stockholders

10.19	Form of Warrant Purchase Agreement between Insiders and Roth Capital Partners, LLC

10.20	Form of Indemnity Agreement between the Registrant and each of its directors and executive officers

10.21	Form of Stock Escrow Agreement among the Registrant, the Initial Stockholders, and Continental Stock Transfer & Trust Company

10.22	Form of Investment Management Trust Agreement by and between the Registrant and Continental Stock Transfer & Trust Company

10.23	Letter Agreement by and between the Registrant and Christopher W. Wolf

23.1	Consent of Ehrhardt Keefe Steiner & Hottman PC

23.2*	Consent of Robert W. Walter, P.C. (included in Exhibit 5.1)

24.1	Power of Attorney. Reference is made to page II-6

99.1*	Code of Ethics

99.2*	Charter of Audit Committee

99.3*	Charter of Governance and Nominating Committee

99.4*	Charter of Compensation Committee

*	To be filed by amendment

(b) No financial statement schedules are required to be filed with this Registration Statement.

Item 17.    Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has duly caused this Registration Statement or Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Longmont, State of Colorado, on the 29th day of June 2005.

BOULDER SPECIALTY BRANDS, INC.

/s/ STEPHEN B. HUGHES
Stephen B. Hughes Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen B. Hughes or James E. Lewis, or either of them, acting individually (with full power to each of them to act alone), as true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments to this Registration Statement (including post-effective amendments, or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) and otherwise), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as to all intents and purposes as either of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or Amendment has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ STEPHEN B. HUGHES Stephen B. Hughes	Chairman of the Board and Chief Executive Officer (principal executive officer)	June 29, 2005

/S/ JAMES E. LEWIS James E. Lewis	Vice Chairman of the Board (principal financial and accounting officer) and Director	June 29, 2005

/S/ WILLIAM E. HOOPER William E. Hooper	Director	June 29, 2005

/S/ ROBERT F. MCARTHY Robert F. McCarthy	Director	June 29, 2005

/S/ MICHAEL R. O’BRIEN Michael R. O’Brien	Director	June 29, 2005

/S/ GERALD J. LABER Gerald J. Laber	Director	June 29, 2005

*By:
ATTORNEY-IN-FACT

Exhibit Index

Exhibit No.	Description

1.1*	Form of Underwriting Agreement

1.2*	Form of Selected Dealers Agreement

3.1	Certificate of Incorporation

3.2	By-laws

4.1	Specimen Unit Certificate

4.2	Specimen Common Stock Certificate

4.3	Specimen Warrant Certificate

4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant

4.5*	Form of Unit Purchase Option to be granted to the Representative

5.1*	Opinion of Robert W. Walter, P.C.

10.1.1	Letter Agreement among the Registrant, Roth Capital Partners, LLC and Stephen B. Hughes

10.1.2	Letter Agreement among the Registrant, Roth Capital Partners, LLC and James E. Lewis

10.2	Letter Agreement among the Registrant, Roth Capital Partners, LLC and William E. Hooper

10.3	Letter Agreement among the Registrant, Roth Capital Partners, LLC and Robert F. McCarthy

10.4	Letter Agreement among the Registrant, Roth Capital Partners, LLC and Michael R. O’Brien

10.5	Letter Agreement among the Registrant, Roth Capital Partners, LLC and Gerald J. Laber

10.6	Letter Agreement among the Registrant, Roth Capital Partners, LLC and John T. Stofko

10.7	Letter Agreement among the Registrant, Roth Capital Partners, LLC and Caroline Elise Hughes Irrevocable Trust

10.8	Letter Agreement among the Registrant, Roth Capital Partners, LLC and John Trevelyn Hughes Irrevocable Trust

10.9	Letter Agreement among the Registrant, Roth Capital Partners, LLC and Henry Thomas Hughes Irrevocable Trust

10.10	Letter Agreement among the Registrant, Roth Capital Partners, LLC and Stephen Feldhaus

10.11	Letter Agreement among the Registrant, Roth Capital Partners, LLC and Janis M. Lewis

10.12	Letter Agreement among the Registrant, Roth Capital Partners, LLC and Jeffrey R. Nieder

10.13	Letter Agreement among the Registrant, Roth Capital Partners, LLC and Peter Mazula

10.14	Letter Agreement among the Registrant, Roth Capital Partners, LLC and Lee Anne Lewis

10.15	Promissory Note, dated June 21, 2005, issued to Stephen B. Hughes

10.16	Promissory Note, dated June 21, 2005, issued to James E. Lewis

10.17	Letter Agreement among the Registrant, Hughes Consulting, Inc. and Jeltex Holdings, LLC

10.18	Form of Registration Rights Agreement among the Registrant and the Initial Stockholders

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Exhibit No.	Description

10.19	Form of Warrant Purchase Agreement between Insiders and Roth Capital Partners, LLC

10.20	Form of Indemnity Agreement between the Registrant and each of its directors and executive officers

10.21	Form of Stock Escrow Agreement among the Registrant, the Initial Stockholders, and Continental Stock Transfer & Trust Company

10.22	Form of Investment Management Trust Agreement by and between the Registrant and Continental Stock Transfer & Trust Company

10.23	Letter Agreement by and between the Registrant and Christopher W. Wolf

23.1	Consent of Ehrhardt Keefe Steiner & Hottman PC

23.2*	Consent of Robert W. Walter, P.C. (included in Exhibit 5.1)

24.1	Power of Attorney. Reference is made to page II-6

99.1*	Code of Ethics

99.2*	Charter of Audit Committee

99.3*	Charter of Governance and Nominating Committee

99.4*	Charter of Compensation Committee

*	To be filed by amendment

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